As filed with the Securities and Exchange Commission on October 16, 2019

Registration No. 333-229606

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SRAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	7311	45-2925231
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

456 Seaton Street

Los Angeles, CA 90013

telephone (323) 694-9800

(Address, including zip code, and telephone number,

including area code, of registrant's principal executive offices)

Paracorp Incorporated

2140 S Dupont Hwy

Camden, DE  19934

Telephone: (302) 697-4590

 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

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Copy to:

Raul Silvestre

Silvestre Law Group, P.C.

31200 Via Colinas, Suite 200

Westlake Village, CA 91362

(818) 597-7552

Fax (805) 553-9783

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑
		Emerging growth company	☐

If any emerging growth company, indicate by check mark if the registrant has elected to extend the transition period for complying with any new or revised financial accounting standards provided in Section 7(a)(2)(b) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Offering Price Per Share		Proposed Aggregate Offering Price	Amount of Registration Fee

Big Token Preferred Tracking Stock	20,000,000	$0.20	(1)	$4,000,000	$484.80	(2)
Total	20,000,000			4,000,000

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(1)

We will receive user data instead of cash as consideration for the issuance of the shares. We have set the Purchase Price of shares for data based on our management’s evaluation of the fair value of the data to be received.

(2)	Previously paid in connection with the filing of the initial registration statement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	October 16, 2019

20,000,000 Shares of BIGToken Non-Voting Preferred Tracking Stock

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This prospectus relates to the offer of up to 20,000,000 shares of our BIGToken Non-Voting Preferred Tracking Stock, par value $0.001 per share, by SRAX, Inc. (the “Company”). The shares of Non-Voting Preferred Tracking Stock will be issued to users of the BIGToken application as part of a rewards program.

The shares of Non-Voting Preferred Tracking Stock will be issued for no monetary consideration and can be issued in fractional shares in amounts as small as 0.00000001 of a share. No underwriter or person has been engaged to facilitate the sale or distribution of the Non-Voting Preferred Tracking Stock in this prospectus. The shares will be distributed directly by SRAX.

Currently, the Company’s Class A Common Stock is traded on the NASDAQ Capital Market under the symbol “SRAX.” The Non-Voting Preferred Tracking Stock is not presently traded on any market or securities exchange and we have not applied for listing or quotation on any public market. No assurances can be given that a public market for the Non-Voting Preferred Tracking Stock will ever materialize. Additionally, even if a public market for the Non-Voting Preferred Tracking Stock develops and the shares become traded, the trading volume may be limited, making it difficult to sell such shares. Accordingly, purchasers of our Non-Voting Preferred Tracking Stock should consider the investment totally illiquid.

Our principal executive offices are located at 456 Seaton Street, Los Angeles, CA 90013, telephone 323-694-9800.

Recipients of the Non-Voting Preferred Tracking Stock must consent to electronic delivery of this Prospectus, the accompanying, all prospectus amendments and supplements, confirmations and other information relating to this offering. This consent may not be revoked. Upon receipt of shares, you must also consent to electronic delivery of annual reports, proxy statements, communications and other materials provided generally to our stockholders from time to time.

The rewards program may be suspended, modified or terminated at any time. The terms and conditions of the Non-Voting Preferred Tracking Stock may be changed, limited, modified or eliminated as summarized in the section of the prospectus entitled “Description of Securities”.

The Non-Voting Preferred Tracking Stock being registered in this prospectus will only be issued to eligible users in the United States pursuant to the Company’s Rewards Program.

The Shares of Preferred Tracking Stock will be issued in book-entry form through our transfer agent, Transfer Online.

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Investing in our Non-Voting Preferred Tracking Stock is highly speculative and involves a high degree of risk. You should consider carefully the risks and uncertainties in the section entitled “Risk Factors” on page 8 of this prospectus.

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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is [_________], 2019

Please read this prospectus carefully. It describes our business, our financial condition and our results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You may rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide information or to make representations not contained in this prospectus. This prospectus is neither an offer to sell, nor a solicitation of an offer to buy, these securities in any jurisdiction where an offer or solicitation would be unlawful. Neither the delivery of this prospectus, nor any sale made under this prospectus, means that the information contained in this prospectus is correct as of any time after the date of this prospectus. This prospectus may be used only where it is legal to offer and sell these securities.

For investors outside the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus and any such free writing prospectus outside of the United States.

i

PROSPECTUS SUMMARY

This summary highlights information contained throughout this prospectus and is qualified in its entirety by reference to the more detailed information and financial statements in this prospectus and related notes included elsewhere herein. This prospectus contains forward-looking statements, which involves risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Cautionary Note Regarding Forward-Looking Statements” and under “Risk Factors” and elsewhere in this prospectus. Since this is only a summary, it does not contain all of the information that may be important to you in making your investment decision. You should carefully read the more detailed information contained in this prospectus, including our financial statements in this prospectus and related notes. Our business involves significant risks. You should carefully consider the information under the heading “Risk Factors” beginning on page 8 of this prospectus.

As used in this prospectus, unless context otherwise requires, the words “we,” “us,” “our,” the “Company” and “ SRAX ” refer to SRAX, Inc. Also, any reference to “common stock” refers to our Class A common stock, $0.001 par value per share.

Any references to “non-voting preferred tracking stock” refers to our BIGToken Non-Voting Preferred Tracking Stock, $0.001 par value, being registered hereunder having those rights, preferences and conditions as contained in the “Certificate of Designation of Preferences, Rights And Limitations of Bigtoken Preferred Tracking Stock” filed as an exhibit to the registration statement of which this prospectus relates to.

An reference to “Tracking Stock Policy” and “Policy Statement” relates to our “Bigtoken Tracking Stock Policy” which is filed as an exhibit to the registration statement to which this prospectus relates as well as contained on our website at Bigtoken.com/preferred , the terms of which can be updated from time to time.

Any reference to “BIGToken Application” or “BIGToken” relates to our direct to consumer platform that enables consumers to own, manage and sell access to their digital identity and data.

Any reference to “Rewards Program” means the program whereby users of BIGToken receive points for undertaking certain actions and those points can be exchanged for: (i) cash; (ii) gift cards, and (iii) share of Non-Voting Preferred Stock. It is also anticipated that in the future, users will be able to exchange points for the goods and services of our advertising sponsors and partners.

Our Company

We are a digital marketing and data technology company with tools to reach and reveal valuable audiences with marketing and advertising communication. Our machine-learning technology analyzes marketing data to identify brands and content owners' core consumers and their characteristics across marketing channels. Through an omnichannel approach that integrates all aspects of the advertising experience into one platform, we discover new and measurable opportunities that amplify campaign performance and maximize profits. In addition to our business services and technologies, we also operate a direct to consumer platform, BIGToken, that enables consumers to own, manage and sell access to their digital identity and data. This provides us with a direct consumer relationship and gives us valuable proprietary data. We derive our revenues from:

•

sales of digital advertising campaigns to advertising agencies and brands;

•

sales of media inventory through real-time bidding, or “RTB”, exchanges;

•

creation of custom platforms for buying media on SRAX for large brands; and

•

sales of proprietary consumer data.

The core elements of our business are:

•

Ad Exchange or "SRAX"  –  Real Time Bidding buy side representation  is our technology which assists buyers of media to deliver their message to the right audience at the right time.  We also build custom platforms that allow our agency partners to launch and manage their own RTB campaigns by enabling them to directly place advertising orders on the platform dashboard and view and analyze results as they occur;

•

SRAXauto tools enable targeting and engagement with potential auto buyers at dealerships, auto shows, and at home across desktop and mobile environments;

•

SRAXcore is our generalized services and technologies supporting brands and agencies in data management, audience optimization, and multi-channel and omnichannel media and marketing services;

•

SRAXshopper tools enable brands and agencies to connect with shoppers driving in store an online sales;

•

SRAXir tools to assist public companies in analyzing and marketing to their shareholder population; and

•

BIGToken which is a platform that allows consumers to manage and participate in the sales of their digital data.

BIGToken

We have formed a wholly-owned subsidiary, BIG Token, Inc. (“BIGToken Sub ”) which is developing BIGToken. SRAX  will be the issuer of the Non-Voting Preferred Tracking Stock which is intended to track the financial performance of the BIGToken Application. Although the Non-Voting Preferred Tracking Stock will track the financial performance of BIGToken, holders will have no direct ownership interest in either SRAX or the BIGToken Sub. The Non-Voting Preferred Tracking Stock represents a non-voting equity interest in SRAX. The Non-Voting Preferred will not participate in the financial performance of SRAX as a whole.

We have developed BIGToken as a way for consumers to benefit from the use of their data .. In BIGToken, users will have the ability to earn a pre-established number of points for completing certain tasks. By way of example, a user may earn 4 points for providing their name and 10 points for checking in at a local restaurant. The number of points for each action will be prominently displayed for the user to review prior to undertaking such action. The points will be convertible by the user into rewards which initially will consist of: (i) cash, (ii) gift cards, (iii) donations to non-profit entities, and/or (iv) shares of Non-Voting Preferred Tracking Stock (“Rewards”). We anticipate that as the user base of BIGToken expands, additional goods and services offered by our advertising sponsors will also be available as rewards.

Earning Points

Users will earn points redeemable for Rewards by undertaking such actions as:

•

Users will earn points by signing up for an account with BIGToken, provided they meet all of the eligibility rules, and agree to the terms of service contained therein;

•

Users will earn points by answering questions, taking surveys, enabling location tracking, integrating social media accounts, uploading data from retailers and banking systems, and a variety of other methods to be updated from time to time (collectively “Actions”);

•

Users will earn points when they refer new users that sign up for BIGToken;

•

Users will earn points from the Actions that their referred network complete; and

•

Users will earn points when businesses and third parties purchase access to their data.

Eligibility Requirements

Each participating users are subject to the following in order to be able to receive points and Rewards:

•

Simple Sign-up. Eligible users will be able to sign up for an account on BIGToken by downloading the application at the App Store and Google Player, or at https://bigtoken.com and creating an account. A list of the terms, conditions, and agreements are available at https://www.bigtoken.com.

•	No Fees to Sign-up. Users will be able to use BIGToken at no cost.
•

Fully Electronic Communications. To receive shares of Non-Voting Preferred Tracking Stock, users must agree, subject to applicable law, to receive all stockholder communications from BIGToken and the Company electronically.

•	Review Positions Online. Users can access their account on BIGToken and points earned by visiting https://bigtoken.com.

Corporate Information

We were incorporated in the state of Delaware in 2011. Our principal executive offices are located at   456 Seaton Avenue, Los Angeles, CA 90013, telephone number 323-694-9800. We maintain a website at www.srax.com .. The reference to our web address does not constitute incorporation by reference of the information contained at this site into this prospectus.

Our wholly owned subsidiary, BIGToken, Inc. maintains a website at Bigtoken.com. The reference to the BIGToken, Inc. web site does not constitute incorporation by reference of the information contained at this site into this prospectus except with respect to the information contained at www.bigtoken.com/preferred, as may be amended from time to time.

Election to Receive Non-Voting Preferred Tracking Stock

As one of the Rewards offered, e ligible users in the United States will be able to receive shares of Non-Voting Preferred Tracking Stock for completing certain tasks enumerated in BIGToken and as further governed by the rules and terms as updated and amended from time to time and contained at https://bigtoken.com related to our Rewards Program.

Any questions regarding BIGToken or the terms, conditions and rules governing BIGToken or our Rewards Program should be referred to https://bigtoken.com.

Applicable Restrictions

Must be eighteen (18) years or older to participate.

Timing of Receipt of Shares of Preferred Tracking Stock

At their election, and subject to the terms and condition of BIGToken and the Rewards Program, eligible users can receive their Rewards in the form of Non-Voting Preferred Tracking Stock. The shares will be issued by Transfer Online, the transfer agent for the Non-Voting Preferred Tracking Stock.

Electronic Book-Entry of Shares

Shares of Non-Voting Preferred Tracking Stock will be issued in book-entry form. Physical certificates are not available.

Communications and Reports to Participants

By becoming a user of the BIGToken Application and electing to receive your Reward via the issuance of Non-Voting Preferred Tracking Stock , you agree to receive all required communications from the Company electronically either via email or email notification to access online information (except when the Company is required to provide the option for non-electronic communication or documentation by law or regulation upon your request). These communication will include, but will not be limited to, confirmations of transactions, account statements, proxy materials and stockholder communications, notices of modifications of BIGToken and the Preferred Tracking Stock Policy as well as other basic communications. Any communications electronically delivered to you, will be deemed to have been received by you at the time notice by email is sent to your email address or you view it in the BIGToken Application , and any communications delivered by email when sent to your email address or viewed by you in the BIGToken Application. You agree to advise the Company promptly of any change of your email and/or residential address. You also agree to notify the Company promptly of any errors or omissions in any transaction or in the handling of your use of BIGToken.

You will also consent to electronically receive U.S. tax reporting documents (such as an IRS Form 1099-B) upon your receipt of Rewards unless you affirmatively opt to receive them in paper form by writing to the Company at Corporate Secretary of SRAX, 456 Seaton St. Los Angeles, CA 90013.

Cost to Participants

Applicable fees are as follows:

BIGToken Sign up:	No charge
Receive earned shares of Preferred Tracking Stock:	No charge

The fees specified above may be changed at any time. The Company will provide you with advance notice of the imposition of any change to such fees. Furthermore, the Company reserves the right to terminate any account that the Company, in its sole discretion, deems to violate the terms of use or that engages in suspicious activity.

Additional Information about BIGToken

The shares of Non-Voting Preferred Tracking Stock may never have any realizable value. Your election to receive your Rewards via the issuance of Non-Voting Preferred Tracking Stock represents an investment in our securities. You are responsible for the investment decisions regarding your election to receive Non-Voting Preferred Tracking Stock. Unlike cash or gift cards which have a readably realizable economic value, there is no market for our Non-Voting Preferred Tracking Stock. We will not provide any investment advice. You must make independent investment decisions regarding your election to receive your Rewards via the issuance of Non-Voting Preferred Tracking Stock shares based upon your own judgment and research.

You are responsible for all costs that you separately incur in connection with your use of BIGToken or your receipt of Rewards, such as the cost of your Internet service provider or any fees that your bank, or brokers may charge you.

BIGToken Changes or Interpretations. This prospectus (including any supplements or revisions that may be distributed in the future) sets forth the material terms of BIGToken. We reserve the right to add to, suspend, modify, or terminate BIGToken or the earning of any Rewards thereunder at any time, subject to applicable rules and regulations. You will receive notice of any significant addition, suspension, modification, or termination. The Company also reserves the right to change any administrative procedures of BIGToken without notice.

We will determine any question of interpretation arising under the BIGToken Application, and any such determination will be final. Any action taken by us to effectuate the BIGToken Application in the good faith exercise of our or its respective judgment will be binding on all parties.

The Offering

Securities offered	Up to 20,000,000 share(s) of Non-Voting Preferred Tracking Stock.

Offering price

Shares of our Non-Voting Preferred Tracking Stock are being offered to users of BIGToken as one of the rewards they can elect to redeem for points they have earned by undertaking certain tasks. The shares of Non-Voting Preferred Tracking Stock are not being issued for monetary consideration.

Use of proceeds	We will not receive any proceeds pursuant to the issuance of the Non-Voting Preferred Tracking Stock.

Description of the Preferred Tracking Stock

A brief outline of the terms of the Non-Voting Preferred Tracking Stock are contained herein. For a more complete description, please see Description of Securities, beginning on page 27 of this Prospectus.

Dividends	Holders of the Non-Voting Preferred Tracking Stock may be entitled to receive dividends at the discretion of the Board of Directors – See “Dividends” in the Description of Securities section.

Voting Rights:	None. The shares of Non-Voting Preferred Track Stock being issued are non-voting.

Liquidation

Holders of the Non-Voting Preferred Tracking Stock shall have rights to a percentage of the liquidation of assets of the BIGToken Group (as defined below) and / or SRAX – See “Liquidation” in the Description of Securities section.

Redemption/Exchange/Conversion

(1)

The Non-Voting Preferred Tracking Stock may be redeemed by SRAX in exchange for (i) cash or (ii) common stock of a subsidiary owning the BIGToken Group – See “Redemption/Exchange of Preferred Tracking Stock by the Company” in the Description of Securities section.

(2)

Upon the sale / disposition of some or all of the assets of the BIGToken Group, SRAX may (i) pay a dividend, (ii) redeem the shares, (iii) convert the shares into shares of Common Stock of SRAX, or (iv) a combination of the foregoing – See “Dividend, Redemption or Conversion in Case of BIGToken Group Disposition” in the Description of Securities section.

(3)

Upon certain conditions being met, SRAX may, in its sole discretion, convert all of the outstanding shares of Preferred Tracking Stock into Common Stock of SRAX – See “Conversion of Preferred Tracking Stock into Common Stock” in the Description of Securities section.

U.S. federal income tax consequences

For material U.S. federal income tax consequences of the ownership, disposition, redemption, exchange, and conversion of the Non-Voting Preferred Tracking Stock, please see Material U.S. Federal Income Tax Considerations section.

Electronic Form and Transferability

Shares of Non-Voting Preferred Tracking Stock will be issued in electronic form only and will be available exclusively through our transfer agent. Shares of our Non-Voting Preferred Tracking Stock are new securities and there is currently no established market. We do not intend to apply for a listing of our Non-Voting Preferred Tracking Stock on any securities exchange or for their inclusion in any established automated dealer quotation system. The Non-Voting Preferred Tracking Stock will not be transferable except through our transfer agent and subject further to applicable federal and state securities laws.

Risk Factors	You should read the “Risk Factors” section of this Prospectus beginning on page 8 for a discussion of factors you should consider carefully before deciding whether to purchase our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the "Securities Act", and Section 21E of the Securities Exchange Act of 1934, as amended, or the "Exchange Act".

Such statements in connection with any discussion of future operations or financial performance are identified by the use of words such as “may,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. Forward-looking statements include, but are not limited to, statements about: our business, operations, financial performance and condition, earnings, our prospects, our ability to raise capital to fund our operations and business plan, the continued listing of our Class A common stock on the NASDAQ Capital Market, our ability to protect intellectual property rights as well as regarding our industry generally. Forward–looking statements are not guarantees of performance. Such statements are based on management’s expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

RISK FACTORS

Investing in our Class A common stock or the Non-Voting Preferred Tracking Stock offered pursuant to this prospectus involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our securities. If any of the following events were to occur, our business, financial condition or results of operations could be materially and adversely affected. In these circumstances, you could lose some or all of your investment.

Risks Related to our Business and BIGToken

We have a history of operating losses and there are no assurances we will report profitable operations in the foreseeable future.

Although we reported Net Income for the year- ended December 31, 2018 we reported losses from operations of $11,719,151. At December 31, 2018 and June 30, 2019 , we had an accumulated deficit of  $18,778,348 and $32,662,403 respectively. Our future success depends upon our ability to continue to grow our revenues, contain our operating expenses and generate profits. We do not have any long-term agreements with our customers. There are no assurances that we will be able to increase our revenues and cash flow to a level which supports profitable operations. We may continue to incur losses in future periods until such time, if ever, as we are successful in significantly increasing our revenues and cash flow beyond what is necessary to fund our ongoing operations and pay our obligations as they become due. If we are not able to grow, increase revenue and begin generating consistent profits, it is unlikely we will be able to generate sufficient cash from operations to pay our operating expenses and service our debt obligations, or report profitable operations in future periods.

We may not be able to continue as a going concern if we do not obtain additional financing ..

We have incurred losses since our inception and have not demonstrated an ability to generate revenues from the sales of our proposed products. Our ability to continue as a going concern is dependent on raising capital from the sale of our common stock and/or obtaining debt financing. Our cash, cash equivalents and short-term investment balance at June 30, 2019 was approximately $2.5 million. On August 14, 2019, we completed a registered direct offering and concurrent private placement of our securities that resulted in gross proceeds of approximately $5 million.  Based on our cash, cash equivalents and short term investments as of June 30, 2019, as well as the proceeds from our registered direct offering and concurrent private placement, as well as our current expected level of operating expenditures, we expect to be able to fund our operations until March 31, 2020.  Our ability to remain a going concern is wholly dependent upon our ability to continue to obtain sufficient capital to fund our operations. Accordingly, despite our ability to secure capital in the past, there can be no assurance that additional equity or debt financing will be available to us when needed or that we may be able to secure funding from any other sources.  In the event that we are not able to secure funding, we may be forced to curtail operations, delay or stop ongoing clinical trials, cease operations altogether or file for bankruptcy.

Our management and audit committee have determined we needed to restate certain of our consolidated financial statements for the year ending December 31, 2017 and quarters ending March 31, 2017, June 30, 2017, September 30, 2017, December 31, 2017, March 31, 2018, June 30, 2018 and September 30, 2018 as a result of the improper accounting treatment of certain warrants.

On April 7, 2019, management and the audit committee of our board of directors determined that our previously issued quarterly and year-to-date unaudited consolidated financial statements for March 31, 2017, June 30, 2017, September 30, 2017, December 31, 2017, March 31, 2018, June 30, 2018 and September 30, 2018 and our audited consolidated financial statements for the year ending December 31, 2017 should no longer be relied upon. In addition, we determined that related press releases, earnings releases, and investor communications describing our financial statements for these periods should no longer be relied upon. The errors identified are all non-cash and primarily related to our classification of certain outstanding warrants with provisions that allow the warrant holder to force cash redemption under certain circumstances.

Accordingly, although we previously disclosed that we had ineffective controls, investors in our securities may lose confidence in our financial statements and management, which could result in a decrease in our stock price and negative sentiment in the investment community.

The restatement of certain of our financial statements may subject us to additional risks and uncertainties, including the increased possibility of legal proceedings and shareholder litigation.

As a result of our restatements of previously issued quarterly and year-to-date unaudited consolidated financial statements for March 31, 2017, June 30, 2017, September 30, 2017, December 31, 2017, March 31, 2018, June 30, 2018 and September 30, 2018 and our  audited consolidated financial statements for the year ending December 31, 2017, we may become subject to additional risks and uncertainties, including, among others, the increased possibility of legal proceedings, shareholder lawsuits or a review by the SEC and other regulatory bodies, which could cause investors to lose confidence in our reported financial information and could subject us to civil or criminal penalties, shareholder class actions or derivative actions. We could face monetary judgments, penalties or other sanctions that could have a material adverse effect on our business, financial condition and results of operations and could cause our stock price to decline.

Our failure to maintain an effective system of internal control over financial reporting, has resulted in the need for us to restate previously issued financial statements.  As a result, current and potential stockholders may lose confidence in our financial reporting, which could harm our business and value of our stock.

As described in our Annual Report on Form 10-K for the year ended December 31, 2018, as well as for the period ended June 30, 2019, our management has determined that, as of December 31, 2018 and June 30, 2019, we did not maintain effective internal controls over financial reporting based on criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control-Integrated Framework as a result of identified material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis.

We believe our failure to maintain effective systems of internal controls over financial reporting have resulted in our need to restate the following previously issued quarterly and year-to-date unaudited consolidated financial statements for March 31, 2017, June 30, 2017, September 30, 2017, December 31, 2017, March 31, 2018, June 30, 2018 and September 30, 2018 and our audited consolidated financial statements for the year ending December 31, 2017

We have concluded that certain of our previously issued financial statements should not be relied upon and have restated certain of our previously issued financial statements, which may lead to, among other things, shareholder litigation, loss of investor confidence, negative impact on our stock price and certain other risks.

As discussed in the Explanatory Note, 16, “Restatement of Previously Reported Consolidated Annual Financial Statements” and in Note 14, “Quarterly Financial Information (unaudited)” under Item 8 of our 2018 Form 10-K filed on April 16, 2019, we have concluded that our previously issued financial statements as of December 31, 2017 and for each of the quarterly and year-to-date periods in 2017, and the quarterly periods through September 30, 2018 should no longer be relied upon. The determination that the applicable financial statements should no longer be relied upon and that certain financial statements would be restated was made following the identification of misstatements. As a result of these misstatements, we have become subject to a number of additional risks and uncertainties, including unanticipated costs for accounting and legal fees in connection with or related to the restatement, shareholder litigation and government investigations. Any such proceeding could result in substantial defense costs regardless of the outcome of the litigation or investigation. If we do not prevail in any such litigation, we could be required to pay substantial damages or settlement costs.

We are remediating certain internal controls and procedures, which, if not successful, could result in additional misstatements in our financial statements negatively affecting our results of operations.

We are in the process of implementing certain remediation actions. To the extent these steps are not successful, not sufficient to correct our material weakness in internal control over financial reporting or are not completed in a timely manner, future financial statements may contain material misstatements and we could be required to restate our financial results. Any of these matters could adversely affect our business, reputation, revenues, results of operations, financial condition and stock price and limit our ability to access the capital markets through equity or debt issuances.

We may be required to expend significant capital to redeem BIGToken Points which will negatively impact our ability to fund our core operations.

Users of BIGToken receive points for undertaking certain actions on the platform that may be redeemed directly for cash from us, with such value as determined by management. Accordingly, we are currently obligated to redeem users’ points which are earned on BIGToken. We are currently redeeming each point for $0.01, subject to the user meeting certain conditions, including, being a US resident. As of June 30, 2019, we recorded a contingent liability for future point redemptions equal to $187,000 and we have redeemed an aggregate of 12 million points for $120,000. In March of 2019, we experienced a surge in the number of users of our BIGToken Platform. As of June 30, 2019, we had approximately 15.5 million users. Notwithstanding the foregoing, if our users continue to increase, we will be required to have enough cash reserves to redeem points held by our qualified users for cash. There can be no assurance that we will have enough cash reserves, or if we do have sufficient cash, if we will be able to continue to fund our other business obligations and operational expenses.

Security breaches and improper access to or disclosure of our data or user data, or other hacking and phishing attacks on our systems, could harm our reputation and adversely affect our business.

Our industry is prone to cyber-attacks by third parties seeking unauthorized access to our data or users’ data or to disrupt our ability to provide service. Any failure to prevent or mitigate security breaches and improper access to or disclosure of our data or user data, including personal information, content, or payment information from or to users, or information from marketers, could result in the loss or misuse of such data, which could harm our business and reputation and diminish our competitive position. In addition, computer malware, viruses, social engineering (predominantly spear phishing attacks), and general hacking have become more prevalent in our industry. BIGToken has experienced an increase in the occurrence of such attempts and we cannot be assured that we will be able to prevent a successful attack on our systems in the future. We also regularly encounter attempts to create false or undesirable user accounts or take other actions on BIGToken for purposes such as spreading misinformation, attempting to have us improperly purchase user data or other objectionable ends. As a result of recent attention and growth of BIGToken, the size of our user base, and the types and volume of personal data on our systems, we believe that we are a particularly attractive target for such breaches and attacks. Our efforts to address undesirable activity may also increase the risk of retaliatory attacks. Such attacks may cause interruptions to the services we provide, degrade the user experience, cause users or marketers to lose confidence and trust in our products, impair our internal systems, or result in financial harm to us. Our efforts to protect our company data or the information we receive may also be unsuccessful due to software bugs or other technical malfunctions; employee, contractor, or vendor error or malfeasance; government surveillance; or other threats that evolve. In addition, third parties may attempt to fraudulently induce employees or users to disclose information in order to gain access to our data or our users' data. Cyber-attacks continue to evolve in sophistication and volume, and inherently may be difficult to detect for long periods of time. Although we are currently in the process of developing systems and processes that are designed to protect our data and user data, to prevent data loss, to disable undesirable accounts and activities on BIGToken, and to prevent or detect security breaches, we cannot assure you that such measures will ultimately become operational or provide absolute security, and we may incur significant costs in protecting against or remediating cyber-attacks.

Affected users or government authorities could initiate legal or regulatory actions against us in connection with any actual or perceived security breaches or improper disclosure of data, which could cause us to incur significant expense and liability or result in orders or consent decrees forcing us to modify our business practices, especially with regard to the BIGToken. Such incidents or our efforts to remediate such incidents may also result in a decline in our active user base or engagement levels. Any of these events could have a material and adverse effect on our business, reputation, or financial results.

If our efforts to attract and retain BIGToken users are not successful, our number of users and the amount of data collected could fail to reach critical mass, grow or decline and our potential for BIGToken to earn revenues may be materially affected.

We will be dependent on advertisers to pay us for access to user data. We must attract users to grow the amount of accessible data and make it attractive to these third parties. If the public does not perceive our mission or our services to be reliable, valuable or of high quality, we may not be able to attract or retain users and create a critical mass of data which will impact our ability to earn revenues which could have a materially adversely affected on both the BIGToken Group and SRAX.

Privacy concerns could damage our reputation and deter current and potential users from contributing additional data through our BIGToken Application. If our security measures are breached resulting in the improper use and disclosure of user data, BIGToken may be perceived as not being secure, users and customers may curtail or stop using BIGToken, and we may incur significant legal and financial exposure.

Concerns about our practices with regard to the collection, use, disclosure, or security of user data or other privacy related matters, even if unfounded, could damage our reputation and adversely affect our operating results. Our services will involve the purchase, storage, transmission and sale of user data, and theft and security breaches expose us to a risk of loss of this information, improper use and disclosure of such information, litigation, and potential liability. Any systems failure or compromise of our security that results in the release of user data, or in our or our users’ ability to access such data, could seriously harm our reputation and brand and, therefore, our business, and impair our ability to attract and retain users. Additionally, if user data is somehow made public or made available through a security breach, it may be used to identify our users and people related thereto. We may experience cyber attacks of varying degrees. Our security measures may also be breached due to employee error, malfeasance, system errors or vulnerabilities, including vulnerabilities of our vendors, suppliers, their products, or otherwise. Such breach or unauthorized access, increased government surveillance, or attempts by outside parties to fraudulently induce employees, users, or customers to disclose sensitive information in order to gain access to user data could result in significant legal and financial exposure, damage to our reputation, and a loss of confidence in the security of BIGToken that could potentially have an adverse effect on our business. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, become more sophisticated, and often are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. Additionally, cyber attacks could also compromise trade secrets and other sensitive information and result in such information being disclosed to others and becoming less valuable, which could negatively affect our business. If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures could be harmed and we could lose members and customers.

If BIGToken experiences an excessive rate of user attrition, our ability to attract customers could fail.

Users may elect to have their data deleted from BIGToken at any time. We must continually add new users both to replace users who choose to delete their data and to increase our user base. Users may choose to delete their data for many reasons. If users are concerned about privacy and security and do not perceive BIGToken to be reliable, if we fail to keep users engaged and interested in our application,  or if we simply lose our users’ attention, we could fail to gather sufficient user data and our ability to earn revenues may be materially affected.

Certain user data must be recurrently provided in order to provide full value.

Certain types of user data will need to be contributed by users recurrently for such data to provide full value to our potential customers. If users fail to provide us with sufficient recurring data, the value of the user data may substantially decrease and our ability to earn revenues may be materially affected.

Unfavorable media coverage could negatively affect our business.

Unfavorable publicity regarding, for example, our privacy practices, terms of service, regulatory activity, the actions of third parties, the use of our products or services for illicit, objectionable, or illegal ends or the actions of other companies that provide similar services to us, could adversely affect our reputation. Such negative publicity also could have an adverse effect on the size, engagement, and loyalty of our user base and result in user attrition which could adversely affect our business and financial results.

Our business is subject to complex and evolving U.S. and foreign laws and regulations regarding privacy, data protection, content, competition, consumer protection, and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to our business practices, monetary penalties, increased cost of operations, or declines in user growth or engagement, or otherwise harm our business.

We are subject to a variety of laws and regulations in the United States and abroad that involve matters central to our business, such as privacy, data protection and personal information, rights of publicity, content, intellectual property, advertising, marketing, distribution, data security, data retention and deletion, electronic contracts and other communications, competition, protection of minors, consumer protection, taxation and securities law compliance. Expansion of our activities in certain jurisdictions, or other actions that we may take, may subject us to additional laws, regulations, or other government scrutiny. In addition, foreign data protection, privacy, content, competition, and other laws and regulations can impose different obligations or be more restrictive than those in the United States.

Additionally, as we allow European users, we are subject to the European General Data Protection Regulation (GDPR), effective as of May 2018. The GDPR increases privacy rights for individuals in Europe, extends the scope of responsibilities for data controllers and data processors and imposes increased requirements and potential penalties on companies offering goods or services to individuals who are located in Europe or monitoring the behavior of such individuals (including by companies based outside of Europe). Noncompliance can result in penalties of up to the greater of €20 million, or 4% of global company revenues. See “Description of Business — Government Regulation.”

These U.S. federal and state and foreign laws and regulations, which in some cases can be enforced by private parties in addition to government authorities, are constantly evolving and can be subject to significant change. As a result, the application, interpretation, and enforcement of these laws and regulations are often uncertain, particularly in the newer industry in which we operate, and may be interpreted and applied inconsistently from country to country and inconsistently with our current policies and practices.

These laws and regulations, as well as any associated inquiries or investigations or any other government actions, may be costly to comply with and may delay or impede our international growth, result in negative publicity, increase our operating costs, require significant management time and attention, and subject us to remedies that may harm our business.

Challenges in acquiring user data could materially adversely affect our ability to retain and expand BIGToken, and therefore could materially affect the business, financial condition and results of operations of both the BIGToken Group and the Company.

In order to expand BIGToken, we must continue to expend resources to make the submission of user data as user-friendly as possible. We, and our users, may face legal, logistical, cultural and commercial challenges in procuring user data. Additionally, once such data is obtained, if the process for validation and collection of Rewards may be perceived as too cumbersome and discourage potential users from submission. We may need to expend significant resources on user interfaces for evolving platforms, such as mobile devices. Inconveniences to our users or potential users at any stage of the process may materially challenge our growth.

If we fail to ensure that the user data in the BIGToken Application is of high quality, our ability to attract customers or monetize the data may be materially impaired.

The reliability of our user data depends upon the integrity and the quality of the process of accepting user data into BIGToken. We will take certain measures to validate user data submitted by our users and potential users to assure a high quality of data in BIGToken and generally confirming that data is submitted in accordance with our terms for such data. We must continue to invest in our quality control measures relating to BIGToken in order to provide a high quality product to potential customers.

If we are unable to manage our marketing and advertising expenses, it could materially harm our results of operations and growth.

We plan to rely in part on our marketing and advertising efforts to attract new members. Our future growth and profitability, as well as the maintenance and enhancement of our brand, will depend in large part on the effectiveness and efficiency of our marketing and advertising strategies and expenditures. If we are unable to maintain our marketing and advertising channels on cost-effective terms, our marketing and advertising expenses could increase substantially, and our business, financial condition and results of operations may suffer. In addition, we may be required to incur significantly higher marketing and advertising expenses than we currently anticipate if excessive numbers of members withdraw their Member Data from our Database.

Failure to comply with federal, state and local laws and regulations or our contractual obligations relating to data privacy, protection and security of BIGToken user data, and civil liabilities relating to breaches of privacy and security of user data, could damage our reputation and harm our business.

A variety of federal, state and local laws and regulations govern the collection, use, retention, sharing and security of user data. We will collect BIGToken user data from and about our members when they redeem Rewards and maintain that date in our BIGToken Application. Claims or allegations that we have violated applicable laws or regulations related to privacy, data protection or data security could in the future result in negative publicity and a loss of confidence in us by our users and potential new users, and may subject us to fines and penalties by regulatory authorities. In addition, we have privacy policies and practices concerning the collection, use and disclosure of user data as part of our agreements with our members, including ones posted on our website. Several Internet companies have incurred penalties for failing to abide by the representations made in their privacy policies and practices. In addition, our use and retention of user data could lead to civil liability exposure in the event of any disclosure of such information due to hacking, malware, phishing, inadvertent action or other unauthorized use or disclosure. Several companies have been subject to civil actions, including class actions, relating to this exposure.

We have incurred, and will continue to incur, expenses to comply with data privacy, protection and security standards and protocols for BIGToken user data imposed by law, regulation, self-regulatory bodies, industry standards and contractual obligations. Such laws, standards and regulations, however, are evolving and subject to potentially differing interpretations, and federal, state and provincial legislative and regulatory bodies may expand current or enact new laws or regulations regarding privacy matters. Additionally, we accept user from foreign countries which subjects us to the personal and other data privacy, protection and security laws of those countries, We are unable to predict what additional legislation, standards or regulation in the area of privacy and security of personal information could be enacted or its effect on our operations and business.

If we are unable to satisfy data privacy, protection, security, and other government- and industry-specific requirements, our growth could be harmed.

We need or may in the future need to comply with a number of data protection, security, privacy and other government- and industry-specific requirements, including those that require companies to notify individuals of data security incidents involving certain types of personal data. Security compromises could harm our reputation, erode user confidence in the effectiveness of our security measures, negatively impact our ability to attract new members, or cause existing users to withdraw their data from BIGToken.

Regulatory, legislative or self-regulatory developments regarding internet privacy matters could adversely affect our ability to conduct our business.

The United States and foreign governments have enacted, considered or are considering legislation or regulations that could significantly restrict our ability to collect, process, use, transfer and pool data collected from and about consumers and devices. Trade associations and industry self-regulatory groups have also promulgated best practices and other industry standards relating to targeted advertising. Various U.S. and foreign governments, self-regulatory bodies and public advocacy groups have called for new regulations specifically directed at the digital advertising industry, and we expect to see an increase in legislation, regulation and self-regulation in this area. The legal, regulatory and judicial environment we face around privacy and other matters is constantly evolving and can be subject to significant change. For example, the General Data Protection Regulation, or GDPR, which was agreed by E.U. institutions in 2016 and came into effect after a two year transition period on May 25, 2018, updated and modernized the principles of the 1995 Data Protection Directive and significantly increases the level of sanctions for non-compliance. Data Protection Authorities will have the power to impose administrative fines of up to a maximum of €20 million or 4% of the data controller’s or data processor’s total worldwide turnover of the preceding financial year. Similarly, the E-Privacy Regulation, which was launched by the European Parliament in October 2016, could result in, once enacted, new rules and mechanisms for "cookie" consent. In addition, the interpretation and application of data protection laws in the U.S., Europe and elsewhere are often uncertain and in flux. Legislative and regulatory authorities around the world may decide to enact additional legislation or regulations, which could reduce the amount of data we can collect or process and, as a result, significantly impact our business. Similarly, clarifications of and changes to these existing and proposed laws, regulations, judicial interpretations and industry standards can be costly to comply with, and we may be unable to pass along those costs to our clients in the form of increased fees, which may negatively affect our operating results. Such changes can also delay or impede the development of new solutions, result in negative publicity and reputational harm, require significant incremental management time and attention, increase our risk of non-compliance and subject us to claims or other remedies, including fines or demands that we modify or cease existing business practices, including our ability to charge per click or the scope of clicks for which we charge. Additionally, any perception of our practices or solutions as an invasion of privacy, whether or not such practices or solutions are consistent with current or future regulations and industry practices, may subject us to public criticism, private class actions, reputational harm or claims by regulators, which could disrupt our business and expose us to increased liability. Finally, our legal and financial exposure often depends in part on our clients’ or other third parties' adherence to privacy laws and regulations and their use of our services in ways consistent with visitors’ expectations. We rely on representations made to us by clients that they will comply with all applicable laws, including all relevant privacy and data protection regulations. We make reasonable efforts to enforce such representations and contractual requirements, but we do not fully audit our clients’ compliance with our recommended disclosures or their adherence to privacy laws and regulations. If our clients fail to adhere to our contracts in this regard, or a court or governmental agency determines that we have not adequately, accurately or completely described our own solutions, services and data collection, use and sharing practices in our own disclosures to consumers, then we and our clients may be subject to potentially adverse publicity, damages and related possible investigation or other regulatory activity in connection with our privacy practices or those of our clients.

Our operations rely on various third party vendors and if we lose these vendors it may adversely affect our financial position and results of operations.

We rely on third party vendors to provide us with media inventory to facilitate sales of advertising, the majority of which are engaged on a per order basis. Due to our lack of working capital, we are delinquent on payments to several of these media suppliers. While we will attempt to negotiate payment terms and forbearance agreements with these vendors on a case by case basis, many of these vendors may cease providing services to our company and may seek legal remedies against us. Any loss of these vendors or ligation arising out of our failure to satisfy our obligations to any of these vendors could disrupt our business and have a material negative effect on our operations.

Our success is dependent upon our ability to effectively expand and manage our relationships with our publishers. We do not have any long-term contracts with our publishing partners.

We do not generate our own media inventory. Accordingly, we are dependent upon our publishing partners to provide the media which we sell. We depend on these publishers to make their respective media inventories available to us to use in connection with our campaigns that we manage, create or market. We are not a party to any long-term agreements with any of our publishing partners and there are no assurances we will have continued access to the media. Our growth depends, in part, on our ability to expand and maintain our publisher relationships within our network and to have access to new sources of media inventory such as new partner websites and Facebook pages that offer attractive demographics, innovative and quality content and growing Web user traffic volume. Our ability to attract new publishers to our networks and to retain Web publishers currently in our networks will depend on various factors, some of which are beyond our control. These factors include, but are not limited to, our ability to introduce new and innovative products and services, our pricing policies, and the cost-efficiency to Web publishers of outsourcing their advertising sales. In addition, the number of competing intermediaries that purchase media inventory from Web publishers continues to increase. In the event we are not able to maintain effective relationships with our publishers, our ability to distribute our advertising campaigns will be greatly hindered which will reduce the value of our services and adversely impact our results of operations in future periods.

If we lose access to RTB inventory buyers our business may suffer.

In an effort to reduce our dependency on any one provider of advertising demand, we created a platform that utilizes feeds from a number of demand sources for our inventory. We believe that our proprietary technology assists us in aggregating this demand, as well as providing the tools needed by our publishing partners to evaluate and track the effectiveness of the demand that we are aggregating for them. In the event that we lose access to a majority of this demand, however, our revenues would be impacted and our results of operations would be materially adversely impacted until such time, if ever, as we could secure alternative sources of demand for our inventory.

We depend on the services of our executive officers and the loss of any of their services could harm our ability to operate our business in future periods

Our success largely depends on the efforts and abilities of our executive officers, including Christopher Miglino, Kristoffer Nelson and Michael Malone. We are a party to an employment agreement with each of Mr. Miglino, and Mr. Malone, and an "at will" agreement with Mr. Nelson. Although we do not expect to lose their services in the foreseeable future, the loss of any of them could materially harm our business and operations in future periods until such time as we were able to engage a suitable replacement.

If advertising on the Internet loses its appeal, our revenue could decline.

Our business model may not continue to be effective in the future for a number of reasons, including:

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a decline in the rates that we can charge for advertising and promotional activities;

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our inability to create applications for customers;

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Internet advertisements and promotions are, by their nature, limited in content relative to other media;

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companies may be reluctant or slow to adopt online advertising and promotional activities that replace, limit or compete with their existing direct marketing efforts;

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companies may prefer other forms of Internet advertising and promotions that we do not offer;

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the quality or placement of transactions, including the risk of non-screened, non-human inventory and traffic, could cause a loss in customers or revenue; and

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regulatory actions may negatively impact our business practices.

If the number of companies who purchase online advertising and promotional services from us does not grow, we may experience difficulty in attracting publishers, and our revenue could decline.

Additional acquisitions may disrupt our business and adversely affect results of operations.

We may pursue acquisitions to increase revenue, expand our market position, add to our technological capabilities, or for other purposes. However, any future acquisitions would likely involve risk, including the following:

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the identification, acquisition and integration of acquired businesses requires substantial attention from management. The diversion of management's attention and any difficulties encountered in the transition process could hurt our business;

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the anticipated benefits from an acquisition may not be achieved, we may be unable to realize expected synergies from an acquisition or we may experience negative culture effects arising from the integration of new personnel;

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difficulties in integrating the technologies, solutions, operations, and existing contracts of the acquired business;

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we may fail to identify all of the problems, liabilities or other shortcomings or challenges of an acquired company, technology, or solution;

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to pay for future acquisitions, we could issue additional shares of our Class A common stock or pay cash, raised through equity sales or debt issuance. The issuance of any additional shares of our Class A common stock would dilute the interests of our current stockholders, and debt transactions would result in increased fixed obligations and would likely include covenants and restrictions that would impair our ability to manage our operations; and

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new business acquisitions can generate significant intangible assets that result in substantial related amortization charges and possible impairments.

While our general growth strategy includes identifying and closing additional acquisitions, we are not presently a party of any agreements or understandings. There are no assurances we will acquire any additional companies.

Weak economic conditions may reduce consumer demand for products and services ..

A weak economy in the United States could adversely affect demand for advertising products, and services. A substantial portion of our revenue is derived from businesses that are highly dependent on discretionary spending by individuals, which typically falls during times of economic instability. Accordingly, the ability of our advertisers to increase or maintain revenue and earnings could be adversely affected to the extent that relevant economic environments remain weak or decline further. We currently are unable to predict the extent of any of these potential adverse effects.

Certain of our subsidiaries and business affiliates have operations outside of the United States that are subject to numerous operational risks.

Certain of our subsidiaries and business affiliates have operations in countries other than the United States. In many foreign countries, it is not uncommon to encounter business practices that are prohibited by certain regulations, such as the Foreign Corrupt Practices Act and similar laws. Although certain of our subsidiaries and business affiliates have undertaken compliance efforts with respect to these laws, their respective employees, contractors and agents, as well as those companies to which they outsource certain of their business operations, may take actions in violation of their policies and procedures. Any such violation, even if prohibited by the policies and procedures of these subsidiaries and business affiliates or the law, could have certain adverse effects on the financial condition of these subsidiaries and business affiliates. Any failure by these subsidiaries and business affiliates to effectively manage the challenges associated with the international operation of their businesses could materially adversely affect their, and hence our, financial condition.

Risks Related to Ownership of our Class A common stock.

We do not know whether an active and liquid trading market will develop for our Class A common stock.

The trading of our Class A common stock may be viewed as relatively sporadic and with limited liquidity. The lack of an active and liquid market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. Further, an inactive market may also impair our ability to raise capital by selling shares of our Class A common stock and may impair our ability to enter into collaborations or acquire companies or products by using our shares of Class A common stock as consideration. The market price of our offered securities may be volatile, and you could lose all or part of your investment.

The market price of our Class A common stock may be volatile.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than those of a seasoned issuer. The volatility in our share price is attributable to a number of factors. Mainly however, we are a speculative or “risky” investment due to our limited operating history, lack of significant revenues to date, our continued operating losses and missed guidance. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Additionally, in the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

The trading price of the shares of our Class A common stock is likely to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. In addition to the factors discussed in this “Risk Factors” section and elsewhere in this prospectus, these factors include:

•	the success of competitive products;

•	actual or anticipated changes in our growth rate relative to our competitors;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

•	regulatory or legal developments in the United States and other countries;

•	the recruitment or departure of key personnel;

•	the level of expenses;

•	actual or anticipated changes in estimates to financial results, development timelines or recommendations by securities analysts;

•	variations in our financial results or those of companies that are perceived to be similar to us;

•	fluctuations in the valuation of companies perceived by investors to be comparable to us;

•	inconsistent trading volume levels of our shares;

•	announcement or expectation of additional financing efforts;

•	sales of our Class A common stock by us, our insiders or our other stockholders;

•	additional issuances of securities upon the exercise of outstanding options and warrants;

•	market conditions in the technology sectors; and

•	general economic, industry and market conditions.

In addition, the stock market in general, and advertising technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our Class A common stock, regardless of our actual operating performance. The realization of any of these risks could have a dramatic and material adverse impact on the market price of the shares of our Class A common stock.

We may be subject to securities litigation, which is expensive and could divert management attention.

The market price of the shares of our Class A common stock may be volatile, and in the past companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business. To the extent that any claims or suits are brought against us and successfully concluded, we could be materially adversely affected, jeopardizing our ability to operate successfully. Furthermore, our human and capital resources could be adversely affected by the need to defend any such actions, even if we are ultimately successful in our defense.

Failure to meet the financial performance guidance or other forward-looking statements we have provided to the public could result in a decline in our stock price.

We have previously provided, and may provide in the future, public guidance on our expected financial results for future periods. Although we believe that this guidance provides investors with a better understanding of management's expectations for the future and is useful to our stockholders and potential stockholders, such guidance is comprised of forward-looking statements subject to the risks and uncertainties. Our actual results may not always be in line with or exceed the guidance we have provided. For example, in the past, we have missed guidance a number of times. If our financial results for a particular period do not meet our guidance or if we reduce our guidance for future periods, the market price of our Class A common stock may decline.

Delaware law contains anti-takeover provisions that could deter takeover attempts that could be beneficial to our stockholders.

Provisions of Delaware law could make it more difficult for a third-party to acquire us, even if doing so would be beneficial to our stockholders. Section 203 of the Delaware General Corporation Law may make the acquisition of our company and the removal of incumbent officers and directors more difficult by prohibiting stockholders holding 15% or more of our outstanding voting stock from acquiring us, without our board of directors' consent, for at least three years from the date they first hold 15% or more of the voting stock.

The two class structure of our Class A common stock could have the effect of concentrating voting control with a limited group.

Our authorized capital includes two classes of common stock which have different voting rights. Our Class B common stock has 10 votes per share and our Class A common stock has one vote per share. While there are presently no shares of Class B common stock outstanding, in the future our board could choose to issue shares to one or more individuals or entities. As a result of the voting rights associated with the Class B common stock, those individuals or entities could have significant influence over the management and affairs of the company and control over matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets, for the foreseeable future. This concentrated voting control could limit your ability to influence corporate matters and could adversely affect the price of our Class A common stock.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the trading price of our Class A common stock and trading volume could decline.

The trading market for our shares of our Class A common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. A small number of securities and industry analysts currently publish research regarding our Company on a limited basis. In the event that one or more of the securities or industry analysts who have initiated coverage downgrade our securities or publish inaccurate or unfavorable research about our business, the price of our shares of Class A common stock would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our securities could decrease, which might cause the trading price of our shares of Class A common stock and trading volume to decline.

The elimination of monetary liability against our directors and officers under Delaware law and the existence of indemnification rights held by our directors and officers may result in substantial expenditures by us and may discourage lawsuits against our directors and officers.

Our certificate of incorporation eliminates the personal liability of our directors and officers to our company and our stockholders for damages for breach of fiduciary duty as a director or officer to the extent permissible under Delaware law. Further, our bylaws provide that we are obligated to indemnify any of our directors or officers to the fullest extent authorized by Delaware law. We are also parties to separate indemnification agreements with certain of our directors and our officers which, subject to certain conditions, require us to advance the expenses incurred by any director or officer in defending any action, suit or proceeding prior to its final disposition. Those indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against our directors or officers, which we may be unable to recoup. These provisions and resultant costs may also discourage us from bringing a lawsuit against any of our current or former directors or officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even if such actions, if successful, might otherwise benefit us or our stockholders.

Risks Related to our Non-Voting Preferred Tracking Stock

Your ownership of the Non-Voting Preferred Tracking Stock will subject you to the risks associated with an investment in SRAX as a whole without the benefits of ownership.

Holders of the Non-Voting Preferred Tracking Stock will be subject to risks associated with an investment in SRAX as a whole, even if a holder only owns the Non-Voting Preferred Tracking Stock which does not give them any ownership rights in SRAX. Except as expressly stated in the Description of Securities section of this Prospectus, holders of the Non-Voting Preferred Tracking Stock will not have any legal rights related to specific assets attributed to BIGToken Group. Rather, SRAX will retain legal title to all of its assets, and, in any liquidation, holders of the Non-Voting Preferred Tracking Stock will, together with holders of our Common Stock, will be entitled to each receive certain percentages of our available net assets available for distribution after we satisfy our creditors and other obligations. See "Description of Securities" for a further discussion of the liquidation rights.

The shares of Non-Voting Preferred Tracking Stock may be redeemed, converted, or exchanged by the us without your consent.

Upon meeting certain conditions and events, SRAX may, with respect to the Non-Voting Preferred Tracking Stock: (i) declare dividends, (ii) force a redemption for cash or securities, or (iii) convert your shares into SRAX Common Stock. As a result, the value of the Noon-Voting Preferred Tracking Stock may be greatly impacted and substantially less than the offering price of the shares in this offering. A further discussion of these features is contained in the Description of Securities section of this Prospectus.

The Non-Voting Preferred Tracking Stock’s value is determined and dependent on the revenue and success of the BIGToken Application, which may never be successful, or profitable.

The value of the Non-Voting Preferred Tracking Stock is dependent on the BIGToken Application achieving profitability. As of June 30, 2019, the BIGToken Application has not generated any revenue and has accumulated substantial costs. In the event the BIGToken Application does not achieve profitability, your shares of Non-Voting Preferred Tracking stock may not have any value at all. There can be no assurances that the BIGToken Application will ever generate any revenue, or will ever achieve profitability. Furthermore, even if the BIGToken Application becomes profitable, it may be discontinued by the board of directors of BIGToken at any time without your input.

Your election to receive our Non-Voting Preferred Tracking Stock or any of the Rewards will result in a tax consequences to you.

You will be subject to U.S. federal income tax on the value of your Rewards paid in the form of Non-Voting Preferred Tracking Stock. Your participation in the BIGToken Application may also increase the complexity of your tax filings and may cause you to be ineligible to file Internal Revenue Service Form 1040-EZ, if you would otherwise be eligible to file such form. See “Certain U.S. Federal Income Tax Considerations,” contained in this Prospectus for more information on the U.S. federal income tax consequences of participation in the BIGToken Application.

There is no market for the Non-Voting Preferred Tracking Stock.

There is no market for the Non-Voting Preferred Tracking Stock. There is a limited ability of a security holder to sell their securities, if any, as those transfers or sales would be made privately. In addition to private sales, the only way to recognize value in the Non-Voting Preferred Tracking stock is through redemption, conversion, or exchange pursuant to the terms of the Non-Voting Preferred Tracking Stock. As a result, you should consider the Non-Voting Preferred Tracking Stock totally illiquid, and investors may not be able to liquidate their investment readily, or at all.

The Non-Voting Preferred Tracking Stock has no voting rights and SRAX as a holder of all of the outstanding common stock of BIGToken, Inc., will have control over key decision making as a result of their control over a majority of our voting stock.

The Non-Voting Preferred Tracking Stock will not have any voting rights and thus the holders will not have any influence in the decision making of BIGToken, Inc. and its assets, including the BIGToken Application. As of the date hereof, 100% of the issued and outstanding voting capital stock of BIGToken, Inc. is owned by SRAX and thus, until additional shares of voting stock are issued, if ever, SRAX will have voting control.

The Non-Voting Preferred Tracking Stock has no ownership in the asset of BIGToken, Inc. or SRAX.

The Non-Voting Preferred Tracking Stock has no ownership in the assets of BIGToken, Inc. or SRAX. Holders of the Non-Voting Preferred will only be able to participate in the financial performance of the BIGToken Application.  In the event the BIGToken Application does not perform as expected, the Non-Voting Preferred Tracking Stock may have little or no value.

There is no public market for the Non-Voting Preferred Tracking Stock and an investment in the shares should be considered totally illiquid.

Ownership of our Non-Voting Preferred Tracking should be considered as totally illiquid, and investors are cautioned that they may not be able to liquidate their investment readily or at all when the need or desire to sell arises. Moreover, no assurances can be given that a public market for the Non-Voting Preferred Tracking Stock will ever materialize. Even if a public market develops and our Non-Voting Preferred Tracking Stock, the trading volume may be limited, making it difficult for an investor to sell shares.

We may not pay dividends equally or at all on the Non-Voting Preferred Tracking Stock.

SRAX does not presently intend to pay cash dividends on the Non-Voting Preferred Tracking Stock. SRAX has the right to pay dividends to holders of its Common Stock and Non-Voting Preferred Tracking Stock in equal or unequal amounts, and SRAX may elect to pay dividends on the shares of Common Stock and not pay dividends on shares of Non-Voting Preferred Tracking Stock. In addition, any dividends or distributions on, or repurchases of, shares of Common Stock only, will reduce SRAX’s assets legally available to be paid as dividends on the shares relating to the Non-Voting Preferred Tracking Stock.

The interests of the Common Stockholders and Non-Voting Preferred Tracking Stockholders may diverge.

The issuance of the Non-Voting Preferred Tracking Stock could give rise to circumstances in which the interests of holders of the Non-Voting Preferred Tracking Stock might diverge or appear to diverge from the interests of holders of Common Stock or another group or series of stock. In addition, given the nature of their businesses, there may be inherent conflicts of interests between the BIGToken Group and SRAX Group. While the BIGToken Sub is a separate entity, currently one hundred percent (100%) of its common stock is owned by SRAX and as such it has unilateral control over the BIGToken Sub. As a result, SRAX’s officers and directors owe fiduciary duties to SRAX as a whole and all of their stockholders as opposed to only holders of the Non-Voting Preferred Tracking Stock. Decisions deemed to be in the best interest of SRAX and all of its stockholders may not be in the best interest of the Non-Voting Preferred Tracking Stock when considered independently, such as:

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decisions as to the terms of any business relationships that may be created between the BIGToken Group and SRAX, or the terms of any reallocations of assets between the groups;

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decisions as to the allocation of corporate opportunities between the BIGToken Sub and SRAX, especially where the opportunities might meet the strategic business objectives of both;

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decisions as to operational and financial matters that could be considered detrimental to either SRAX or the BIGToken Group, but beneficial to the other;

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decisions as to the conversion, redemption, dividends of, or other transactions related to the Non-Voting Preferred Tracking Stock pursuant to which SRAX’s Board of Directors may make in its sole discretion;

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Decisions regarding the increase or decrease of measurable values contained in the terms of the Tracking Stock Policy, such as the Allocation Percentage (as defined below) of proceeds generated by the BIGToken Application;

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Decisions regarding internal or external financing attributable to businesses or assets attributed to either the BIGToken Group or SRAX; and

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Decisions as to the dispositions of certain assets.

The board of directors of SRAX may change the tracking stock policy without the approval of the holders of the Non-Voting Preferred Tracking Stock.

The Board of Directors have adopted the Tracking Stock Policy to serve as guidelines in making decisions regarding matters such as tax liabilities and benefits, allocation and reallocation of assets, financing alternatives, corporate opportunities, payment of dividends, and similar items. These policies also set forth the initial allocation of BIGToken Group business, assets, and liabilities. These policies are not included in the SRAX Certificate of Incorporation. The Board of Directors may change or make exceptions to these policies without the approval of the holders of the Non-Voting Preferred Tracking Stock because these policies relate to matters concerning the day-to-day management of BIGToken, the BIGToken Sub and the BIGToken Group, no stockholder approval is required, and you will have no say regarding these policies.

Holders of Non-Voting Preferred Tracking Stock may not have any remedies if any action by SRAX’s directors or officers has an adverse effect on the Non-Voting Preferred Tracking Stock.

Principles of Delaware law and the provisions of the Company’s certificate of incorporation may protect decisions of the Board of Directors that have a disparate impact upon holders of the shares of Non-Voting Preferred Tracking Stock. Under Delaware law, the Board of Directors has a duty to act with due care and in the best interests of all stockholders. Principles of Delaware law established in cases involving differing treatment of multiple classes or series of stock provide that, subject to any applicable provisions of the corporation's certificate of incorporation, a board of directors owes an equal duty to all stockholders and does not have separate or additional duties to holders of any class or series of stock. Judicial opinions in Delaware involving tracking stocks have established that decisions by directors or officers involving differing treatment of holders of tracking stocks may be judged under the business judgment rule. In some circumstances, SRAX’s directors or officers may be required to make a decision that is viewed as adverse to the holders of shares relating to a particular group. Under the principles of Delaware law and the business judgment rule referred to above, Non-Voting Preferred Tracking Stock holders may not be able to successfully challenge decisions they believe have a disparate impact upon them if a majority of the Board of Directors is disinterested and independent with respect to the action taken, is adequately informed with respect to the action taken, and acts in good faith and in the honest belief that the Board of Directors is acting in the best interests of SRAX and all of its stockholders.

SRAX may dispose of assets of the BIGToken Group without the approval of holders of the Non-Voting Preferred Tracking Stock.

Delaware law requires stockholder approval only for a sale or other disposition of all or substantially all of the assets of a corporation. Currently, SRAX owns 100% of the voting capital stock of the BIGToken Sub, and as such, SRAX may approve sales and other dispositions of any amount of the assets of the BIGToken Sub without approval of the holders of the Non-Voting Preferred Tracking Stock. Notwithstanding, upon the sale of all or substantially all of the assets of the BIGToken Sub or BIGToken Group, pursuant to the Certificate of Incorporation, the Board of Directors would be required to choose one or more of the following three alternatives:

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declare and pay a dividend on the Non-Voting Preferred Tracking Stock;

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redeem shares of the Non-Voting Preferred Tracking Stock in exchange for cash, securities, or other property; or

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so long as the Common Stock of SRAX is then traded on a U.S. securities exchange, convert all or a portion of the outstanding Non-Voting Preferred Tracking Stock into Common Stock.

In this type of a transaction, holders of the Non-Voting Preferred Tracking Stock may receive less value than the value that a third-party buyer might pay for all or substantially all of the assets of the BIGToken Group or BIGToken Sub. The Board of Directors will decide, in its sole discretion, how to proceed and is not required to select the option that would result in the highest value to holders of the Preferred Tracking Stock.

In the event of a liquidation of SRAX, holders of Preferred Tracking Stock will not have a priority with respect to the assets attributed to the BIGToken Group remaining for distribution to stockholders.

Under the SRAX certificate of incorporation, upon SRAX’s liquidation, dissolution, or winding-up, holders of the Preferred Tracking Stock will be entitled to receive, in respect of their shares of such stock, an interest based on the then outstanding Allocation Percentage (as defined below) of the Preferred Tracking Stock as modified from time to time by the Board of Directors.

The SRAX Board of Directors in its sole discretion may elect to convert the Non-Voting Preferred Tracking Stock into Class A Common Stock of SRAX, thereby changing the nature of the security.

The Certificate of Incorporation permits the Board of Directors, in its sole discretion, to convert all of the outstanding shares of Non-Voting Preferred Tracking Stock into Common Stock at such time as the Common Stock is traded on a U.S. securities exchange and the shares are converted at a ratio that provides the holders of the Non-Voting Preferred Tracking Stock with the applicable conversion amount as set forth in the Certificate of Incorporation and as more fully described in the Description of Securities section herein. A conversion would preclude the holders of Non-Voting Preferred Tracking Stock from retaining their ownership in a security that is intended to reflect separately the performance of the BIGToken Group. If SRAX exercises its option to convert all outstanding shares of Preferred Tracking Stock into shares of Common Stock, such conversion would effectively eliminate the tracking stock structure because, upon conversion, the holders of the Non-Voting Preferred Tracking Stock would hold only Common Stock, which does not track the performance of any distinct program, application, business unit, or product line. Upon any such conversion, for example, holders would no longer have certain redemption or conversion provisions related to the Non-Voting Preferred Tracking Stock.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of the Non-Voting Preferred Tracking Stock pursuant to the Rewards Program.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the shares, but does not purport to be a complete analysis of all potential tax effects and does not address the effects of any state, local, alternative minimum, estate, gift or non-U.S. tax laws. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations issued thereunder, and judicial and administrative interpretations thereof, each as in effect on the date hereof , and all of which are subject to change, possibly with retroactive effect and to differing interpretations, all of which could result in U.S. federal income tax considerations different from those described below. No rulings from the Internal Revenue Service (“IRS”) have been or are expected to be sought with respect to the matters discussed below. The discussion below is not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the shares or that any such position would not be sustained.

This discussion does not address all of the U.S. federal income tax considerations that might be relevant to a beneficial owner in light of such beneficial owner’s particular circumstances. This discussion is limited to holders who hold the shares as capital assets within the meaning of Section 1221 of the Code.

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an individual who is a citizen or resident of the United States;

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a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if (1) it is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares that is, for U.S. federal income tax purposes:

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of shares that is (i) a foreign corporation, (ii) a nonresident alien individual, or (iii) a foreign estate or trust that in each case is not subject to U.S. federal income tax on a net-income basis on income or gain. Special rules may apply to certain non-U.S. shareholders such as “controlled foreign corporations,” or, in certain circumstances, individuals who are U.S. expatriates. Such entities should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

We intend, and this summary assumes, that all shares issued pursuant to the offering either will be exempt from or will comply with the requirements of Section 409A of the Code regarding nonqualified deferred compensation such that its income inclusion and tax penalty provisions will not apply to the shareholders. The offering and any issuance of shares made under the offering will be administered consistently with this intent.

Prospective investors considering the purchase of shares should consult their own tax advisors concerning the particular U.S. federal income tax consequences to them of the ownership of the shares in light of their specific situation, as well as the consequences to them arising under the laws of any other taxing jurisdiction.

Classification of the Company

The Company has elected to be treated as a corporation for U.S. federal and state income tax purposes. The following discussion presumes that the Company is taxable as a corporation.

U.S. Shareholders

The following discussion is a summary of certain U.S. federal income tax considerations applicable to a U.S. shareholder of shares.

Issuance of Shares

The receipt of shares by a shareholder in exchange for Member Data should result in the recognition of ordinary income by the shareholder in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares (i.e., zero). The holding period for such shares will commence just after the date the shares are purchased. Any income recognized at such time by a shareholder should not be subject to income tax withholding by the Company under the assumption that the shareholder is not an employee of the Company. The shareholder’s basis in the shares will be equal to the purchase price (i.e., zero), increased by the amount of ordinary income recognized. The Company believes that the issuance of shares either meets the requirements of Code Section 409A, or qualifies for an applicable exemption, and the offering is expected to avoid its adverse tax consequences.

Distributions to U.S. Shareholders

Distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions made on our shares that are treated as dividends generally will be included in a U.S. shareholder’s income as ordinary dividend income. With respect to noncorporate taxpayers, including individuals, such dividends are generally subject to reduced tax rates of U.S. federal income tax provided certain holding period requirements are satisfied.

Amounts not treated as dividends for U.S. federal income tax purposes will constitute a non-taxable return of capital and first be applied against and reduce a U.S. shareholder’s adjusted tax basis in its shares, but not below zero. Any excess will be treated as capital gain and will be treated as described below.

Sale or Taxable Disposition of Shares by U.S. Shareholders

Upon the sale , exchange or other taxable disposition of our shares, a U.S. shareholder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale or exchange and (ii) the U.S. shareholder’s adjusted tax basis in the shares. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in the shares is more than one year at the time of the sale, exchange or other taxable disposition. Long -term capital gains recognized by certain noncorporate U.S. shareholders, including individuals, will generally be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

Medicare Contributions Tax

Certain U.S. shareholders who are individuals, estates or certain trusts must pay a 3.8% tax on the U.S. person’s “net investment income.” Net investment income generally includes, among other things, dividend income and net gains from the disposition of our shares. A U.S. holder that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in our shares.

PLAN OF DISTRIBUTION

The shares of Non-Voting Preferred Tracking Stock offered hereunder are offered directly to BIGToken users pursuant to their redemption of points earned in BIGToken. There are no expenses charged to participants in connection with redemption of points under the BIGtoken application. All costs of administering BIGToken will be paid by us. Our Non-Voting Preferred Tracking Stock may not be available through BIGToken in all states or jurisdictions. We are not making an offer to sell our Non-Voting Preferred Tracking Stock in any jurisdiction where the offer or sale is not permitted.

We are offering up to 20,000,000 shares of Non-Voting Preferred Tracking Stock to users of our BIGToken Application pursuant to the Rewards Program.  Shares can be issued in fractional amounts as small as 0.00000001 of a share. The Non-Voting Preferred Tracking Stock being registered in this prospectus will only be issued to eligible users in the United States pursuant to the Company’s Rewards Program. Furthermore, pursuant to the laws of individual states and territories of the United States, certain users may be ineligible to receive the Non-Voting Preferred Tracking Stock.  Eligibility requirements are further contained in the rules and terms as updated and amended from time to time contained at https://bigtoken.com ..

We are offering the shares directly, without an underwriter or placement agent, and on a continuous basis. We do not have to sell any minimum amount of shares. We cannot assure you that all shares we are offering will be sold. The shares will not be listed on any securities exchange or automated quotation system, there will not be any public trading market for the shares, and the shares are non-transferable, except in compliance with applicable securities laws. The intended methods of offer include; our BIGToken mobile and desktop application, website promotion, digital and other advertising, email, telephone, direct mail solicitations and personal contacts. Shares must be purchased directly from us by providing user data via our BIGToken Application and delivering such documentation as we reasonably request.

No underwriter, broker or dealer is involved in this offering and there will be no underwriting, brokerage or dealer commissions paid in connection with this offering.

This prospectus will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, seven days per week on our website, subject to planned or unplanned interruptions of website access, as well as on the SEC’s website at www.sec.gov.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following is a summary of the rights of our common stock and preferred stock and related provisions of our certificate of incorporation and bylaws. For more detailed information, please see our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Our certificate of incorporation provides that we will have two classes of common stock: Class A common stock, which has one vote per share, and Class B common stock, which has ten votes per share. Any holder of Class B common stock may convert his or her shares at any time into shares of Class A common stock on a share-for-share basis. Otherwise the rights of the two classes of common stock will be identical. The rights of these classes of common stock are discussed in greater detail below.

Our authorized capital stock consists of 309,000,000 shares, each with a par value of $0.001 per share, of which:

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250,000,000 shares are designated as Class A common stock;

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9,000,000 shares are designated as Class B common stock;

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20,000,000 shares are designated as BIGToken Preferred Tracking Stock; and

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30,000,000 remaining shares are designated as preferred stock.

As of September 30 , 2019, we had: (i) 13,997,452 shares of Class A common stock outstanding, (ii) no shares of Class B common stock or preferred stock outstanding, and (iii) an aggregate of 15,612,946 special dividend rights outstanding.

Common Stock

Voting Rights

Holders of our Class A and Class B common stock have identical rights, except that holders of our Class A common stock are entitled to one vote per share and holders of our Class B common stock are entitled to ten votes per share. Holders of shares of Class A common stock and Class B common stock will vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law. Delaware law could require either our Class A common stock or Class B common stock to vote separately as a single class in the following circumstances:

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If we amended our certificate of incorporation to increase the authorized shares of a class of stock, or to increase or decrease the par value of a class of stock, then that class would be required to vote separately to approve the proposed amendment.

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If we amended our certificate of incorporation in a manner that altered or changed the powers, preferences or special rights of a class of stock in a manner that affects them adversely then that class would be required to vote separately to approve the proposed amendment.

We have not provided for cumulative voting for the election of directors in our certificate of incorporation.

Dividends

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of Class A common stock and Class B common stock shall be entitled to share equally in any dividends that our board of directors may determine to issue from time to time. In the event a dividend is paid in the form of shares of common stock or rights to acquire shares of common stock, the holders of Class A common stock shall receive Class A common stock, or rights to acquire Class A common stock, as the case may be, and the holders of Class B common stock shall receive Class B common stock, or rights to acquire Class B common stock, as the case may be.

Liquidation Rights

Upon our liquidation, dissolution or winding-up, the holders of Class A common stock and Class B common stock shall be entitled to share equally all assets remaining after the payment of any liabilities and the liquidation preferences on any outstanding preferred stock.

Subdivision or Combinations.

Upon the subdivision or combination of the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock will be subdivided or combined in the same manner.

Conversion

Our Class A common stock is not convertible into any other shares of our capital stock.

Each share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock shall convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain transfers described in our certificate of incorporation, including the following:

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Transfers between one Class B Stockholder to another Class B Stockholder.

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Transfers for tax and estate planning purposes, including to trusts, corporations and partnerships controlled by a holder of Class B common stock

The death of any holder of Class B common stock who is a natural person will result in the conversion of his or her shares of Class B common stock to Class A common stock. Once transferred and converted into Class A common stock, the Class B common stock shall not be reissued. No class of common stock may be subdivided or combined unless the other class of common stock concurrently is subdivided or combined in the same proportion and in the same manner.

Dual Class Structure

As discussed above, our Class B common stock has ten votes per share, while our Class A common stock, which is the class of stock the Selling Stockholders are selling pursuant to this prospectus and which is the only class of stock which is publicly traded, has one vote per share. We currently have no shares of our Class B common stock outstanding. Notwithstanding, in the event Class B common stock were issued, due to our dual class structure with superior voting rights, such ownership of Class B common stock could discourage others from initiating any potential merger, takeover or other change of control transaction that other stockholders may view as beneficial.

Preferred Stock

Our board of directors has the authority, without approval by the stockholders, to issue up to a total of 50,000,000 shares of preferred stock in one or more series. Our board of directors may establish the number of shares to be included in each such series and may fix the designations, preferences, powers and other rights of the shares of a series of preferred stock. Our board could authorize the issuance of preferred stock with voting or conversion rights that could dilute the voting power or rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of SRAX.

Preferred Stock to be issued pursuant to this Prospectus:

BIGToken Preferred Tracking Stock

The Company has authorized the issuance of up to 20,000,000 shares of Non-Voting Preferred Tracking Stock.  The Board of Directors shall have the power to increase such number of shares of Non-Voting Preferred Tracking Stock in its sole discretion. The Non-Voting Preferred Tracking Stock has a par value of $0.001 per share and a stated value equal to $0.20, subject to increase as more fully described in the Company’s Certificate of Designation of BIGToken Preferred Tracking Stock (“COD”).

The Non-Voting Preferred Tracking Stock being registered in this prospectus will only be issued to eligible users in the United States pursuant to the Company’s Rewards Program. Furthermore, pursuant to the laws of individual states and territories of the United States, certain users may be ineligible to receive the Non-Voting Preferred Tracking Stock.  Eligibility requirements are further contained in the rules and terms as updated and amended from time to time contained at https://bigtoken.com ..

A user of the BIGToken platform who terminates his or her participation in the application will not retain his or her points.  All data associated with such user will be permanently erased from the BIGToken platform.  Shares of Non-Voting Preferred Tracking Stock will remain outstanding for such individuals who redeemed their Non-Voting Preferred Tracking Stock prior to such termination.

The descriptions herein are qualified in their entirety to the full text of the COD, filed as Exhibit 3.05(i) to this Registration Statement on Form S-1 and the BIGToken Stock Tracking Policy.

Dividends

Dividends may be declared on the Non-Voting Preferred Tracking Stock at the sole discretion of the Board of Directors and shall be paid only out of the lesser of (i) corporate assets legally available therefor and (ii) an amount equal to the then in effect allocation percentage (to be determined by the Board and updated pursuant to the Preferred Tracking Stock Policy from time to time at the discretion of the Board of Directors , which shall initially be five percent (5%) – (“Allocation Percentage”), multiplied by the amount that would be legally available had the assets of BIGToken, including its assets, liabilities, and operations (“BIGToken Group”) been separate from SRAX.  Dividends may be paid out in cash, property or shares of capital stock of SRAX.

The Board of Directors may declare dividends exclusively to the Common Stock holders or Non-Voting Preferred Tracking Stock Holders, or any other class of capital stock or in such equal or unequal amounts as may be determined by the Board of Directors.

Voting Rights

The Non-Voting Preferred Tracking Stock will have no voting rights, except as required by law.

Liquidation

Upon a liquidation or winding-up of SRAX, or the BIGToken Group, after payments of debts and liabilities and any preferences due to holders of other classes or series of capital stock, the holders of Non-Voting Preferred Tracking Stock shall be entitled to receive:

(a)

In the event of a liquidation of SRAX, such proportionate interest shall be the Allocation Percentage of the value of the BIGToken Group divided by the market value of SRAX.

(b)

In the event of a liquidation of the BIGToken Group, such prorated proportionate interest shall be the Allocation Percentage of the market value of the BIGToken Group.

Redemption/Exchange of Preferred Tracking Stock by the Company

Redemption for Cash at the Election of SRAX -- At any time after the six (6) month anniversary of each Non-Voting Preferred Tracking Stock, but at least ten (10) trading days prior to the optional redemption date (the last business day of each calendar quarter), SRAX may provide a notice to each holder of its election to redeem some or all of the then outstanding shares of Non-Voting Preferred Tracking Stock at the next occurring last day of a calendar quarter for an amount equal to (i) the market value of BIGToken Group multiplied by the Allocation Percentage, divided by (ii) the total number of issued and outstanding shares of the Preferred Tracking Stock.

Redemption for Securities of BIGToken Subsidiary -- Provided that the BIGToken Group is held by a wholly owned subsidiary of SRAX, SRAX may redeem all of the outstanding shares of Non-Voting Preferred Tracking Stock for shares of common stock of such subsidiary, provided that such common stock has been registered.  Upon such redemption, each share of Non-Voting Preferred Tracking Stock will receive such number of common shares of the subsidiary equal to the Allocation Percentage of the number of shares of such subsidiary’s common stock divided by one (1) minus the Allocation Percentage of the number of then issued and outstanding shares of Non-Voting Preferred Tracking Stock.

Any redemption hereunder must redeem all of the outstanding shares of Non-Voting Preferred Tracking Stock.

Dividend, Redemption or Conversion in Case of BIGToken Group Disposition

In the event of a disposition of the BIGToken Group (constituting all or substantially all of its assets), SRAX, within one hundred twenty (120) days following such disposition, will determine one of the following:

Dividend -- SRAX may pay a dividend, payable in cash, publicly traded securities (not including securities of SRAX), or other assets, or any combination thereof to the Non-Voting Preferred Tracking Stock holders in such amount equal to the Allocation Percentage of the net proceeds of such disposition of the BIGToken Group;

Redemption -- In the event that a there are assets legally available therefor, SRAX may apply an aggregate amount of cash or publicly traded securities (other than securities of SRAX) as a redemption to the holders of the Non-Voting Preferred Tracking Stock in such amount equal to the Allocation Percentage of the net proceeds of such disposition of the BIGToken Group. Each share of Non-Voting Preferred Tracking Stock will be redeemed at a per share amount equal to: the Allocation Percentage of the market value of the BIGToken Group divided by the total number of issued and outstanding shares of Non-Voting Preferred Tracking Stock.

Conversion -- In the event that SRAX’s Common Stock is publicly traded, SRAX may convert such number of shares of Non-Voting Preferred Tracking Stock into such number of shares of Common Stock obtained by dividing the Allocation Percentage of the net proceeds of such disposition of the BIGToken Group by the number of issued and outstanding shares of Non-Voting Preferred Tracking Stock.  The shares of Non-Voting Preferred Tracking Stock will be converted into such number of shares of Common Stock of SRAX equal to (I) the number of shares of Non-Voting Preferred Tracking Stock to be converted, multiplied by (II) (y) the price per share of Non-Voting Preferred Tracking Stock (pursuant to its publicly traded market price, or  the per share value of the Allocation Percentage) of the proceeds of a disposition if the BIGToken Group, or in good faith by the Board of Directors),  divided by the market value of the SRAX Common Stock.

Combination of Conversion and either Dividend or Redemption -- In the event that SRAX’s Common Stock is publicly traded, SRAX may convert the Non-Voting Preferred Tracking Stock into shares of its Common Stock  as contemplated in the preceding paragraph with the payment or a dividend on, or redemption of the Non-Voting Preferred Tracking Stock as described in this section entitled “Dividend, Redemption or Conversion in Case of BIGToken Group Disposition” in the “Description of Securities” header.

Conversion of Preferred Tracking Stock into Common Stock

SRAX may, provided its Common Stock is publicly traded, at its option, convert all (and not less than all) of the outstanding shares of Non-Voting Preferred Tracking Stock into Common Stock of SRAX. Each share of Non-Voting Preferred Tracking Stock will be converted into such number of shares of Common Stock equal to (x) the Allocation Percentage of the market value of the BIGToken Group divided by (y) the total number of issued and outstanding shares of Non-Voting Preferred Stock divided by the market value of the SRAX Common Stock. Such conversion will occur within forty-five (45) days of such determination of conversion.

Special Dividend Right

On September 17, 2018, we issued the holders of (i) our Class A common stock, (ii) certain of our outstanding Class A common stock purchase warrants, and (iii) the then outstanding 12.5% secured convertible debentures, a right to receive a special dividend, if and when declared, consisting of such number and designation of BIGToken (the “Special Dividend”) as determined by our management at their sole discretion.  Such dividend right will expire if not declared on or before 5:00 p.m. ET on December 31, 2019, unless extended by the Company.

The Special Dividend is anticipated to be (i) an analog security, (ii) be a fractional non-voting security, and (iii) participate only in the revenue of the BIGToken platform.

BIGToken Preferred Tracking Stock Policy

We have adopted a formal Policy Statement regarding our Non-Voting Preferred Tracking Stock. The following summary is qualified in its entire by the Policy Statement filed as an exhibit to the registration statement related to this prospectus.

General Policy

The Non-Voting Preferred Tracking Stock is intended to initially reflect the direct and indirect economic rights of the BIGToken Group, as defined in the section of this prospectus entitled “ Description of Securities. ” From time to time additional assets and liabilities may be allocated to the BIGToken Group in accordance with the rights, preferences and limitations set forth in the SRAX’s certificate of incorporation, as amended, including the Certificate of Designation of Preferences, Rights and Limitations of BIGToken Preferred Tracking Stock (collectively, the “ Certificate of Incorporation ”), the Bylaws of the Corporation (“Bylaws”) and as set forth herein in this Tracking Stock Policy Statement.

All material matters as to which the holders of the Class A Common Stock and the holders the Non-Voting Preferred Stock may have potentially divergent interests will be resolved by the Board of Directors or any committee appointed by the Board of Directors or in such manner as expressly provided in the Policy Statement, Bylaws, the Capital Stock Committee (as defined below) determine in accordance with such directors’ business judgment to be in the best interests of SRAX and its stockholders as a whole. All capitalized terms used but not defined herein have the respective meanings assigned thereto in the section of this prospectus entitled “ Description of Securities ”).

Amendment and Modification

The Board may, with the approval of the Capital Stock Committee but without stockholder approval, subject in each case to any limitations set forth in the Certificate of Incorporation, the Bylaws and to any limitations imposed by the fiduciary duties of the Board or applicable law, change the policies set forth in the Policy Statement, including any resolution implementing the provisions of this Policy Statement. The Board also may, with the approval of the Capital Stock Committee but without stockholder approval, adopt additional policies or make exceptions with respect to the application of the policies described in this Policy Statement in connection with particular facts and circumstances, all as the Board may determine in accordance with its business judgment to be in the best interests of SRAX and its stockholders as a whole. Any decision by the Board to amend, modify or rescind this Policy Statement shall require the approval of the Capital Stock Committee and will be final, binding and conclusive.

Corporate Opportunities

The Board will allocate any business opportunities and operations and any acquired assets and businesses between the SRAX Group and the BIGToken Group (together, the “ Groups ” and as each is described in the section of this prospectus entitled “ Description of Securities ”), in whole or in part, in a manner it considers in accordance with its business judgment to be in the best interests of SRAX and its stockholders as a whole. Any allocation of this type may involve the consideration of a number of factors that the Board determines to be relevant including, without limitation: (a) whether the business opportunity or operation, or the acquired asset or business, is principally within or related to the then existing scope of one Group’s business; (b) whether one Group is better positioned to undertake or have allocated to it that business opportunity or operation, acquired asset or business; and (c)  existing contractual agreements and restrictions.

No Group will be prohibited from: (a) engaging in the same or similar business activities or lines of business as the other Group; (b) doing business with any potential or actual supplier, competitor or customer of the other Group; or (c)engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual suppliers, competitors or customers of the other Group.

In addition, neither SRAX nor any Group will have any duty, responsibility or obligation: (a) to communicate or offer any business or other corporate opportunity that one Group has to the other Group, including any business or other corporate opportunity that may arise that either Group may be financially able to undertake, and that is, from its nature, in the line of either Group’s business and is of practical advantage to either Group; (b) to have one Group provide financial support to the other Group; or (c) otherwise to have one Group assist the other Group.

Relationship between the Groups

SRAX will manage its businesses and the businesses in the BIGToken Group in a manner intended to maximize the operations, assets and value of both Groups, and with complementary deployment of personnel, capital, and facilities, consistent with their respective business objectives. All material commercial transactions in the ordinary course of business between the Groups are intended, to the extent practicable, to be on terms consistent with terms that would be applicable to arm’s-length dealings with unrelated third parties. Neither Group is under any obligation to use or make available to its customers services provided by the other Group, and each Group may use or make available to its customers services provided by a competitor of the other Group.

The Board may, with the approval of the Capital Stock Committee but without stockholder approval, otherwise allocate and reallocate assets and liabilities from one Group to the other. Any such reallocation will be effected by: (a)  the reallocation of other assets or consideration (including services) of the transferee Group to the transferor Group and/or of liabilities of the transferor Group to the transferee Group; (b)  in the case of a reallocation of assets, the creation of inter-Group debt owed by the transferee Group to the transferor Group or the reduction of inter-Group debt owed by the transferor Group to the transferee Group; or (c) a combination thereof; in each case, in an amount having a fair value equivalent to the fair value of the assets or liabilities reallocated by the transferor Group. For these purposes, the fair value of the assets or liabilities transferred will be determined in accordance with the Certificate of Incorporation to the extent applicable and otherwise by the Board with the approval of the Capital Stock Committee, in each case in good faith in accordance with its business judgment.

Initially, all of the debt and preferred stock of SRAX and its subsidiaries (other than debt and preferred stock of BIGToken Sub and its subsidiaries, if any) will be allocated to SRAX. Thereafter, each transaction, issuance, repurchase, dividend or issuance of debt will be attributed to the respective Group receiving the benefit or on whose account the action was undertaken.

Subject to the limitations set forth in the Certificate of Incorporation and to applicable law, the determination of any Group, as of any given date, will take into account the following factors, as determined by the Capital Stock Committee: (a) the direct and indirect interest of the Group and any of its subsidiaries in all of the businesses, assets, properties, liabilities and preferred stock of such Group or any of its subsidiaries; all assets, liabilities and businesses acquired or assumed by the SRAX or any of its subsidiaries for the account of a certain Group, or contributed, allocated or transferred to a Group (including the net proceeds of any issuances, sales or incurrences for the account of such Group’s securities, or indebtedness or preferred stock attributed to the and (c) all net income and net losses arising in respect of the foregoing and the proceeds of any disposition of any of the foregoing.

Financial Reporting

SRAX will prepare and include in its filings with the Securities and Exchange Commission consolidated financial statements of SRAX and segment information with respect to the SRAX Group and BIGToken Group in accordance with GAAP for so long as shares of Non-Voting Preferred Stock are outstanding. For purposes of these financial statements, the SRAX Group and BIGToken Group will be allocated debt and preferred stock in accordance with GAAP.

Shared Services and Support Activities .. If the BIGToken Group is allocated operating assets, the Corporation will directly charge specifically identifiable corporate overhead and other costs to the BIGToken Group. Where determinations based on specific usage alone are impracticable, the Corporation will use other allocation methods that it believes are fair, including methods based on factors such as the number of employees in and total revenues generated by each Group.

Preferences, Rights, Qualifications, Limitations or Restrictions of Preferred Stock

Once every calendar quarter, the Capital Stock Committee will determine certain rights, qualification, limitations or restrictions related to the Non-Voting Preferred Stock. The determination of the Capital Stock Committee will be posted at least 10 days prior to the end of each respective quarter to the BIGToken website Bigtoken.com/preferred.  The determinations made will be effective for the following calendar quarter and any issuance of Non-Voting Preferred Stock occurring during such quarter. By way of example, if on March 20 the Capital Stock Committee makes a determination, such determination will be operative with respect to any shares of Non-Voting Preferred Stock issued from April 1 until the end of the calendar quarter on June 30.  Specifically, the Capital Stock Committee will determinate the following item (the “Quarterly Determination”):

Preferred Tracking Stock Allocation Percentage.

By electing to receive shares of Preferred Stock, the holder agrees to be bound by the rights, preferences and limitations set forth in the Certificate of Incorporation, as well as the Quarterly Determination of the Capital Stock Committee as posted on the BIGToken website at: www.bigtoken.com/preferred.

Capital Stock Committee

SRAX will establish a standing committee of the Board known as the Capital Stock Committee (the “Capital Stock Committee”). The Capital Stock Committee shall consist of at least three members, and shall at all times be composed of a majority of directors who satisfy the independence requirements required to serve on the audit committee of a company listed on the principal securities exchange on which SRAX’s Common Stock is listed or if the Common Stock is not so listed, then of a company listed on the NASDAQ Stock Market. Each director serving on the Capital Stock Committee will have one vote on all matters presented to such committee. The Capital Stock Committee will have such powers, authority and responsibilities as are set forth in the Bylaws and in the Policy Statement, and such other powers, authority and responsibilities as the Board may grant to such committee, which shall include the authority to engage the services of accountants, investment bankers, appraisers, attorneys and other service providers to assist in discharging its duties.

In making determinations, the members of the Board and the Capital Stock Committee will act in a fiduciary capacity and pursuant to legal guidance concerning their respective obligations under applicable law. The members of the Board and of the Capital Stock Committee, in performing their duties in connection with the matters covered by the Policy Statement, shall be fully protected in relying in good faith upon the records of SRAX and upon such information, opinions, reports, advice or statements presented to SRAX, the Board or the Capital Stock Committee by any of SRAX’s officers or employees, or other committees of the Board, or by any accountants, investment bankers, appraisers, attorneys and other service providers retained by or on behalf of SRAX, the Board or the Capital Stock Committee.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain provisions of Delaware law, our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. In particular, our dual class common stock structure will concentrate ownership of our voting stock in the hands of our founders, board members, and employees. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Special Approval for Change in Control Transactions

In the event a person seeks to acquire us by means of a merger or consolidation transaction, a purchase of all or substantially all of our assets, or an issuance of stock which constitutes 2% or more of our outstanding shares at the time of issuance and which results in any person or group owning more than 50% of our outstanding voting power, then these types of acquisition transactions must be approved by our stockholders at an annual or special meeting. At this meeting, we must obtain the approval of stockholders representing the greater of:

•	A majority of the voting power of our outstanding capital stock; and

•	60% of the voting power of the shares of capital stock present in person or represented by proxy at the stockholder meeting and entitled to vote.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. The bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding business to be conducted at a special or annual meeting of the stockholders. However, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Delaware Anti-Takeover Statute

We will be subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

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Prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder.

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Upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer.

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On or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Transfer Online, Inc. 512 SE Salmon Street, Portland, OR 97214, 503-227-2950. Transfer Online will also be the transfer agent and registrar for our Non-Voting Preferred Tracking Stock.

OUR BUSINESS

We are a digital marketing and data technology company with tools to reach and reveal valuable audiences with marketing and advertising communication. Our machine-learning technology analyzes marketing data to identify brands and content owners' core consumers and their characteristics across marketing channels. Through an omnichannel approach that integrates all aspects of the advertising experience into one platform, we discover new and measurable opportunities that amplify campaign performance and maximize profits. In addition to our business services and technologies, we also operate a direct to consumer platform, BIGToken, that enables consumers to own, manage and sell access to their digital identity and data. This provides us with a direct consumer relationship and gives us valuable proprietary data. We derive our revenues from:

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sales of digital advertising campaigns to advertising agencies and brands;

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sales of media inventory through real-time bidding, or “RTB”, exchanges;

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creation of custom platforms for buying media on SRAX for large brands; and

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sales of proprietary consumer data.

The core elements of our business are:

Ad Exchange or "SRAX"  –  Real Time Bidding buy side representation  is our technology which assists buyers of media to deliver their message to the right audience at the right time. We also build custom platforms that allow our agency partners to launch and manage their own RTB campaigns by enabling them to directly place advertising orders on the platform dashboard and view and analyze results as they occur;

SRAXauto tools enable targeting and engagement with potential auto buyers at dealerships, auto shows, and at home across desktop and mobile environments;

SRAXcore is our generalized services and technologies supporting brands and agencies in data management, audience optimization, and multi-channel and omnichannel media and marketing services;

SRAXshopper tools enable brands and agencies to connect with shoppers driving in store an online sales;

SRAXir tools to assist public companies in analyzing and marketing to their shareholder population; and

BIGToken which is a platform that allows consumers to manage and participate in the sales of their digital data.

Marketing and sales

We market our services through our in-house sales team, which is divided into two distinct activities. One group is responsible for brand advertisers and advertising agencies, and the other is responsible for publisher acquisition and management. Our in-house marketing is focused on social media, including Facebook, LinkedIn and Twitter, public relations (PR), industry events and the creation of white papers which assist in our marketing efforts and are used as lead generation tools for our sales team. We also attend industry specific events such as AdTech, AdExchanger, and Salesforce annual events and local events in Los Angeles and New York.

Intellectual property

We currently rely on a combination of trade secret laws and restrictions on disclosure to protect our intellectual property rights. Our success depends on the protection of the proprietary aspects of our technology as well as our ability to operate without infringing on the proprietary rights of others. We also enter into proprietary information and confidentiality agreements with our employees, consultants and commercial partners and control access to, and distribution of, our software documentation and other proprietary information. Prior to our acquisition of Five Delta in December 2014, in October 2014 it filed a U.S. patent for a method and system for bidding and performance tracking using online advertisements and provisional status has been granted under 62/060,247. In addition, it claimed the benefit of a pending U.S. patent number 61/604,348 for online advertising scoring. The provisional patent application has now been converted to a non-provisional patent application number 12/960,435 and is awaiting examination by the U.S. Patent Office.

Competition

We operate in a highly competitive environment. Our competitors include companies who focus on the RTB market and companies who are focused on providing social media applications on a managed and self-service basis. We believe we compete based on our ability to: (i) assist our customers in obtaining the best available prices, (ii) our excellent customer service and (iii) our innovative products and service offerings. The barrier to entry to our industry is low. We believe that in the future we will face increased competition from these companies as they expand their operations as well as new entrants to our industry. Most of the entities against which we compete, or may compete, are larger and have greater financial resources than our company. Competition for advertising placements among current and future suppliers of Internet navigational and informational services, high-traffic websites and Internet service providers, as well as competition with other media for advertising placements, could result in significant price competition, declining margins and reductions in advertising revenue. In addition, as we continue our efforts to expand the scope of our services, we may compete with a greater number of publishers and other media companies across an increasing range of different services, including vertical markets where competitors may have advantages in expertise, brand recognition and other areas. If existing or future competitors develop or offer products or services that provide significant performance, price, creative or other advantages over those offered by us, our business, results of operations and financial condition could be negatively affected. We also compete with traditional advertising media, such as direct mail, television, radio, cable, and print, for a share of advertisers' total advertising budgets. Many current and potential competitors enjoy competitive advantages over us, such as longer operating histories, greater name recognition, larger customer bases, greater access to advertising space on high-traffic websites, and significantly greater financial, technical, sales, and marketing resources. As a result, we may not be able to compete successfully. If we fail to compete successfully, we could lose customers or media inventory and our revenue and results of operations could decline.

BIGToken Application

On February 1, 2019, BIGToken became generally available to the public. Users of BIGToken receive points for undertaking certain actions on the platform. These points are then redeemable from us pursuant to our Rewards Program. Our Rewards Program allows the user to redeem points for: (i) cash, (ii) gift cards, (iii) donations to non-profit organizations, and (iv) shares of Non-Voting Preferred Tracking Stock. We also anticipate that users will be able to redeem the points for goods and/or services offered by our sponsors and advertisers. The value each point being redeemed is at the discretion of management and we anticipate at the discretion of our sponsors with regard to goods and/or services they offer via BIGToken. As of June 30, 2019, we have not generated any revenue through the sale of data gathered from users of BIGToken. Since commencing the BIGToken project, we have spent approximately $4 million in the development and management of BIGToken. We are currently redeeming each points for US based registered users at $.01 per point and points from international users at a variety of  rates ($0.001 to $0.01), based on the estimated value of data in the particular country or jurisdiction subject to the user meeting certain conditions, including, being a US resident. As of June 30, 2019, we recorded a contingent liability of approximately $187,000 and we have redeemed an aggregate of 12 million points for $120,000. In March of 2019, we experienced a surge in the number of users of our BIGToken Platform. As of June 30, 2019, we had approximately 15.5 million users, based upon the points accumulated by qualified users, we may be required to redeem in excess of $500,000 worth of points.

Notwithstanding the foregoing, we believe that in order to fully launch the BIGToken Platform and recognize all the benefits therefrom, not only will we be required to further increase the functionally of the platform (the development of blockchain technology that has yet to be developed and implemented regarding the tracking of brand transactions) but we will also need to comply with both state and federal securities laws and regulations with regard to certain aspects of the platform. There can be no assurances that we will be able to develop the blockchain portion of the application or that we will be able to comply with any applicable laws or regulations on a timely basis, if at all. Our failure to fully development the application or to adequately comply with applicable laws and regulations, or comply with them on a timely basis, will greatly impact the value and utility of the BIGToken Application and could materially impact the operations of our company.

Government regulation

Aspects of the digital marketing and advertising industry and how our business operates are highly regulated. We are subject to a number of domestic and, to the extent our operations are conducted outside the U.S., foreign laws and regulations that affect companies conducting business on the Internet and through other electronic means, many of which are still evolving and could be interpreted in ways that could harm our business. In particular, we are subject to rules of the Federal Trade Commission, or FTC, the Federal Communications Commission, or FCC, and potentially other federal agencies and state laws related to our advertising content and methods.

U.S. and foreign regulations and laws potentially affecting our business are evolving. We have not yet developed an internal compliance program nor do we have policies in place to monitor compliance. Instead, we rely on the policies of our publishing partners and advertising clients. If we are unable to identify all regulations to which our business is subject and implement effective means of compliance, we could be subject to enforcement actions, lawsuits and penalties including, but not limited to, fines and other monetary liability or injunction that could prevent us from operating our business or certain aspects of our business. In addition, compliance with the regulations to which we are subject now or in the future may require changes to our products or services, restrict or impose additional costs upon the conduct of our business or cause users to abandon products or aspects of our services. Any such action could have a material adverse effect on our business, results of operations and financial condition.

Privacy and Data Protection

Privacy and data protection laws play a significant role in our business. In the United States, at both the state and federal level, there are laws that govern activities such as the collection and use of data by companies like us and privacy and data protection issues generally have gained wide media and public attention recently. Online advertising activities in the United States have primarily been subject to regulation by the FTC, which has regularly relied upon Section 5 of the Federal Trade Commission Act to enforce against unfair and deceptive trade practices. Section 5 has been the primary regulatory tool used to enforce against alleged violations of online privacy policies and would apply to privacy practices in the mobile advertising industry. In December 2012, the FTC adopted amendments to rules under COPPA, which went into effect in July 2013. These amendments broadened the potential applicability of COPPA compliance obligations to our activities and those of our clients. Further, Europe’s new General Data Protection Regulation (which came into force in May 2018) extends the jurisdictional scope of European data protection law. As a result, we will be subject to the European Union’s General Data Protection Regulation (“GDPR”) when we provide our media and data services in Europe. The GDPR imposes stricter data protection requirements that may necessitate changes to our services and business practices.

The issue of privacy online privacy in general and in the advertising industry is rapidly evolving. Federal legislation and rulemaking has been proposed from time to time that would govern certain advertising practices which we currently undertake, such as geotracking. Although such legislation has not been enacted, it remains a possibility that such federal and state laws may be passed in the future.

In addition, our services are generally not restricted by geographic boundaries and our services reach individuals throughout the world. We transact business with our customers in Europe and Southeast Asia and, as a result, some of our activities may also be subject to the laws of foreign jurisdictions. In particular, European data protection laws can be more restrictive regarding the collection and use of data than those in U.S. jurisdictions. As we continue to expand into other foreign countries and jurisdictions, we may be subject to additional laws and regulations that may affect how we conduct business.

Any failure by us to comply with these privacy-related laws and regulations could result in proceedings against us by governmental authorities or others, which could harm our business. In addition, the interpretation of data protection laws, and their application to the Internet is unclear and in a state of flux. There is a risk that these laws may be interpreted and applied in conflicting ways from state to state, country to country, or region to region, and in a manner that is not consistent with our current data protection practices. Complying with these varying requirements could cause us to incur additional costs and change our business practices. Further, any failure by us to adequately protect users' privacy and data could result in a loss of confidence in our services and ultimately in a loss of customers, which could adversely affect our business.

Employees

At September 30, 2019 we had 48 full-time employees. We also contract for the services of a number individuals from a third-party provider. There are no collective bargaining agreements covering any of our employees.

Our history

We were originally organized in August 2009 as a California limited liability company under the name Social Reality, LLC, and we converted to a Delaware corporation effective January 1, 2012. Social Reality, LLC began business in May, 2010. Upon the conversion, we changed our name to Social Reality, Inc. On July August 25, 2019, we formally changed our name to SRAX, Inc.

Additional information

We file annual and quarterly reports on Forms 10-K and 10-Q, current reports on Form 8-K and other information with the Securities and Exchange Commission (“SEC” or the “Commission”). The public may read and copy any materials that we file with the Commission at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549, on official business days during the hours of 10:00 a.m. to 3:00 p.m. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

Other information about SRAX can be found on our website www.srax.com .. Reference in this document to that website address does not constitute incorporation by reference of the information contained on the website.

Our wholly owned subsidiary, BIGToken, Inc. maintains a website at Bigtoken.com. The reference to the BIGToken, Inc. web address does not constitute incorporation by reference of the information contained at this site into this prospectus except with respect to the information contained on www.bigtoken.com/preferred, as may be amended from time to time.

PROPERTIES

We lease our principal executive offices from an unrelated third party on a month-to-month basis, subject to termination with advance notice, at an amount of $5,823.00 per month. We also maintain offices in Mexicali, Mexico where we lease approximately 3,400 square feet of office space from an unrelated third party under a lease agreement terminating in September 2021 at an initial annual rental of $77,580 plus a value-added tax (VAT) or its equivalent in the Mexican national currency and a 10% VAT for maintenance and certain overhead expenses.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Class A common stock is listed on the Nasdaq Capital Market under the symbol "SRAX." Prior thereto, our Class A common stock was quoted on the OTCQB Tier of the OTC Markets under the symbol “SCRI.” The reported high and low last bid prices for the Class A common stock are shown below for the periods indicated. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

	High	Low

2017
First quarter ended March 31, 2017	$6.14	$1.58
Second quarter ended June 30, 2017	$1.93	$1.14
Third quarter ended September 30, 2017	$5.75	$1.11
Fourth quarter ended December 31, 2017	$7.95	$2.12

2018
First quarter ended March 31, 2018	$6.89	$3.23
Second quarter ended June 30, 2018	$5.56	$3.00
Third quarter ended September 30, 2018	$5.94	$3.84
Fourth Quarter ended December 31, 2018	$3.77	$1.55

2019
First quarter ended March 31, 2019	$4.20	$1.88
Second quarter ended June 30, 2019	$5.85	$3.07
Third quarter ended September 30, 2019	$4.94	$2.07

The last sale price of our Class A common stock as reported on the Nasdaq Capital Market on September 30, 2019 was $2.30 per share.

Holders

As of October 1, 2019, the number of record holders of our Class A common stock was approximately 53.

Dividend policy

We have never paid cash dividends on either our Class A common stock or our Class B common stock. Under Delaware law, we may declare and pay dividends on our capital stock either out of our surplus, as defined in the relevant Delaware statutes, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If, however, the capital of our company, computed in accordance with the relevant Delaware statutes, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits and dividends upon any shares of our capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired

Under the certificate of designation of our Non-Voting Preferred Tracking Stock, our Non-Voting Preferred Tracking Stock holders have certain rights in the event that we declare certain dividends as more fully set forth in the certificate of designation. Please see Description of Securities for a further discussion on the dividend rights of the Non-Voting Preferred Tracking Stock.

EQUITY COMPENSATION PLANS

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth securities authorized for issuance under any equity compensation plans approved by our shareholders as well as any equity compensation plans not approved by our stockholders as of December 31, 2018

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)

Plans approved by our stockholders:
2012 Equity Compensation Plan	223,401	$4.56	262,932
2014 Equity Compensation Plan (1)	72,400	$7.49	1,465,933
2016 Equity Compensation Plan	276,236	$6.44	37,707
Plans not approved by stockholders	—	—	—

———————

(1)

Our 2014 Equity Compensation Plan was amended on 12/31/18 to increase the number of authorized share issuable under the plan from 600,000 to 1,600,000.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes to those statements that are included elsewhere in this prospectus. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this prospectus. We use words such as "anticipate," "estimate," "plan," "project," "continuing," "ongoing," "expect," "believe," "intend," "may," "will," "should," "could," and similar expressions to identify forward-looking statements.

Overview

We are a digital marketing and data technology company with tools to reach and reveal valuable audiences with marketing and advertising communication. Our machine-learning technology analyzes marketing data to identify brands and content owners' core consumers and their characteristics across marketing channels. Through an omnichannel approach that integrates all aspects of the advertising experience into one platform, we discover new and measurable opportunities that amplify campaign performance and maximize profits. In addition to our business services and technologies, we also operate a direct to consumer platform that enables consumers to own, manage and sell access to their digital identity and data. This provides us with a direct consumer relationship and gives us valuable proprietary data. We derive our revenues from:

•

sales of digital advertising campaigns to advertising agencies and brands;

•

sales of media inventory through real-time bidding, or “RTB”, exchanges;

•

sale and licensing of our SRAX Social platform and related media;

•

creation of custom platforms for buying media on SRAX for large brands; and

•

sales of proprietary consumer data.

The core elements of our business as of are:

•

SRAXcore is our generalized services and technologies supporting brands and agencies in data management, audience optimization, and multi-channel and omnichannel media and marketing services;

•

SRAX Social is a social media and loyalty platform that allows brands to launch and manage their social media initiatives. Our team works with customers to identify their needs and then helps them in the creation, deployment and management of their social media presence;

•

SRAXshopper tools enable brands and agencies to connect with shoppers driving in store an online sales; and

•

SRAXauto tools enable targeting and engagement with potential auto buyers at dealerships, auto shows, and at home across desktop and mobile environments; and

•

SRAXir tools to assist public companies in analyzing and marketing to their shareholder population; and

•

BIGtoken which is a platform for consumers to own, manage and participate in the sales of their digital data, which provides SRAX proprietary audiences and data.

We offer our customers several pricing options including cost-per-thousand-impression, commonly referred to as CPM, whereby our customers pay based on the number of times the target audience is exposed to the advertisement. In addition to campaign revenues, we generate SaaS revenue with SRAXir and other revenues on a monthly service fee.

During 2017, we launched a new SRAX Social tool for digital marketers and content owners to create posts and promote them beyond their respective Facebook Page communities. This tool is the first of many planned monetization opportunities to be developed and integrated into SRAX Social. We also released a new guide entitled “People-Based Advertising: How to Get Bigger Results by Targeting the Most Precise Audience” which we believe will provide support for our expertise as an Internet advertising resource. We also unveiled the Company’s new SRAX branding, designed to reflect the breadth and depth of the tools that we offer to digital marketers and content owners.

In 2017, we also announced several new product offerings designed to expand our reach for advertisers to other large digital audiences. SRAX Shopper is a buyside vertical focused on advertising to in market brand shoppers at specific retailers. SRAX Auto is another new buyside vertical launched to target car buyers. SRAXir is a platform for public companies to manage and market to their shareholder populations. While SRAX Shopper and SRAX Auto have formally launched, they remain very early stage. As such, we do not believe these two new initiatives will be significant contributors to revenue growth for the remainder of 2018.

In late 2017, we announced the launch of BIGToken. Presently we are developing BIGToken as a wholly owned subsidiary of SRAX and eventually anticipate spinning the company out to our shareholders. In March of 2018, we announced the Alpha launch of the BIG platform to a select group of individuals and entities. Users participating in our BIGToken Alpha will be able to create an account, integrate third party accounts and answer serves in order to create an initial data graph. Participants in the Alpha will be awarded points as opposed to a BIGToken. Although the Alpha launch was a major milestone for the BIGToken project, there can be no assurance that we will complete final development of the BIGToken project or if developed, that it will be successful.

We commenced our closed Beta of the BIGToken platform during the third quarter of 2018, and anticipate commencing an open Beta during the first quarter of 2019. It is anticipated that the BIGToken platform will become generally available in mid 2019. Notwithstanding the foregoing anticipated development dates, to fully launch BIGToken, not only will we be required to complete development and testing of the platform, but we will also need to comply with both state and federal securities laws and regulations with regard to certain aspects of the platform. There can be no assurances that we will be able to comply with such laws or regulations on a timely basis, if at all. Our failure to adequately comply with such laws and regulations, or comply with them on a timely basis, will greatly impact the value and utility of the BIGToken platform.

We have adopted a policy statement (the “Policy Statement”) setting forth management and allocation policies for purposes of attributing all of the business and operations of the Company to either the BIGToken Group or the SRAX Group, which is defined as all other operations of SRAX, including all existing and future businesses, other than the BIGToken Group. Among other things, the Policy Statement governs how assets, liabilities, revenue and expenses are attributed or allocated between SRAX Group and the BigToken Group. Such attributions and allocations generally do not affect the amounts reported in SRAX consolidated financial statements, except for the possible attribution of shareholders’ equity and net income or loss between the holders of the Non-Voting Preferred Tracking Stock and common stock. The Policy Statement also does not significantly affect the way that management assesses operating performance and allocates resources within SRAX.

Results of operations

Three and six months ended June 30, 2019 as compared to the three and six months ended June 30, 2018

Selected Consolidated Financial Data

	For the three months ended		For the six months ended		Change YoY
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018	Qtr	YTD
Total revenue	904,222	4,697,351	1,495,977	6,808,201	-80.8%	-78.0%
Costs of revenue	410,892	1,320,464	753,239	2,138,569	-68.9%	-64.8%
Gross Profit	$493,330	$3,376,887	$742,738	$4,669,632	-85.4%	-84.1%
Gross Profit Margin	55%	72%	50%	69%	-1733 bps	-1894 bps

Total operating expense	5,114,115	5,392,625	9,605,377	9,522,883	-5.2%	0.9%
Loss from operations	(4,620,785)	(2,015,738)	(8,862,639)	(4,853,251)	129.2%	82.6%
Non-cash financial instrument valuation adjustments	(2,875,554)	(1,013,565)	(4,837,405)	2,710,129	183.7%	-278.5%
Interest	(183,257)	(969,346)	(250,944)	(1,839,797)	-81.1%	-86.4%
Other (income) / expense	(419,055)	(22,761)	66,933	(27,425)	1741.1%	-344.1%
Net income (loss)	$(8,098,651)	$(4,021,410)	$(13,884,055)	$(4,010,344)	101.4%	246.2%
Earnings (loss) per share basic and diluted	(0.67)	(0.39)	(1.24)	(0.40)	69.6%	212.7%

Revenue

The decrease in our revenue during the three months ended June 30, 2019 compared to the same period of 2018 is the result of a decrease in revenue from our SRAX sell-side and buy-side clients and the loss of revenue from the sale of SRAXmd, partially offset by an increase in revenue from our SRAX verticals.

Cost of revenue

Cost of revenue consists of certain labor costs, payments to website publishers and others that are directly related to a revenue-generating event and project and application design costs. During the three months ended June 30, 2019, our gross margin decreased substantially as a result of a loss of our higher margin revenue from SRAXmd. Cost of revenue as a percent of total revenue increased to 45.4% for the three-month period ended June 30, 2019 as compared to 28.1% for the comparable period ended June 30, 2018.

Operating expense

Our operating expense is comprised of salaries, commissions, marketing, and general overhead expense. Overall, operating expense decreased approximately 5% for the three-month period ended June 30, 2019 as compared to the three-month period ended June 30, 2018. This decrease was primarily due to lower expenses resulting from the sale of the SRAXmd business unit. During the third quarter of 2017 we launched BIGToken. During the year ended December 31, 2018 operating expenses relating to the BIGToken project were approximately $2.2 million.

Interest expense

Interest expense for the period ending June 30, 2019 represents accounts receivable factoring fees. Interest expense, net of interest income for the three-month period ending June 30, 2019 decreased from the same period in the prior year by $786,089 due to the redemption of the Company’s 12.5% secured debentures on November 29, 2018.

Non-GAAP financial measures

We use Adjusted net loss to measure our overall results because we believe it better reflects our net results by excluding the impact of non-cash equity-based compensation and the accretion of warrants. We use Adjusted EBITDA to measure our operations by excluding interest and certain additional non-cash expenses and gain or loss on sale of assets and changes in the valuation of derivatives. We believe the presentation of Adjusted net loss and Adjusted EBITDA enhances our investors' overall understanding of the financial performance of our business.

You should not consider Adjusted net loss and Adjusted EBITDA as an alternative to net income (loss), determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”), as an indicator of operating performance. A directly comparable GAAP measure to Adjusted net loss and Adjusted EBITDA is net loss.

The following is a reconciliation of net income (loss) Adjusted EBITDA for the periods presented:

	For the three months ended		For the six months ended		Change YoY
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018	Qtr	YTD
Net Income / (Loss)	$(8,098,651)	$(4,021,410)	$(13,884,055)	$(4,010,344)	101%	246%
Plus:
Equity based compensation	325,511	995,630	325,511	1,161,760	-67%	-72%
Interest (income) expense	183,257	969,346	250,944	1,839,797	-81%	-86%
Depreciation and amortization	275,884	194,576	275,884	370,201	42%	-25%
Change in Fair Value of Warrant Liability	2,875,554	1,013,565	4,837,405	(2,710,129)	184%	-278%
Financing Costs	341,682	—	341,682	—	n/m	n/m
Gain on Sale	77,373	49,513	(395,106)	71,678	56%	-651%
Other (income)/ expense	—	596	(13,509)	5,260	-100%	-357%
Adjusted EBITDA	$(4,019,390)	$(798,184)	$(8,261,244)	$(3,271,777)	404%	153%

BIGToken, Inc. Subsidiary

BIGToken, Inc.

Selected Financial Data

(Unaudited)

	For the three months ended		For the six months ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Revenue	$—	$—	$—	$—
Cost of revenue	—	—	—	—
Operating expense, net	1,043,182	621,224	1,762,876	922,956
Operating loss	(1,043,182)	(621,224)	(1,762,876)	(922,956)
Other income (expense)	—	(596)	(1,772)	(5,260)
Net income (loss)	$(1,043,182)	$(621,820)	$(1,764,648)	$(928,216)

Revenue

BIGToken did not have any revenue for the three or six month periods ending June 30, 2019 or June 30, 2018.

Cost of revenue

BIGToken did not have any cost of revenue for the three or six month periods ending June 30, 2019 or June 30, 2018.

Operating expense

Our operating expenses are comprised of salaries, general overhead expenses and the development of the BIGToken platform. We began operations in the fourth quarter of 2017.  Operating expense for the three and six month periods ended June 30, 2019 were $1,043,182 and $1,762,876 respectively.  Operating expense for the three and six month periods ended June 30, 2018 were $621,225 and $922,956 respectively.

Other income (expense)

For the three and six month periods ended June 30, 2019, other expense was $0 and $1,772 respectively.  For the three and six month periods ended June 30, 2018, other expense was $596 and $5,260 respectively.

Year ended December 31, 2018 compared to year ended December 31, 2017

Selected Consolidated Financial Data

	Year ended December 31,		$	%
	2018	2017	Change	Change
		As Restated
Revenue	$9,880,608	$23,348,714	$(13,468,106)	(136.3)%
Cost of revenue	3,156,920	9,328,893	(6,171,973)	(195.5)%

Operating expense	18,442,839	17,863,500	579,339	3.1%
Operating loss	(11,719,151)	(3,843,679)	(7,875,472)	67.2%
Gain from sale of SRAX md	22,108,028	—		n/a
Interest expense, net	(3,056,541)	(3,864,876)	808,335	(26.5)%
Other income (loss)	1,411,257	(5,323,562)	6,734,819	477.2%
Net income (loss)	$8,743,593	$(13,032,117)	$21,775,710	249.0%

Revenue

The decrease in our revenue during the year ended December 31, 2018 compared to the same period of 2017 is the result of a decrease in revenue from our SRAX sell-side and buy-side clients, partially offset by revenue from our SRAXmd business unit which we sold in August of 2018.

Cost of revenue

Cost of revenue consists of certain labor costs, payments to website publishers and others that are directly related to a revenue-generating event and project and application design costs. During the year ended December 31, 2018, our gross margin increased substantially as a result of a decrease in our cost of revenue as a percentage of our revenues. Cost of revenue as a percent of total revenue decreased to 31.9% for the year ended December 31, 2018 as compared to 39.9% for the year ended December 31, 2017. This decrease was primarily due to our reduction in our overall lower-margin revenues for both our buy-side and sell-side clientele.

Operating expense

Our operating expense is comprised of salaries, commissions, marketing, and general overhead expense. Overall, operating expense increased approximately 3. 1 % for the year ended December 31, 2018 as compared to the year ended December 31, 2017. This increase was primarily due to increased expense related to our BIGToken subsidiary partially offset by lower expenses resulting from the sale of the SRAX md business unit. During the third quarter of 2017 we launched the BIGToken. During the year ended December 31, 2018 operating expenses relating to the BIGToken project was approximately $ 2.0 million.

Interest expense

Interest expense for the years December 31, 2018 and 2017 represents interest under notes and debentures issued in our financings as well as factoring fees, and the amortization of debt costs. Interest expense, net of interest income for the year ended December 31, 2018 decreased 26.5% as compared to the year ended December 31, 2017. This decrease in interest expense is attributable to the redemption of the Company’s 12.5% secured debentures on November 29, 2018. Additionally, in 2017, we also recognized of $262,684 of interest income related to a legal settlement.

Non-GAAP financial measures

We use Adjusted net loss to measure our overall results because we believe it better reflects our net results by excluding the impact of non-cash equity based compensation and the accretion of warrants. We use Adjusted EBITDA to measure our operations by excluding interest and certain additional non-cash expenses and gain or loss on sale of assets and changes in the valuation of derivatives. We believe the presentation of Adjusted net loss and Adjusted EBITDA enhances our investors' overall understanding of the financial performance of our business.

You should not consider Adjusted net loss and Adjusted EBITDA as an alternative to net income (loss), determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”), as an indicator of operating performance. A directly comparable GAAP measure to Adjusted net loss and Adjusted EBITDA is net loss.

The following is a reconciliation of net loss to Adjusted net loss and Adjusted EBITDA for the periods presented:

	For the years ended
	December 31,
	2018	2017
		As Restated
Net income (loss)	$8,743,593	$(13,032,117)
Plus:
Equity based compensation	2,089,301	2,085,988
Accretion of beneficial conversion feature	3,085,822	925,748
Accretion of debenture discount and warrants	1,208,524	263,648
Adjusted net income (loss)	15,127,240	(9,756,733)
Interest expense	3,056,541	3,864,876
Depreciation and amortization	767,821	528,622
Change in Fair Value of Warrant Liability	(8,953,933)	4,134,166
Restructuring Costs	—	377,961
Write-off of non-compete agreement	—	468,750
Gain on Sale	(22,099,824)	—
Other income	8,204	—
Loss on settlement	3,240,126	—
Adjusted EBITDA	$(8,853,825)	$(382,358)

BIGToken, Inc. Subsidiary

	For the years ended
	December 31,
	2018	2017

Net income (loss)	$(2,044,054)	$(209,623)
Plus:
Depreciation and amortization	37,903	442
Cryptocurrency impairment	(35,474)	—
Adjusted EBITDA	$(2,041,625)	$(209,181)

Revenue

The Company did not have any revenue for the periods ended December 31, 2018 and 2017.

Cost of revenue

The Company did not have any cost of revenue for periods ended December 31, 2018 and 2017.

Operating expense

Our operating expenses are comprised of salaries, general overhead expenses, and the development of the BIGToken platform, marketing expenses and Bigtoken point redemptions and accruals. We began operations in the fourth quarter of 2017, and incurred operating expenses of $209,623 through December 31, 2017. For the full year period ended December 31, 2018 we incurred $2,008,580 in operating expenses.

Other income (expense)

During the full year period ended December 31, 2018 the Company incurred an impairment charge of $35,474 for the decrease in value of its crypto-currency holdings. As of December 31, 2018, the Company’s remaining crypto-currency holdings were valued at $34,900.

Liquidity and capital resources

Liquidity generally refers to the ability to generate adequate amounts of cash to meet our cash needs. We require cash to fund our operating expenses and working capital requirements, to make required payments of principal and interest under our outstanding debt instruments and, to a lesser extent, to fund capital expenditures.

Working Capital

The following table presents working capital as of June 30, 2019 and December 31, 2018:

	June 30, 2019	December 31, 2018

Current assets	$4,096,727	$5,467,713
Current liabilities	(12,630,951)	(9,017,121)
Working capital	$(8,534,224)	$(3,549,408)

Our   current assets include cash and cash equivalents of $2.5 million and $2.8 million as of June 30, 2019 and December 31, 2018, respectively. Current assets decreased by $1.4 million driven by a decrease in cash and accounts receivable driven by cash used to fund our operations during the quarter.

Our current liabilities include warrant and derivative liabilities of $10.3 million and $5.4 million as of June 30, 2019 and December 31, 2018, respectively.  Current liabilities increased by $3.6 million primarily from increase in derivative liabilities driven by increase in the valuation of these derivatives, which was partially off-set by a decrease in accounts payable of $2.1 million.

Liquidity is the ability of a company to generate sufficient cash to satisfy its needs for cash. Our primary need for liquidity is to fund working capital requirements of our business and other general corporate purposes, including debt repayment. At June 30, 2019 , we had an accumulated deficit of $32,662,403. As of June 30, 2019, we had $2.5 in cash and cash equivalents and net working capital deficit of $8,534,224 as compared to $2,784,865 in cash and cash equivalents and net working capital deficit of $3,549,408 at December 31, 2018. On August 14, 2019, we completed an offering of securities which resulted in gross proceeds of $5.49 million.  Based on our cash and cash equivalents as of September 1, 2019, and our working capital needs, we have enough cash to continue our operations until March 31, 2020 ..

On February 1, 2019 the BIGToken Platform became generally available to the public. To date, we have not generated any revenue with the exception of minimal test phase revenue from larger brand advertisers. We anticipate that once the BIGToken Platform begins generating revenue, we will be able to finance it independently from SRAX through the sale of the subsidiary’s equity, debt, or equity-linked securities. Until such time, we anticipate we will continue funding the BIGToken Platform internally. Based on our current development plans, and assuming there is no revenue for the first twelve months, we estimate that the BIGToken Platform will require approximately $2 million and $4 million for the initial and subsequent 12-month periods from the time it became generally available to the public, respectively, provided however that such capital requirements may increase or decrease based on the speed of development, user adoption rates, revenues and the rate at which users redeem points. In the event that BIGToken is not able to secure independent funding once it commences generating on going revenues, we may nonetheless continue to develop the BIGToken project internally. In such instance, we do not believe the project will initially result in a material increase to our operating expenses as the majority of BIGToken’s initial expenses are either duplicative administrative expenses or related to customer acquisition once the platform is successfully launched.

As part of the BIGToken Platform becoming generally available to the public, we offered to redeem points earned on the platform from our users.  Accordingly, we are currently obligated to redeem users’ points which are earned on our BIGToken Platform. We are currently redeeming each points for US based registered users at $.01 per point and points from international users at a variety of rates ($0.001 to $0.01), based on the estimated value of data in the particular country or jurisdiction subject to the user meeting certain conditions, including, being a US resident. As of June 30, 2019, we recorded a contingent liability of approximately $187,000 and we have redeemed an aggregate of 12 million points for $120,000. In March of 2019, we experienced a surge in the number of users of our BIGToken Platform. As of June 30, 2019, we had approximately 15.5 million users, based upon the points accumulated by qualified users, we may be required to redeem in excess of $500,000 worth of points.

Cash flows from operating activities

Net cash used in operating activities was $8,492,648 during the six months ended June 30, 2019 compared to $554,303 for the comparable period in 2018. During the six months ended June 30, 2019 , the Company’s accounts receivable decreased by $807,000 compared to a decrease of $1,630,258 for the comparable period in 2018. Accounts payable and accrued liabilities during the six months ended June 30, 2019 decreased by $1,363,056 compared to an increase of $2,140,856 for the comparable period in 2018.

Cash flows from investing activities

During the six months ended June 30, 2019 net cash used in investing activities was $201,435 compared to $471,961 for the six months ended June 30, 2018.

Cash flows from financing activities

During the six months ended June 30, 2019 net cash provided by financing activities $8.4 million, consisting of $6.3 million from the sale of common stock shares in a registered direct offering, $1 million from the sale of common stock units in a private placement of our common stock and $1.1 million from the conversion of warrants into common stock units.  On August 14, 2019, we closed an offering of our securities resulting in gross proceeds of $5.49 million.

During the six months ended June 30, 2018 net cash provided by financing activities was $50,001, consisting of proceeds from the exercise of warrants for common stock.

Inadequate working capital would have a material adverse effect on our business and operations and could cause us to fail to execute our business plan, fail to take advantage of future opportunities or fail to respond to competitive pressures or customer requirements. A lack of sufficient funding may also require us to significantly modify our business model and/or reduce or cease our operations, which could include implementing cost-cutting measures or delaying, scaling back or eliminating some or all of our ongoing and planned investments in corporate infrastructure, research and development projects, business development initiatives and sales and marketing activities, among other activities. Modification of our business model and operations could result in an impairment of assets, the effects of which cannot be determined. Furthermore, if we continue to issue equity or convertible debt securities to raise additional funds, our existing stockholders may experience significant dilution, and the new equity or debt securities may have rights, preferences and privileges that are superior to those of our existing stockholders.

Additionally, if we are not able to maintain the listing of our common stock on the Nasdaq Capital Market, the challenges and risks of equity financings may significantly increase, including potentially increasing the dilution of any such financing or decreasing our ability to affect such a financing at all. If we incur additional debt, it may increase our leverage relative to our earnings or to our equity capitalization or have other material consequences. If we pursue asset or technology sales or licenses or other alternative financing arrangements to obtain additional capital, our operational capacity may be limited and any revenue streams or business plans that are dependent on the sold or licensed assets may be reduced or eliminated. Moreover, we may incur substantial costs in pursuing any future capital-raising transactions, including investment banking, legal and accounting fees, printing and distribution expenses and other similar costs, which would reduce the benefit of the capital received from the transaction.

Critical accounting policies

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenue and expenses during the reported periods. The more critical accounting estimates include estimates related to revenue recognition and accounts receivable allowances. We also have other key accounting policies, which involve the use of estimates, judgments and assumptions that are significant to understanding our results, which are described in Note 2 to our unaudited condensed consolidated financial statements appearing elsewhere in this report.

Recent accounting pronouncements

The recent accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on our financial statements upon adoption.

Off balance sheet arrangements

As of the date of this report, we do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term "off-balance sheet arrangement" generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with us is a party, under which we have any obligation arising under a guarantee contract, derivative instrument or variable interest or a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The names of our directors and executive officers and their ages, positions, and biographies as of January 29, 2019 are set forth below. Our executive officers are appointed by, and serve at the discretion of the Board. There are no family relationships among any of our directors or executive officers. All directors hold office until the next annual meeting of shareholders or until their respective successors are elected, except in the case of death, resignation, or removal.

Name	Age	Positions	Director Since
Christopher Miglino	50	Chairman of the Board, Chief Executive Officer, President	2010
Kristoffer Nelson	41	Chief Operating Officer, Director	2014
Michael Malone	37	Chief Financial Officer	—
Mark Savas	50	Director	2012
Malcolm CasSelle	49	Director	2013
Robert Jordan	51	Director	2017
Colleen DiClaudio	41	Director	2017

Christopher Miglino. Since co-founding our company in April 2010, Mr. Miglino has served as our Chief Executive Officer and a member of our board of directors. He was appointed President of our company in January 2017. He also served as our Chief Financial Officer from April 2010 until November 2014, and as our principal financial and accounting officer since August 2015. Mr. Miglino, who has over 15 years of experience running various advertising companies, oversees all of our affairs. Some of the companies Mr. Miglino has helped launch programs for include Diet Coke, Bank of America, Nestle, General Mills, HBO, National Geographic, Target, Aflac, and Bayer. In addition, from August 2008 until March 2010, Mr. Miglino was CEO of the Lime Ad Network, a subsidiary of Gaiam, Inc. (Nasdaq: GAIA), where his responsibilities included management of interactive and innovative advertising programs for 250 green and socially conscious websites. Prior to that, from June 2004 until August 2008, Mr. Miglino was CEO of Conscious Enlightenment, where he oversaw their day to day operations in the publishing and advertising industry. From 2004 until 2008, Mr. Miglino served as a board member for Golden Bridge Yoga in Los Angeles, a studio that encompasses over 20,000 square feet of yoga spaces including a restaurant. Mr. Miglino's role as a co-founder of our company, his operational experience in our company as well as his professional experience in our business sector were factors considered by the Corporate Governance and Nominating Committee in recommending his re-election to the board.

Kristoffer Nelson. Mr. Nelson has served as an executive officer of our company since June 2012 and a member of our board of directors since September 2014. He has been employed by our company since September 2011, serving as Director of Business Development (September 2011 until January 2012), Executive Vice President Publisher Relations (January 2012 until June 2016) and President and Chief Revenue Officer, until being named to his current position in October 2014. Prior to joining our company, Mr. Nelson served as a project manager for Living Full Blast, Inc. from August 2009 until December 2010 and President of Krama Consulting & Development from January 2004 until August 2009. Mr. Nelson attended Kings College and Seminary, Van Nuys, California from 1998 until 2000 and West Los Angeles College from 2000 until 2003. He also attended the Leadership Institute of Seattle through Pacific Integral from 2006 until 2008. Mr. Nelson's significant operational experience in multiple aspects of our company coupled with his experience at Living Full Blast, Inc. and Krama Consulting & Development were factors considered by the Corporate Governance and Nominating Committee in recommending his re-election to the board.

Michael Malone, age 37, has served as our chief financial officer since January 2019.  Mr. Malone has over fourteen (14) years of experience in corporate finance in public and private companies. From 2014 until December 2018, he served as Vice President Finance of Westwood One, LLC, a subsidiary of Cumulus Media, Inc. (NYSE: CMLS”), an audio broadcast network in New York. Prior to that, from January 2013 through June 2014, he served as Finance Director / Controller for Cumulus Media Network’, audio broadcast network in Georgia, until its merger with Westwood One, LLC. Prior to that from 2012 to 2013, he worked as Director of Internal Auditing of Cumulus Media from. He holds a BA in accounting from Monmouth College.

Marc Savas. Mr. Savas has been a member of our board of directors since January 2012. Mr. Savas has over 15 years of experience in management and sales consulting and six years of experience in real estate easement acquisitions. Since January 2007 he has served as CEO of Living Full Blast, Inc., overseeing business development and consulting for numerous companies and putting together sales teams for such companies. In addition, from January 1998 until January 2006, Mr. Savas was also CEO for Unfair Advantage Inc., where he conducted 118 management consulting projects, many of which were created using programs that his company had designed. Additionally, from January 2005 until January 2009, Mr. Savas was the national Vice President of Business Development for Connexion Technologies where he built national teams of qualified individuals to effectively secure easements from large real estate owners in order to build telecommunication systems through their properties. Mr. Savas' management consulting and operational experience were factors considered by the Corporate Governance and Nominating Committee in recommending his re-election to the board.

Malcolm CasSelle. Mr. CasSelle has been a member of our board of directors since August 2013. Mr. CasSelle is an entrepreneur and since August 2017 has served as President of Worldwide Asset eXchange (WAX), a utility token designed with functionalities to simplify digital item trading which is operated by Norris Services, LLC. Since August 2017 he has also served as Chief Information Officer of OPSkins, a marketplace for buying and selling digital items, including e-Sports digital merchandise which is managed by Norris Services, LLC. From February 2016 until August 2017 Mr. CasSelle was Chief Technology Officer and President of New Ventures at tronc, Inc. where he oversaw all digital operations and was responsible for leveraging data and technology to accelerate digital growth. Prior to tronc, Inc., he was Senior Vice President and General Manager, Digital Media of SeaChange International. He joined SeaChange International in 2015 as part of the company's acquisition of Timeline Labs, where he served as CEO. Previously, Mr. CasSelle led startups in the digital industry, including MediaPass, Xfire and Groupon's joint venture with Tencent in China. He has also been an active early stage investor in companies including Facebook, Zynga, and most recently Bitcoin-related companies. Mr. CasSelle received a B.S. in Computer Science from the Massachusetts Institute of Technology in 1991 and an M.S. in Computer Science from Stanford University in 1994. Mr. CasSelle's entrepreneurial background, knowledge of our market segment and experience as a Board member for other companies were factors considered by the Corporate Governance and Nominating Committee in recommending his election to the board.

Robert Jordan. Mr. Jordan has been a member of our board of directors since March 2017. He is a seasoned business executive who has spent the past 20 years acquiring, managing and divesting middle-market companies spanning a variety of industries. Since 2016 he has served as Chief Executive Officer of Yoi Corporation, a Los-Angeles-based company that provides software as a service (SaaS)-based mobile digital tools for line managers. In 2013, Mr. Jordan founded Tribeca Capital Partners LLC, a private investment holding company focused on acquiring and operating lower middle market companies. Immediately prior to founding Tribeca Capital Partners LLC, from 2003 to 2013 Mr. Jordan was Chief Executive Officer of KMS Software Company, LLC, a leading human capital management SaaS company which he successfully sold to SAP AG in April 2013. Prior to KMS, Mr. Jordan held chief executive officer roles at a number of companies across several industry sectors and senior management positions at both The Walt Disney Company and Pepsi-Cola Bottling Company. He received a BSBA from Northern Arizona University and attended Executive Education programs at both Harvard Business School and UCLA School of Business. Mr. Jordan's executive level and senior management business experience coupled by his private investment company experience were factors considered by the Corporate Governance and Nominating Committee in determining Mr. Jordan should serve on our Board.

Colleen DiClaudio. Ms. DiClaudio has been a member of our board of directors since September 2017. She currently serves as president of 340B Technologies, a 340B software solutions healthcare technology company she co-founded in August 2014. From June 2009 through August 2014 she served as vice president of business development of CompleteCare Health Network, located in New Jersey. Ms. DiClaudio has received a Master's Degree of Public Health from the University of Medicine and Dentistry of New Jersey and a Bachelor's Degree in Public Health from Stockton University. Ms. DiClaudio’s experience in the healthcare technology sector and entrepreneurial background were factors considered by the Corporate Governance and Nominating Committee in determining she should serve on the Board.

CORPORATE GOVERNANCE

Independence

Our common stock is listed on the NASDAQ Capital Market. As such, we are subject to the NASDAQ Stock Market LLC (“NASDAQ”) director independence standards. In accordance with these standards, in determining independence the Board affirmatively determines whether a director has a "material relationship" with SRAX that would compromise his or her independence from management or would cause him or her to fail to meet the NASDAQ’s specific independence criteria. When assessing the "materiality" of a director's relationship with SRAX, the Board considers all relevant facts and circumstances, not merely from the director's standpoint, but from that of the persons or organizations with which the director has an affiliation, and, where applicable, the frequency and regularity of the services, and whether the services are being carried out at arm's length in the ordinary course of business. Material relationships can include commercial, consulting, charitable, familial and other relationships. A relationship is not material if, in the Board's judgment, it is not inconsistent with the NASDAQ’S director independence standards and it does not compromise a director's independence from management.

Applying the NASDAQ’s standards, the Board has determined that Messrs. Savas, CasSelle, Jordan and Ms. DiClaudio are each “independent” as that term is defined by the NASDAQ’s standards.

Family Relationships

There are no family relationships between any director, executive officer, or person nominated or chosen by the registrant to become a director or executive officer.

Limitation on Liability and Indemnification of Directors and Officers

Our certificate of incorporation states that, to the fullest extent permitted by the Delaware General Corporate Law, or the DGCL, no director shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as director; provided, however, that this provision eliminating personal liability of a director shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Section 174 of the DGCL provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

Our certificate of incorporation and bylaws provide that we will indemnify our directors and officers and may indemnify our employees or agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices or positions with us. However, nothing in our certificate of incorporation or bylaws protects or indemnifies a director, officer, employee or agent against any liability to which that person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of that person’s office or position. To the extent that a director has been successful in defending any proceeding brought against him, the Delaware General Corporation Law provides that the director shall be indemnified against reasonable expenses incurred by him in connection with the proceeding.

Board committees

The Board of Directors has standing Audit, Compensation and Corporate Governance and Nominating committees. Each committee has a written charter. The charters are available on our website at www.SRAX.com.  All committee members are independent directors. Information concerning the current membership and function of each committee is as follows:

Director	Audit Committee Member	Compensation Committee Member	Corporate Governance and Nominating Committee Member
Marc Savas		(1)
Malcolm CasSelle			(1)
Robert Jordan	(1)

———————

(1) Denotes chairperson.

Audit Committee

We have a designated an audit committee in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended.  The Audit Committee assists the board in fulfilling its oversight responsibility relating to:

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements; and

•	the qualifications and independence of our independent registered public accountants.

The Audit Committee has the ultimate authority to select, evaluate and, where appropriate, replace the independent auditor, approve all audit engagement fees and terms, and engage outside advisors, including its own counsel, as it deems necessary to carry out its duties. The Audit Committee is also responsible for performing other related responsibilities set forth in its charter.

The Audit Committee currently consists of Robert Jordan (chairperson), Malcolm CasSelle, and Marc Savas.

The Board has determined that Robert Jordan qualifies as an “audit committee financial expert” within the meaning of SEC rules. An audit committee financial expert is a person who can demonstrate the following attributes: (1) an understanding of generally accepted accounting principles and financial statements; (2) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (3) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities; (4) an understanding of internal controls and procedures for financial reporting; and (5) an understanding of audit committee functions.  Mr. Jordan has also been determined to be “independent” by the board of directors as such term is defined in the NASDAQ listing standards.  Additionally, Mr. Jordan meets the independence standards for audit committees under the NASDAQ rules.

Compensation Committee

The Compensation Committee assists the Board in:

●

Recommending, in executive session at which our chief executive officer is not present, the compensation and awards / bonuses for our CEO or president, if such person is acting as the CEO, as well as other executive officers;

●	discharging its responsibilities for approving and evaluating our officer compensation plans, policies and programs;

●	reviewing and recommending to the Board, compensation to be provided to our employees and directors; and

●	administering our equity compensation plan(s).

The Compensation Committee is charged with ensuring that our compensation programs are competitive, designed to attract and retain highly qualified directors, officers and employees, encourage high performance, promote accountability and assure that employee interests are aligned with the interests of our stockholders. The Compensation Committee is composed of two directors, each of whom has been determined by the Board to be independent within the meaning of Rule 5605 of the NASDAQ Marketplace Rules.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee:

●	assists the Board in selecting nominees for election to the Board;

●	monitor the composition of the Board;

●	develops and recommends to the Board, and annually reviews, a set of effective corporate governance policies and procedures applicable to our company; and

●	regularly review the overall corporate governance of the Company and recommends improvements to the Board as necessary.

The purpose of the Corporate Governance and Nominating Committee is to assess the performance of the Board and to make recommendations to the Board from time to time, or whenever it shall be called upon to do so, regarding nominees for the Board and to ensure our compliance with appropriate corporate governance policies and procedures.  The Corporate Governance and Nominating Committee is composed of two directors, each of whom has been determined by the Board to be independent within the meaning of Rule 5605 of the NASDAQ Marketplace Rules

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes all compensation recorded by us in each of the last two completed years ended December 31, for:

•	all individuals serving as our principal executive officer or acting in a similar capacity;
•	our two most highly compensated named executive officers, whose annual compensation exceeded $100,000; and
•

up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as a named executive officer of our company, at December 31, 2018.

The value attributable to any option awards is computed in accordance with FASB ASC Topic 718. The assumptions made in the valuations of the option awards are included in Note 10 of the Notes to our Consolidated Financial Statements for the year ended December 31, 2018.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	No equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

Christopher Miglino,	2018	291,250	540,000(9)					437,392(3)	1,268,642
Chief Executive Officer (3)	2017	192,000	40,000						232,000

Chad Holsinger,	2018	—	—					3,937	3,937
Chief Revenue Officer (4)	2017	32,884	161,000					155,900(2)	349,784

Kristoffer Nelson	2018	242,500	43,750		398,675(5)			25,892(10)	710,817
Chief Operating Officer	2017	175,000	54,213						224,213

Joseph Hannan	2018	191,667	250,000		488,107(7)			34,615(11)	964,389
Chief Financial Officer (6)	2017	200,000	100,000	100,000(8)					400,000

———————

(1)

The amounts included in the “Option Awards” column represent the aggregate grant date fair value of the stock options, compute din accordance with ASC Topic 718. The assumptions made in the valuations of the option awards are included in Note 4 of the notes to our consolidated financial statements appearing in the 10-K for the year end December 31, 2018.

(2)

All other compensation represents commissions received in accordance with the terms of his employment agreement.

(3)

Mr. Miglino’s contracted base salary is $340,000 annually. Prior to March 16, 2017, Mr. Miglino had been voluntarily reducing his base salary to $114,000. In September 2018, all of Mr. Miglino’s previously deferred salary was paid in full. Additionally, Mr. Miglino received a cash bonus of $540,000 and $23,142 of Company paid health benefits.

(4)

Mr. Holsinger resigned from the Company, effective March 31, 2017

(5)

Mr. Nelson’s Stock award represents consists of options to purchase 100,000 shares of our Class A Common stock at $5.78 options to purchase

(6)

Mr. Hannan joined the Company as Chief Financial Officer, effective October 17, 2016. On November 29, 2018, Mr. Hannan informed the Company of his resignation.

(7)

Mr. Hannan’s stock option award consisted of 250,000 options to purchase Class A common stock at $4.20. Upon Mr. Hannan’s termination these options were canceled.

(8)

Mr. Hannan’s stock award consists of 100,000 restricted Class A Common shares issued on October 14, 2016 that vests half on October 17, 2017 and half on October 17, 2018. The aggregate value of the shares on the grant date was $614,000. The award was granted pursuant to our 2016 Compensation Plan.

(9)

Mr. Miglino received a cash bonus for successfully completing the sale of the SRAXmd business division.

(10)

The Company paid $25,892 for insurance and benefit premiums on behalf of Mr. Nelson.

(11)

Mr. Hannan received payment for his accrued and unused vacation at the time of his termination.

Employment agreements and how the executive’s compensation is determined

We are a party to an employment agreement with each of Messrs. Miglino and Malone which provide the compensation arrangements with these individuals. We have not engaged a compensation consultant or other consultant performing similar functions to advise our company on compensation arrangements for our executive officers and directors.

Employment Agreement with Mr. Miglino

We employ Christopher Miglino as our Chief Executive Officer for a term of four years pursuant to an employment agreement entered into on January 1, 2012. The employment agreement automatically renews for successive two-year terms unless either party provides notice of non-renewal not later than three (3) months before the conclusion of the then current term. As compensation for his services, Mr. Miglino was entitled to receive a base salary of $192,000 which is subject to an annual review.   During 2012, in an effort to conserve our cash resources, Mr. Miglino agreed to a temporary reduction in his annual base salary to $60,000, which was increased to $90,000 during the fourth quarter of 2013. Mr. Miglino's annual base salary for the 2015 was $114,000.  On March 16, 2017, his salary deferral ended and he returned his compensation to $192,000 per annum. On September 18, 2018, the board of directors agreed to pay Mr. Miglino an aggregate of $414,250 in salary deferred between 2012 and March 15, 2017. Additionally, effective October 1, 2018, Mr. Miglino’s salary was increased to $340,000 per annum. In addition, he is eligible to receive an annual bonus based upon the achievement of certain to-be-established goals fixed by the Board, which is payable in cash or non-cash compensation as determined by the Board, as well as a discretionary bonus as determined by the Board. Mr. Miglino is entitled to participate in all benefit plans we may offer, up to 45 days of paid vacation annually and reimbursement for out-of-pocket expenses incurred in furtherance of our business.

In addition to accrued obligations (including but not limited to, reimbursements, unpaid salary, unused vacation days, etc.), the following table sets forth the payments that would be made to Mr. Miglino in accordance with his employment agreement had he been terminated by us without cause or by Mr. Miglino for Good Reason, or termination as a result of disability on December 31, 2018.

Name	Terminated Without Cause / For Good Reason	Termination as a result of Disability

Christopher Miglino
Salary (1)	$680,000	$680,000
Accelerated Vesting of Awards	—	—
Health Care	43,074	—
Total:	$723,074	$680,000

———————

(1)

Amount equal to twenty four (24) months of Base Salary). Amount is to be paid over a twenty four (24) month period.

Employment Agreement with Michael Malone

On December 15, 2018 we entered into an Employment Agreement with Mr. Malone pursuant to which he was engaged to serve as Chief Financial Officer to be effective January 2, 2019. Under the terms of the employment agreement, Mr. Malone's compensation includes:

•	an annual base salary of $200,000;

•	an annual bonus of $100,000, payable in equal quarterly installments beginning on April 1, and subject to the timely filings of our periodic reports;

•

a one time option grant to purchase 100,000 shares of Class A Common Stock with a grant date of December 15, 2018, an exercise price of $2.56 per share, a term of three (3) years that vests quarterly over a three (3) year period subject to continued employment;

•	the reimbursement of up to $20,000 in expenses incurred in moving and temporary living arrangements within the first sixty (60) days following the effective date; and

•	annual paid time off of 30 days per year.

Mr. Malone is entitled to participate in all benefit programs we offer our other executive officers and expense reimbursement.  The employment agreement with Malone contains customary confidentiality, non-disclosure and noninterference provisions.

The following table sets forth the payments that would be made to Malone in accordance with his employment agreement had he been terminated by us “without cause” on December 31, 2018 (despite his employment beginning January 2, 2019).

Name	Terminated Without Cause	Termination as a result of Disability

Michael Malone
Salary (1)	$33,667	$—
Total:	$33,667	$—

Employment Agreement with Mr. Hannan

On October 14, 2016 we entered into an Employment Agreement with Mr. Hannan pursuant to which he was engaged to serve as Chief Financial Officer. Mr. Hannan resigned from the Company effective December 16, 2018.  Under the terms of the employment agreement, Mr. Hannan's compensation included:

•	an annual base salary of $200,000;

•	an annual bonus of $100,000, payable in equal quarterly installments beginning on April 1, and subject to the timely filings of our periodic reports;

•

an annual bonus of a restricted stock grant of $100,000 in value of shares of our Class A common stock on each annual anniversary date of the employment agreement, also subject to the timely filings of our periodic reports, subject to continued employment;

•	a one time restricted stock award of 100,000 shares of our Class A common stock, which completed vesting on October 17, 2018, subject to continued employment; and

•	annual paid time off of 30 days per year.

Mr. Hannan was entitled to participate in all benefit programs we offer our other executive officers and expense reimbursement. Upon termination of the agreement by either party, regardless of the reason, he is not entitled to any additional compensation.  The employment agreement with Mr. Hannan contains customary confidentiality, non-disclosure and noninterference provisions.

Employment Agreement with Kris Nelson

Mr. Nelson is not a party to a written employment agreement, but his compensation is determined by the Compensation committee of the board of directors in consultation with the Company’s CEO.  Mr. Nelson received $175,000 for the year ending December 31, 2017.  Effective October 1, 2018, Mr. Nelson’s annual salary was increased to $250,000.

Employment Agreement with Chad Holsinger

Mr. Holsinger served as our Chief Revenue Officer from October 2014 until March 2017. His employment agreement was for a term of four years beginning October 30, 2014 with automatic renewals of one (1) year unless notice to not renew is previously given by either party.  Mr. Holsinger was paid a salary of $114,000 per annum, subject to increase from time to time at the Board’s discretion. Mr. Holsinger was also provided an annual bonus of $111,000 payable on January 31st of each year and a discretionary bonus at the discretion of the Board.  Such bonus payment was to be offset by payments made pursuant to certain earnout consideration related to the acquisition of Steel Media, Inc. on October 30, 2014.

Mr. Holsinger was also granted a one-time option to purchase 50,000 shares of Common Stock at an exercise price of $7.50 per share from the Company’s 2012 Equity Compensation Plan, which vested ¼ annually from the grant date.

Mr. Holsinger was also eligible to participate in all employee benefits made available by the Company to salaried employees.

In the event that Mr. Holsinger is terminated without cause or he resigns for good reason, he was entitled to severance equal to 12 months of his base salary as of the date of termination plus an amount equal to the greater of (a) the most recent bonus that would be payable and (b) $111,000.  As of March 2017, Mr. Holsinger was no longer employed by the Company.

Equity Compensation Plans

Our named executive officers participate in our equity compensation plans which are as follows:

2012 Equity Compensation Plan

Our 2012 Equity Compensation Plan (“2012 Plan”) is administered by our board or any of its committees. The purposes of the 2012 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants, and to promote the success of our business. The issuance of awards under our 2012 Plan is at the discretion of the administrator, which has the authority to determine the persons to whom any awards shall be granted and the terms, conditions and restrictions applicable to any award. Under our 2012 Plan, we may grant stock options, restricted stock, stock appreciation rights, restricted stock units, performance units, performance shares and other stock based awards. Our 2012 Plan authorizes the issuance of up to 600,000 shares of Class A common stock for the foregoing awards. As of December 31, 2018, we have granted awards under the 2012 Plan equal to approximately 399,467 shares of our common stock, and 0 shares have been cancelled or forfeited. Accordingly, there are 200,533 shares of common stock available for future awards under the 2012 Plan. In the event of a change in control, awards under the 2012 Plan will become fully vested unless such awards are assumed or substituted by the successor corporation.

2014 Equity Compensation Plan

Our 2014 Equity Compensation Plan (“2014 Plan”) is administered by our board or any of its committees. The purposes of the 2014 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants, and to promote the success of our business. The issuance of awards under our 2014 Plan is at the discretion of the administrator, which has the authority to determine the persons to whom any awards shall be granted and the terms, conditions and restrictions applicable to any award. Under our 2014 Plan, we may grant stock options, restricted stock, stock appreciation rights, restricted stock units, performance units, performance shares and other stock based awards. Our 2014 Plan authorizes the issuance of up to 1,600,000 shares of Class A common stock for the foregoing awards. As of December 31, 2018, we have granted awards under the 2014 Plan equal to approximately 522,760 shares of our common stock, and 0 shares have been cancelled or forfeited. Accordingly, there are 1,077,240 shares of common stock available for future awards under the 2014 Plan. In the event of a change in control, awards under the 2014 Plan will become fully vested unless such awards are assumed or substituted by the successor corporation.

2016 Equity Compensation Plan

Our 2016 Equity Compensation Plan (“2016 Plan”) is administered by our board or any of its committees. The purposes of the 2016 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants, and to promote the success of our business. The issuance of awards under our 2016 Plan is at the discretion of the administrator, which has the authority to determine the persons to whom any awards shall be granted and the terms, conditions and restrictions applicable to any award. Under our 2016 Plan, we may grant stock options, restricted stock, stock appreciation rights, restricted stock units, performance units, performance shares and other stock based awards. Our 2016 Plan authorizes the issuance of up to 600,000 shares of Class A common stock for the foregoing awards. As of December 31, 2018, we have granted awards under the 2016 Plan equal to approximately 516,293 shares of our common stock, and 0 shares have been cancelled or forfeited. Accordingly, there are 83,707 shares of common stock available for future awards under the 2016 Plan. In the event of a change in control, awards under the 2016 Plan will become fully vested unless such awards are assumed or substituted by the successor corporation.

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2018.

	OPTION AWARDS					STOCK AWARDS
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested (#)
Kristoffer Nelson	10,000	—	—	5.00	12/31/2018	—	—	—	—
	33,333			7.50	10/10/2020
	33,333			7.50	10/10/2021
	33,333			7.50	10/10/2022
	33,333	66,667		5.78	1/2/2024

Michael Malone	0	100,000		2.56	1/2/2022		—	—	—

DIRECTOR COMPENSATION

Below are descriptions of the Company’s previous legacy compensation policy for non-executive director compensation and its current policy, which is in effect beginning April 15, 2018.

Legacy Policy

•	an annual cash retainer of $10,000, payable quarterly;

•

a restricted stock award of a number of shares of our Class A common stock equal to $10,000 on the date such director joined the board if he or she joined in 2017, or on the one-year anniversary of he or she joining the board if prior to 2017.

•	a per meeting fee of $2,000, with a maximum annual payment of $10,000.

Current Director Compensation Policy

Effective April 15, 2018, each non-employee director will receive $30,000 as an annual board fee payable as follows:

•

Up to $15,000 in cash paid quarterly over the grant year; and

•

The balance in Class A common stock purchase options issued on April 15 of each year and vesting quarterly over the grant year and have a term of seven (7) years.  The stock options will be valued using the Black-Scholes option pricing model and are subject to customary assumptions used in the preparation of financial statements.

All elections of compensation will be made by April 1 of each year by incumbent directors and newly elected or appointed directors will have their compensation pro-rated and made on the fifth (5th) day following their election or appointment to the board.

The following table provides information concerning the compensation paid to our non-executive directors for their services as members of our board of directors for 2018. The information in the following table excludes any reimbursement of out-of-pocket travel and lodging expenses which we may have paid.

Director Compensation

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)		Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Colleen DiClaudio	15,000		15,000	(1)	—	—	—	30,000
Marc Savas	15,000		15,000	(1)	—	—	—	30,000
Malcolm CasSelle	15,000		15,000	(1)	—	—	—	30,000
Robert Jordan	15,000		15,000	(1)	—	—	—	30,000

———————

(1)

Represents option to purchase 5,059 shares of Class A common stock at a price per share of 4.92, a term of 7 years, which vests quarterly over the grant year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

BENEFICIAL OWNERSHIP OF SHARES OF CLASS A COMMON STOCK

At September 30 , 2019, we had 13,997,452 shares of Class A common stock issued and outstanding. The following table sets forth information known to us as of September 30, 2019 relating to the beneficial ownership of shares of our Class A common stock by:

•	each person who is known by us to be the beneficial owner of 5% or more of any class of our voting securities;

•	Each of our current directors and nominees;

•	each of our current named executive officers; and

•	all current named executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC. Beneficial ownership means that a person has or shares voting or investment power of a security and includes any securities that person or group has the right to acquire within 60 days after the measurement date. This table is based on information supplied by officers, directors and principal shareholders. Except as otherwise indicated, we believe that each of the beneficial owners of the common stock listed below, based on the information such beneficial owner has given to us, has sole investment and voting power with respect to such beneficial owner’s shares, except where community property laws may apply.

		Common Stock
Name and Address of Beneficial Owner(1)	Shares	Shares Underlying Convertible Securities (2)	Total	Percent of Class (2)
Directors and named Executive Officers
Christopher Miglino	927,575	—	927,575	6.54%
Kristoffer Nelson	135,001	133,333	268,334	1.89%
Marc Savas	11,945	8,162	20,107	*
Malcolm CasSelle	65,946	5,762	71,708	*
Robert Jordan	6,510	5,762	12,272	*
Colleen DiClaudio	7,813	5,762	13,575	*
Michael Malone	1,292	25,000	26,292	*
All directors and executive officers as a group (8 persons)	1,156,082	183,731	1,339,863	9.45%

Beneficial Owners of 5% or more
Anson Funds Management LP (3)	1,017,778	420,217	1,437,995

———————

*	Less than one percent.
+	Effective December 31, 2018, Mr. Hannan resigned as chief financial officer

(1)

Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated, the address of the beneficial owner is 456 Seaton St., Los Angeles, CA 90013.

(2)

Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. There are 12,384,123 shares of Class A common stock issued and outstanding as of September 10, 2019.

(3)

Based on a Schedule 13(g) filed with the SEC on August 14, 2019.  The Address of holder is 5950 Berkshire Lane, Suite 2010, Dallas, Texas 75225.  Bruce R Winston, Amin Nathoo and Moez Kassam have voting and investment power with respect to the common stock beneficially owned.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Related Party Transactions Procedure

We review all known relationships and transactions in which SRAX and our directors, executive officers, and significant stockholders or their immediate family members are participants to determine whether such persons have a direct or indirect interest. Our management, in consultation with our outside legal consultants, determines based on specific fact and circumstances whether SRAX or a related party has a direct or indirect interest in these transactions. In addition, our directors and executive officers are required to notify us of any potential related party transactions and provide us with the information regarding such transactions.

If it is determined that a transaction is a related party transaction, the Audit Committee must review the transaction and either approve or disapprove it. In determining whether to approve or ratify a transaction with a related party, the Audit Committee will take into account all of the relevant facts and circumstances available to it, including, among any other factors it deems appropriate:

•	the benefits to us of the transaction;

•	the nature of the related party’s interest in the transaction;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interests of SRAX and our shareholders;

•	the potential impact of the transaction on a director’s independence; and

•	whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances.

Any member of the Audit Committee who is a related party with respect to a transaction under review may not participate in the deliberations or vote on the approval of the transaction.

Related Party Transactions

Summarized below are certain transactions and business relationships between SRAX and persons who are or were an executive officer, director or holder of more than five percent of any class of our securities since January 1, 2017.

Information regarding disclosure of an employment relationship or transaction involving an executive officer and any related compensation solely resulting from that employment relationship or transaction is included in the Section of this proxy statement entitled “Director Compensation” and “Executive Compensation.”

Information regarding disclosure of compensation to a director is included in the Section of this registration statement entitled “Director Compensation.”

Information regarding the identification of each independent director is included in the Section of this registration statement entitled “Directors, Executive Officers and Corporate Governance.”

•

In January 2017, we issued 3,858 shares of our Class A common stock valued at $12,500 to Mr. Ferguson upon his appointment to our Board of Directors and the Audit Committee of the Board. The recipient is an accredited investor and the issuance was exempt from registration under the Securities Act pursuant to an exemption provided by Section 4(a)(2) of that act. As of the date hereof, Mr. Ferguson is no longer a member of our board of directors

•

On January 2, 2018, we issued a common stock purchase option to Kristoffer Nelson, our Chief Operating Officer and a member of our board of directors.  The option entitles Mr. Nelson to purchase 100,000 shares of Class A Common Stock at a price per share of $5.78, has a term of three years and vests quarterly over a three (3) year period.

•

On January 18, 2018, we issued Colleen DiClaudio, a board member, 7,813 Class A common shares valued at $10,000 as payment for 2017 services on our board of directors.  The shares were issued from our 2016 equity compensation plan

•

In January 2018, we issued Hardy Thomas, a former board member, 7,195 Class A common shares valued at $10,000 as payment for 2017 services on our board of directors.  The shares were issued from our 2016 equity compensation plan.

•

In January 2018, we issued Marc Savas, Malcolm CasSelle, and William Packer each 3,774 Class A common shares valued at $10,000 as payment for their respect 2017 service on our board of directors.  The shares were issued from our 2016 equity compensation plan. Mr. Packer is no longer a member of the board of directors of the Company.

•

On March 20, 2018, as we began to formally review potential strategic options for SRAXMD, we entered into certain agreements with Erin DeRuggiero, our chief innovations officer.  Pursuant to the terms of the agreements, Ms. DeRuggiero employment agreement was terminated, and she became a consultant of the Company.  The term of the consultancy expires in the second quarter of 2018, or upon the sale of the assets comprising SRAXmd, but may be extended by the parties.  The terms of the consultancy are substantially similar to her prior employment agreement  except that in the event of a sale of the SRAXmd business unit or substantially all of the assets thereof within 120 days from March 20, 2018, (i) we (or our assignee) have the right and the obligation to purchase all of Ms. DeRuggiero’s outstanding Class A common shares (514,667) at a price of $5.80 per share, or an aggregate of $2,985,068.60 and (ii) we will pay Ms. DeRuggiero, an amount equal to five percent (5%) of the cash consideration received from the sale of the SRAXmd business unit. The Company and Ms. DeRuggiero agreed to a customary release from any claims that may have arisen during her employment.   In August 2018, SRAXmd was sold to Halyard MD Opco, LLC, an affiliate of Halyard Capital, a private equity firm.   Pursuant to the sale, all of the aforementioned Class A common stock of Erin DeRuggiero was repurchased.

•

Due to certain provisions of our insider trading policy, on April 2, 2018, we agreed to extend certain outstanding Class A common stock purchase options of varying expiration dates to an extended expiration date of December 31, 2018.  Included in these options were the following options held by Kristoffer Nelson, our Chief operating officer and Board member and Marc Savas, a board member:

o

10,000 Class A common stock purchase options issued to Kristoffer Nelson on 1/1/2013 with an exercise price per share of $5.00 and an original expiration date of 1/1/2018;

o

2,400 Class A common stock purchase options issued to Marc Savas on 2/1/2013 with an exercise price per share of $5.00 and an original expiration date of 2/1/2018; and

o

10,000 Class A common stock purchase options issued to Marc Savas on 4/1/2013 with an exercise price per share of $5.00 and an original expiration date of 4/1/2018.

•

In August 2018, pursuant to our sale of the SRAXmd product line, we paid out an aggregate of $2,191,338.04 in stay bonuses, which amount includes $1,507,302.89 paid to Erin DeRuggiero, our former chief innovations officer and Board member.

•

On September 18, 2018, the Board agreed to pay Christopher Miglino, our chief executive officer, an aggregate of $414,250 in salary previously deferred from 2012 through March 15, 2017.

•

On September 18, 2018, as partial consideration for the successful sale of the SRAXmd product line, the Company paid the following transaction bonuses: (i) Christopher Miglino, our chief executive officer received $548,416.67, (ii) Joseph P. Hannan, our former chief financial officer received $50,000 and (iii) Kristoffer Nelson, our chief operating officer, received $43,750

•

On September 18, 2018, we issued a common stock purchase option to Joseph P Hannan, our former Chief Financial Officer. The option entitles Mr. Hannan to purchase 250,000 shares of Class A Common Stock at a price per share of $4.20, has a term of three years and vests quarterly over a three (3) year period.

•

On October 15, 2018, the Compensation Committee agreed to pay Joseph P. Hannan, our former chief financial officer, a lump sum of $100,000 in lieu of a bonus of the same amount of restricted stock units, to which he was entitled to under his employment agreement.

•

On December 15, 2018, the we issued a common stock purchase option to Michael Malone, our Chief Financial Officer.  The option entitles Mr. Malone to purchase 100,000 shares of Class A Common stock at a price per share of $2.56, has a term of three years and vests quarterly over a three year period.

EXPERTS

The financial statements as of December 31, 2018 and for each interim period since December 31, 2017, included in this prospectus and in the registration statement of which it forms a part, have been so included in reliance on the report of RBSM LLP, our independent registered public accounting firm, appearing elsewhere in this prospectus and the registration statement of which it forms a part, given on the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of our securities offered and to be issued by this prospectus will be passed upon for us by Silvestre Law Group, P.C. of Westlake Village, CA. The Silvestre Law Group, P.C. or its various principals and/or affiliates, own 133,000 shares of our Class A common stock.

LEGAL PROCEEDINGS

None.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We will file annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission, or SEC, under the Exchange Act. You may read and copy any document we file at the public reference facilities of the SEC at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public at the SEC’s web site, free of charge, at http://www.sec.gov and at our website at http://www.genspera.com. The reference to our web address does not constitute incorporation by reference of the information contained at this site into this prospectus. We will furnish our stockholders with annual reports containing audited financial statements.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC under the Securities Act. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule(s) that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. For further information you may:

•	read a copy of the registration statement, including the exhibits and schedules, without charge at the SEC’s public reference rooms or the SEC’s website; or

•	obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

You may request and obtain a copy of any of our filings, including the exhibits thereto, at no cost, by writing or telephoning us at the following address or phone number:

SRAX, Inc.
456 Seaton Avenue,

Los Angeles, CA 90013
323-694-9800

INDEX TO FINANCIAL STATEMENTS

SRAX , INC.

BIG TOKEN, INC.

Page
Report of Independent Registered Public Accounting Firm	F-58
Carve-out Balance sheets at December 31, 2018 and 2017	F-59
Carve-out Statements of operations for the years ended December 31, 2018 and For the Period From December 14, 2017 (date of inception) to December 31, 2017	F-60
Carve-out Statements of changes in stockholders’ equity for the years ended December 31, 2018 and For the Period From December 14, 2017 (date of inception) to December 31, 2017	F-61
Carve-out Statements of cash flows for the years ended December 31, 2018 and For the Period From December 14, 2017 (date of inception) to December 31, 2017	F-62
Notes to Carve-out financial statements	F-63

Carve-out Condensed balance sheets at June 30, 2019 (unaudited) and December 31, 2018	F-75
Carve-out Condensed statements of operations for the three and six months ended June 30, 2019 and 2018 (unaudited)	F-76
Carve-out Condensed statements of changes in stockholders’ equity for the three and six months ended June 30, 2019 and 2018 (unaudited)	F-77
Carve-out Condensed statements of cash flows for the six months ended June 30, 2019 and 2018 (unaudited)	F-78
Notes to Carve-out condensed financial statements (unaudited)	F-79

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

SRAX Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of SRAX, Inc. (f/k/a Social Reality, Inc.) (the “Company”), as of December 31, 2018 and 2017, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2018 and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Previously Issued Financial Statements

As discussed in Note 16 to the consolidated financial statements, the consolidated financial statements for the year ended December 31, 2017 have been restated to reflect (1) corrections related to the accounting for certain warrants.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The company is not required to have, nor were we engaged to perform, an audit of the Company’s internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ RBSM LLP

We have served as the Company’s auditor since 2011

New York, New York

April 16, 2019

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2018 AND 2017

	2018	2017
		As Restated
Assets
Current assets:
Cash and cash equivalents	$2,784,865	$1,017,299
Accounts receivable, net	1,828,940	4,348,305
Prepaid expenses	466,823	468,336
Other current assets	387,085	300,898
Total current assets	5,467,713	6,134,838
Property and equipment, net	192,065	154,546
Goodwill	15,644,957	15,644,957
Intangible assets, net	1,762,605	1,642,760
Other assets	51,153	28,598
Total assets	$23,118,493	$23,605,699

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued expenses	$3,574,926	$5,010,815
Debenture warrant liability	4,323,499	7,256,864
Leapfrog warrant liability	622,436	1,873,107
Derivative liability	496,260	2,026,031
Total current liabilities	9,017,121	16,166,817
Secured convertible debentures, net	—	1,524,592
Total liabilities	9,017,121	17,691,409

Commitments and contingencies (Note 13)	—	—

Stockholders' equity:
Preferred stock, authorized 50,000,000 shares, $0.001 par value, no shares issued or outstanding at December 31, 2018 and 2017, respectively	—	—
Class A common stock, authorized 250,000,000 shares, $0.001 par value, 10,109,530 and 9,910,565 shares issued and outstanding at December 31, 2018 and 2017, respectively	10,109	9,911
Class B common stock, authorized 9,000,000 shares, $0.001 par value, no shares issued or outstanding at December 31, 2018 and 2017, respectively	—	—
Common stock to be issued	—	879,500
Additional paid in capital	32,869,611	32,546,820
Accumulated deficit	(18,778,348)	(27,521,941)
Total stockholders' equity	14,101,372	5,914,290
Total liabilities and stockholders' equity	$23,118,493	$23,605,699

The accompanying footnotes are an integral part of these consolidated financial statements.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017
		As Restated

Revenues	$9,880,608	$23,348,714
Cost of revenue	3,156,920	9,328,893

Gross profit	6,723,688	14,019,821

Operating expense
General, selling and administrative expense	18,442,839	17,016,789
Write-off of non-compete agreement	—	468,750
Restructuring costs	—	377,961
Total operating expense	18,442,839	17,863,500

Loss from operations	(11,719,151)	(3,843,679)

Other income (expense)
Interest income (expense)	(2,030,321)	(2,782,047)
Amortization of debt issuance costs	(1,026,220)	(1,082,829)
Total interest expense	(3,056,541)	(3,864,876)
Gain on sale of SRAXmd, net	22,108,028	—
Accretion of conversion feature	(3,085,822)	(925,748)
Accretion of debt discount and warrants	(1,208,524)	(263,648)
Gain (loss) on settlement	(3,240,126)	—
Other Income	(8,204)	—
Change in fair value of warrant liability	8,953,933	(4,134,166)
Total other income (expense)	20,462,744	(9,188,438)

Income (loss) before provision for income taxes	8,743,593	(13,032,117)

Provision for income taxes	—	—

Net income (loss)	$8,743,593	$(13,032,117)

Net (loss) income per share, basic	$0.86	$(1.58)
Net (loss) income per share, diluted	$0.86	$(1.58)

Weighted average shares outstanding, basic	10,121,408	8,253,851
Weighted average shares outstanding, diluted	10,121,408	8,253,851

The accompanying footnotes are an integral part of these consolidated financial statements.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

YEARS ENDED DECEMBER 31, 2018 AND 2017

							Additional
	Preferred Stock		Common Stock		Common stock to be issued		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, December 31, 2016	—	$—	6,951,077	$6,951	100,000	$678,000	$22,529,303	$(14,390,004)	$8,824,250
Sale of common stock and warrants for cash	—	—	761,905	762	—	—	3,979,239	—	3,980,001
Fair value of put option	—	—	—	—	—	—	(3,038,344)	—	(3,038,344)
Cost of sale of common stock	—	—	—	—	—	—	(160,000)	—	(160,000)
Stock based compensation	—	—	—	—	—	—	444,051	—	444,051
Vested shares issued	—	—	51,667	52	—	—	(52)	—	—
Shares issued to consultant	—	—	75,000	75	—	—	97,425	—	97,500
Common stock issued for services	—	—	300,000	300	(100,000)	(678,000)	1,197,700	—	520,000
Common stock issued to directors	—	—	10,368	10	—	—	44,977	—	44,987
Executive Bonus Shares	—	—	20,409	20	—	—	99,980	—	100,000
Common stock issued for software asset	—	—	200,000	200	—	—	279,800	—	280,000
Shares to be issued for services	—	—	—	—	150,000	879,500	—	—	879,500
Conversion of debentures	—	—	1,111,670	1,112	—	—	3,333,888	—	3,335,000
Exercise of warrants	—	—	428,469	429	—	—	1,284,975	—	1,285,404
October debenture BCF	—	—	—	—	—	—	1,405,540	—	1,405,540
Placement agent warrants	—	—	—	—	—	—	948,518	—	948,518
Repricing of warrants	—	—	—	—	—	—	99,820	(99,820)	—
Net loss	—	—	—	—	—	—	—	(13,032,117)	(13,032,117)

Balance, December 31, 2017 (As Restated)	—	$—	9,910,565	$9,911	150,000	$879,500	$32,546,820	$(27,521,941)	$5,914,290

The accompanying footnotes are an integral part of these consolidated financial statements.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (CONTINUED)

YEARS ENDED DECEMBER 31, 2018 AND 2017

							Additional
	Preferred Stock		Common Stock		Common stock to be issued		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance, December 31, 2017 (As Restated)	—	$—	9,910,565	$9,911	150,000	$879,500	$32,546,820	$(27,521,941)	$5,914,290
Proceeds from the sale of common stock units	—	—	—	—	—	—	—	—	—
Stock based compensation	—	—	79,534	79	—	—	988,979	—	989,058
Vested stock awards issued	—	—	6,667	6	—	—	(6)	—	—
Shares issued for services	—	—	422,950	423	(150,000)	(859,500)	1,868,577	—	1,009,500
Common stock issued to directors	—	—	26,330	27	—	(20,000)	49,973	—	30,000
Exercise of warrants	—	—	78,149	78	—	—	99,922	—	100,000
Common stock repurchase with SRAX Md sale	—	—	(514,667)	(515)	—	—	(2,984,554)	—	(2,985,069)
Conversion of debentures	—	—	100,002	100	—	—	299,900	—	300,000
Net Income	—	—	—	—	—	—	—	8,743,593	8,743,593
Balance, December 31, 2018	—	$—	10,109,530	$10,109	—	$—	$32,869,611	$(18,778,348)	$14,101,372

The accompanying footnotes are an integral part of these consolidated financial statements.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017
		As Restated
Cash flows from operating activities
Net income (loss)	$8,743,593	$(13,032,117)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	1,878,611	2,085,988
Amortization of debt issuance costs	1,026,219	1,082,830
Gain on sale of SRAXmd	(22,108,028)	—
(Gain) loss on valuation of warrant derivatives	(8,953,933)	4,134,166
Loss on settlement of debt	3,240,126	—
Non-cash financing costs	—	2,068,221
Amortization of debt discount	4,294,346	1,189,396
Write off of non-compete agreement	—	468,751
Digital currency assets impairment loss	31,861	—
Provision for bad debts	(11,611)	(195,172)
Depreciation expense	43,999	22,908
Amortization of intangibles	723,823	505,712
Changes in operating assets and liabilities:
Accounts receivable	959,848	4,261,574
Prepaid expenses	(214,968)	(135,834)
Other assets	(214,042)	(288,349)
Accounts payable and accrued expenses	(3,102,439)	(6,535,152)
Net cash used in operating activities	(13,662,595)	(4,367,078)

Cash flows from investing activities
Proceeds from sale of SRAXmd	22,980,824	—
Purchase of equipment	(81,518)	(121,962)
Digital currency assets	(63,000)	—
Development of software	(960,988)	(634,914)
Net cash provided by (used in) investing activities	21,875,318	(756,876)

Cash flows from financing activities
Proceeds from the issuance of common stock units	—	4,020,401
Proceeds from the issuance of common stock in conjunction with warrant exercised	100,000	1,085,004
Proceeds from secured convertible debentures, net	—	6,066,406
Repayments of notes payable	(6,545,157)	(3,996,928)
Payment of Financing Warrant	—	(1,500,000)
Debt issuance costs	—	(582,392)
Net cash (used in) provided by financing activities	(6,445,157)	5,092,491

Net increase / (decrease) in cash and cash equivalents	1,767,566	(31,463)
Cash and cash equivalents
Beginning of year	1,017,299	1,048,762
End of year	$2,784,865	$1,017,299

The accompanying footnotes are an integral part of these consolidated financial statements.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017
		As Restated
Supplemental schedule of cash flow information
Cash paid for interest	$1,530,479	$1,217,716
Cash paid for taxes	$—	$—

Supplemental schedule of noncash financing activities
Common stock issued for preferred stock conversion and vesting grants	$150,000	$—
Issuance of common stock to be issued	$879,500	$—
Shares issued for convertible note conversions	$300,000	$3,335,000
Repricing of warrants	$—	$99,820
Common stock and warrants issued for asset purchase arrangements	$—	$617,069
Debt and warrants discount on convertible debentures issuance	$—	$5,126,340
Repurchase of series B warrants and accounts payable balances directly paid by debenture holder on behalf of Company	$—	$4,113,753

The accompanying footnotes are an integral part of these consolidated financial statements.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Basis of Presentation

SRAX, Inc. (f/k/a Social Reality, Inc.) (“SRAX,” "Social Reality", "we", "us", “our” or the "Company") is a Delaware corporation formed on August 2, 2011. Effective January 1, 2012 we acquired 100% of the member interests and operations of Social Reality, LLC, a California limited liability company formed on August 14, 2009 which began business in May of 2010, in exchange for 2,465,753 shares of our Class A common stock. The former members of Social Reality, LLC owned 100% of our Class A common stock after the acquisition.

At SRAX, we sell digital advertising campaigns to advertising agencies and brands. We have developed technology that allows brands to launch and manage digital advertising campaigns, and we provide the platform that allows website publishers to sell their media inventory to many different digital advertising buyers. Our focus is to provide technology tools that enable both publishers and advertisers to maximize their digital advertising initiatives. We derive our revenues from:

•	sales of digital advertising campaigns to advertising agencies and brands;
•	sales of media inventory owned by our publishing partners through real-time bidding (“RTB”) exchanges;
•	sale and licensing of our SRAX Social platform and related media; and,
•	creation of custom platforms for buying media on SRAX for large brands.

The core elements of this business are:

•

Social Reality Ad Exchange or "SRAX" – Real Time Bidding sell side and buy side representation is our technology which assists publishers in delivering their media inventory to the RTB exchanges. The SRAX platform integrates multiple market-leading demand sources. We also build custom platforms that allow our agency partners to launch and manage their own RTB campaigns by enabling them to directly place advertising orders on the platform dashboard and view and analyze results as they occur;

•

SRAX Social is a social media and loyalty platform that allows brands to launch and manage their social media initiatives. Our team works with customers to identify their needs and then helps them in the creation, deployment and management of their social media presence; and.

•	SRAXshopper tools enable brands and agencies to connect with shoppers driving in store an online sales; and

•	SRAXauto tools enable targeting and engagement with potential auto buyers at dealerships, auto shows, and at home across desktop and mobile environments.

We are headquartered in Los Angeles, California.

Presentation of Financial Statements – Going Concern

Going Concern Evaluation

In connection with preparing consolidated financial statements for the year ended December 31, 2018, management evaluated whether there were conditions and events, considered in the aggregate, that raised substantial doubt about the Company’s ability to continue as a going concern within one year from the date that the financial statements are issued.

The Company considered the following:

•	Net Income of $8.7 million for the year-ended December 31, 2018
•	Negative cash flow from operating activities for 2018 and 2017.
•	At December 31, 2018, the Company had an accumulated deficit of $18,778,348.
•	Revenue decline in 2018 of $13,468,106.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Ordinarily, conditions or events that raise substantial doubt about an entity’s ability to continue as a going concern relate to the entity’s ability to meet its obligations as they become due.

The Company evaluated its ability to meet its obligations as they become due within one year from the date that the financial statements are issued by considering the following:

•	The Company has no debt as of December 31, 2018
•	On April 10, 2019 the Company raised $6.2 million through the sale of common stock in a direct shelf offering.
•	The Company’s sale of the SRAXmd vertical for $33.5 million in cash consideration.
•	In 2018, the Company is in compliance with NASDAQ Capital Markets listing requirements.
•	In 2018, the Company redeemed $6.5 million of convertible debentures.
•	Revenue declines were largely the result of a sale of a lower margin sales the produced little to no positive cash flow benefit for the Company.

The Company will take the following actions if it starts to trend unfavorably to its internal profitability and cash flow projections, in order to mitigate conditions or events that would raise substantial doubt about its ability to continue as a going concern:

•	Raise additional capital through short-term loans.
•	Implement restructuring and cost reductions.
•	Raise additional capital through a private placement of equity.
•	Secure a commercial bank line of credit.
•	Dispose of one or more product lines.
•	Sell or license intellectual property.

At December 31, 2018, the Company had $2,784,865 in cash and cash equivalents. In April 2019 the Company concluded a private placement sale of its common stock for approximately $6.5 million. We believe we have sufficient working capital to pay our expenses for the next twelve months.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany transactions and balances have been eliminated in consolidation.

The consolidated financial statements include the accounts of the Company and its subsidiaries from the acquisition date of majority voting control of the subsidiary.

Use of Estimates

The consolidated financial statements have been prepared in conformity with generally accepted accounting principles accepted in the United States of America (“GAAP”) and requires management of the Company to make estimates and assumptions in the preparation of these consolidated financial statements that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates and assumptions.

The most significant areas that require management judgment and which are susceptible to possible change in the near term include the Company's revenue recognition, allowance for doubtful accounts and sales credits, stock-based compensation, income taxes, purchase price for acquisition, goodwill, other intangible assets, put rights and valuation of other assets and liabilities.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Cash and Cash Equivalents

The Company considers all short-term highly liquid investments with a remaining maturity at the date of purchase of three months or less to be cash equivalents.

Revenue Recognition

The Company adopted Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC Topic 606”) on January 1, 2018 using the modified retrospective method. Our operating results for reporting periods beginning after January 1, 2018 are presented under ASC Topic 606, while prior period amounts continue to be reported in accordance with our historic accounting under Topic 605. The timing and measurement of our revenues under ASC Topic 606 is similar to that recognized under previous guidance, accordingly, the adoption of ASC Topic 606 did not have a material impact on our financial position, results of operations, cash flows, or presentation thereof at adoption or in the current period. There were no changes in our opening retained earnings balance as a result of the adoption of ASC Topic 606.

ASC Topic 606 is a comprehensive revenue recognition model that requires revenue to be recognized when control of the promised goods or services are transferred to our customers at an amount that reflects the consideration that we expect to receive. Application of ASC Topic 606 requires us to use more judgment and make more estimates than under former guidance. Application of ASC Topic 606 requires a five-step model applicable to all product offereing revenue streams as follows:

Identification of the contract, or contracts, with a customer

A contract with a customer exists when (i) we enter into an enforceable contract with a customer that defines each party’s rights regarding the goods or services to be transferred and identifies the payment terms related to these goods or services, (ii) the contract has commercial substance and, (iii) we determine that collection of substantially all consideration for goods or services that are transferred is probable based on the customer’s intent and ability to pay the promised consideration.

We apply judgment in determining the customer’s ability and intention to pay, which is based on a variety of factors including the customer’s historical payment experience or, in the case of a new customer, published credit or financial information pertaining to the customer.

Identification of the performance obligations in the contract

Performance obligations promised in a contract are identified based on the goods or services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the goods or service either on its own or together with other resources that are readily available from third parties or from us, and are distinct in the context of the contract, whereby the transfer of the goods or services is separately identifiable from other promises in the contract.

When a contract includes multiple promised goods or services, we apply judgment to determine whether the promised goods or services are capable of being distinct and are distinct within the context of the contract. If these criteria are not met, the promised goods or services are accounted for as a combined performance obligation.

Determination of the transaction price

The transaction price is determined based on the consideration to which we will be entitled to receive in exchange for transferring goods or services to our customer. We estimate any variable consideration included in the transaction price using the expected value method that requires the use of significant estimates for discounts, cancellation periods, refunds and returns. Variable consideration is described in detail below.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Allocation of the transaction price to the performance obligations in the contract

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative Stand-Alone Selling Price (“SSP,”) basis. We determine SSP based on the price at which the performance obligation would be sold separately. If the SSP is not observable, we estimate the SSP based on available information, including market conditions and any applicable internally approved pricing guidelines.

Recognition of revenue when, or as, we satisfy a performance obligation

We recognize revenue at the point in time that the related performance obligation is satisfied by transferring the promised goods or services to our customer.

Principal versus Agent Considerations

When another party is involved in providing goods or services to our customer, we apply the principal versus agent guidance in ASC Topic 606 to determine if we are the principal or an agent to the transaction. When we control the specified goods or services before they are transferred to our customer, we report revenue gross, as principal. If we do not control the goods or services before they are transferred to our customer, revenue is reported net of the fees paid to the other party, as agent. Our evaluation to determine if we control the goods or services within ASC Topic 606 includes the following indicators:

We are primarily responsible for fulfilling the promise to provide the specified good or service.

When we are primarily responsible for providing the goods and services, such as when the other party is acting on our behalf, we have indication that we are the principal to the transaction. We consider if we may terminate our relationship with the other party at any time without penalty or without permission from our customer.

We have risk before the specified good or service have been transferred to a customer or after transfer of control to the customer.

We may commit to obtaining the services of another party with or without an existing contract with our customer. In these situations, we have risk of loss as principal for any amount due to the other party regardless of the amount(s) we earn as revenue from our customer.

The entity has discretion in establishing the price for the specified good or service.

We have discretion in establishing the price our customer pays for the specified goods or services.

Contract Liabilities

Contract liabilities consist of customer advance payments and billings in excess of revenue recognized. We may receive payments from our customers in advance of completing our performance obligations. We record contract liabilities equal to the amount of payments received in excess of revenue recognized, including payments that are refundable if the customer cancels the contract according to the contract terms. Contract liabilities have been historically low historically recorded as current liabilities on our consolidated financial statements when the time to fulfill the performance obligations under terms of our contracts is less than one year.  We have no Long-term contract liabilities which would represent the amount of payments received in excess of revenue earned, including those that are refundable, when the time to fulfill the performance obligation is greater than one year.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Practical Expedients and Exemptions

We have elected certain practical expedients and policy elections as permitted under ASC Topic 606 as follows:

•	We applied the transitional guidance to contracts that were not complete at the date of our initial application of ASC Topic 606 on January 1, 2018.

•

We adopted the practical expedient related to not adjusting the promised amount of consideration for the effects of a significant financing component if the period between transfer of product and customer payment is expected to be less than one year at the time of contract inception;

•	We made the accounting policy election to not assess promised goods or services as performance obligations if they are immaterial in the context of the contract with the customer;

•	We made the accounting policy election to exclude any sales and similar taxes from the transaction price; and

•	We adopted the practical expedient not to disclose the value of unsatisfied performance obligations for contracts with an original expected length of one year or less.

Cost of Revenue

Cost of revenue consists of payments to media providers and website publishers that are directly related to a revenue-generating event and project and application design costs. The Company becomes obligated to make payments related to media providers and website publishers in the period the advertising impressions, click-throughs, actions or lead-based information are delivered or occur. Such expenses are classified as cost of revenue in the corresponding period in which the revenue is recognized in the accompanying consolidated statements of operations.

Accounts Receivable

Credit is extended to customers based on an evaluation of their financial condition and other factors. Management periodically assesses the Company's accounts receivable and, if necessary, establishes an allowance for estimated uncollectible amounts. Accounts determined to be uncollectible are charged to operations when that determination is made. The Company usually does not require collateral. Allowance for doubtful accounts was $48,741 and $59,703 at December 31, 2018 and 2017, respectively.

Concentration of Credit Risk, Significant Customers and Supplier Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash and cash equivalents and accounts receivable. Cash and cash equivalents are deposited with financial institutions within the United States. The balances maintained at these financial institutions are generally more than the Federal Deposit Insurance Corporation insurance limits. The Company has not experienced any loss on these accounts.

At December 31, 2018, two customers accounted for more than 10% of the accounts receivable balance, for a total of 75.1%. At December 31, 2017, four customers accounted for more than 10% of the accounts receivable balance, for a total of 59.5%.

Fair Value of Financial Instruments

The accounting standard for fair value measurements provides a framework for measuring fair value and requires disclosures regarding fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, based on the Company’s principal or, in absence of a principal, most advantageous market for the specific asset or liability.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value. The three tiers are defined as follows:

•	Level 1—Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;
•	Level 2—Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and
•	Level 3—Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

The determination of fair value and the assessment of a measurement’s placement within the hierarchy requires judgment. Level 3 valuations often involve a higher degree of judgment and complexity. Level 3 valuations may require the use of various cost, market, or income valuation methodologies applied to unobservable management estimates and assumptions. Management’s assumptions could vary depending on the asset or liability valued and the valuation method used. Such assumptions could include: estimates of prices, earnings, costs, actions of market participants, market factors, or the weighting of various valuation methods. The Company may also engage external advisors to assist us in determining fair value, as appropriate.

Although the Company believes that the recorded fair value of our financial instruments is appropriate, these fair values may not be indicative of net realizable value or reflective of future fair values.

The Company's financial instruments, including cash and cash equivalents, net accounts receivable, accounts payable and accrued expenses, are carried at historical cost. At December 31, 2018 and 2017, the carrying amounts of these instruments approximated their fair values because of the short-term nature of these instruments. The Company measures certain non-financial assets, liabilities, and equity issuances at fair value on a non-recurring basis. These non-recurring valuations include evaluating assets such as long-lived assets and goodwill for impairment; allocating value to assets in an acquired asset group; and applying accounting for business combinations. Derivative instruments are carried at fair value, generally estimated using the Black-Scholes Merton model.

As of December 31, 2018 the Company included $2,723,264 of United States Treasury bills with maturities less than 90 days within cash and cash equivalents.

Property and equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is provided on the straight-line basis over the estimated useful lives of the assets of three to seven years.

Expenditures for repair and maintenance which do not materially extend the useful lives of property and equipment are charged to operations. When property or equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts with the resulting gain or loss reflected in operations. Management periodically reviews the carrying value of its property and equipment for impairment.

Intangible assets

Intangible assets consist of intellectual property, a non-complete agreement, and internally developed software and are stated at cost less accumulated amortization. Amortization is provided for on the straight-line basis over the estimated useful lives of the assets of five to six years.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Costs Incurred to Develop Software for Internal Use

Costs incurred to develop computer software for internal use are capitalized once: (1) the preliminary project stage is completed, (2) management authorizes and commits to funding a specific software project, and (3) it is probable that the project will be completed and the software will be used to perform the function intended. Costs incurred prior to meeting the qualifications are expensed as incurred. Capitalization of costs ceases when the project is substantially complete and ready for its intended use. Post-implementation costs related to the internal use computer software, are expensed as incurred. Internal use software development costs are amortized using the straight-line method over its estimated useful life which ranges up to three years. Software development costs may become impaired in situations where development efforts are abandoned due to the viability of the planned project becoming doubtful or due to technological obsolescence of the planned software product. For the years ended December 31, 2018, and 2017 there has been no impairment associated with internal use software. For the years ended December 31, 2018, and 2017, the Company capitalized software development costs of $960,157 and $694,914 respectively.

During 2016, the Company began capitalizing the costs of developing internal-use computer software, including directly related payroll costs. The Company amortizes costs associated with its internally developed software over periods up to three years, beginning when the software is ready for its intended use.

The Company capitalizes costs incurred during the application development stage of internal-use software and amortize these costs over the estimated useful life. Upgrades and enhancements are capitalized if they result in added functionality which enable the software to perform tasks it was previously incapable of performing. Software maintenance, training, data conversion, and business process reengineering costs are expensed in the period in which they are incurred.

Business Combinations

For all business combinations (whether partial, full or step acquisitions), the Company records 100% of all assets and liabilities of the acquired business, including goodwill, generally at their fair values; contingent consideration, if any, is recognized at its fair value on the acquisition date and, for certain arrangements, changes in fair value are recognized in earnings until settlement and acquisition-related transaction and restructuring costs are expensed rather than treated as part of the cost of the acquisition.

Goodwill

Goodwill is comprised of the purchase price of business combinations in excess of the fair value assigned at acquisition to the net tangible and identifiable intangible assets acquired. Goodwill is not amortized. The Company tests goodwill for impairment for its reporting units on an annual basis, or when events occur or circumstances indicate the fair value of a reporting unit is below its carrying value. If the fair value of a reporting unit is less than its carrying value, an impairment loss is recorded to the extent that implied fair value of the goodwill within the reporting unit is less than its carrying value. The Company performed its most recent annual goodwill impairment test as of December 31, 2018 using market data and discounted cash flow analysis. Based on this analysis, it was determined that the fair value exceeded the carrying value of its reporting units. The Company concluded the fair value of the goodwill exceed the carrying value accordingly there were no indicators of impairment for the years ended December 31, 2018 and 2017.

The Company had historically performed its annual goodwill and impairment assessment on December 31st of each year. This aligns the Company with other advertising sales companies who also generally conduct this annual analysis in the fourth quarter.

When evaluating the potential impairment of goodwill, management first assess a range of qualitative factors, including but not limited to, macroeconomic conditions, industry conditions, the competitive environment, changes in the market for the Company's products and services, regulatory and political developments, entity specific factors such as strategy and changes in key personnel, and the overall financial performance for each of the Company's reporting units. If, after completing this assessment, it is determined that it is more likely than not that the fair value of a reporting unit is less than its carrying value, we then proceed to the impairment testing methodology primarily using the income approach (discounted cash flow method).

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

We compare the carrying value of the reporting unit, including goodwill, with its fair value, as determined by its estimated discounted cash flows. If the carrying value of a reporting unit exceeds its fair value, then the amount of impairment to be recognized.

When required, we arrive at our estimates of fair value using a discounted cash flow methodology which includes estimates of future cash flows to be generated by specifically identified assets, as well as selecting a discount rate to measure the present value of those anticipated cash flows. Estimating future cash flows requires significant judgment and includes making assumptions about projected growth rates, industry-specific factors, working capital requirements, weighted average cost of capital, and current and anticipated operating conditions. The use of different assumptions or estimates for future cash flows could produce different results.

Long-lived Assets

Management evaluates the recoverability of the Company's identifiable intangible assets and other long-lived assets when events or circumstances indicate a potential impairment exists. Events and circumstances considered by the Company in determining whether the carrying value of identifiable intangible assets and other long-lived assets may not be recoverable include, but are not limited to: significant changes in performance relative to expected operating results; significant changes in the use of the assets; significant negative industry or economic trends; a significant decline in the Company's stock price for a sustained period of time; and changes in the Company's business strategy. In determining if impairment exists, the Company estimates the undiscounted cash flows to be generated from the use and ultimate disposition of these assets. If impairment is indicated based on a comparison of the assets' carrying values and the undiscounted cash flows, the impairment loss is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. No impairments have been recorded regarding its identifiable intangible assets or other long-lived assets during the years ended December 31, 2018 or 2017, respectively.

Accounting for discontinued operations

We regularly review underperforming assets (product offereings) to determine if a sale or disposal might be a better way to monetize the assets. When a product line or other asset group is considered for sale or disposal, we review the transaction to determine if or when the entity qualifies as a discontinued operation in accordance with the criteria of FASB ASC Topic 205-20 “Discontinued Operations.” The FASB has issued authoritative guidance that raises the threshold for disposals to qualify as discontinued operations. Under the this guidance, a discontinued operation is (1) a component of an entity or group of components that have been disposed of or are classified as held for sale and represent a strategic shift that has or will have a major effect on an entity's operations and financial results, or (2) an acquired business that is classified as held for sale on the acquisition date.

We operate as a single reporting unit that has multiple product offerings.  All our product offerings are in the same geographic market, sharing the same building, equipment, and managed by a single general manager. The product level is the lowest level for which discrete financial information related solely to revenue and related accounts recievalbe is available and the level reviewed by management to analyze operating results. Our senior management is compensated based on the results of all the product offerings as a whole, not the results of any individual product line We have determined that the sale of the SRAXmd prodcut line did not qualify for as a discontinued operation pursuant to guidance in ASC 205-20.

During 2018, based on revenue results management and board decided to accept the offer for the sale of the SRAXmd product line. The Company decided to monetize the SRAXmd product line via a sale rather than continue to offer the SRAXmd product to its customers. We have retained an approximatley 30% interest in the purchaser of the SRAXmd product line, however, based on the operating agreement covering our ownerhisp we have no ongoing or further involvement in the operations of the purschaser of SRAXmd. The sale of the SRAXmd product line is not considered to be discontinued operations pursuant to the guidance in ASC 205-20.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Derivatives

The Company analyzes all financial instruments with features of both liabilities and equity under FASB ASC Topic No. 480, Distinguishing Liabilities From Equity and FASB ASC Topic No. 815, Derivatives and Hedging.  Derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjustments to fair value of derivatives. The effects of interactions between embedded derivatives are calculated and accounted for in arriving at the overall fair value of the financial instruments.

The Company has adopted ASU 2017-11, Earnings per share (Topic 260), provided that when determining whether certain financial instruments should be classified as liability or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. If a down round feature on the conversion option embedded in the note is triggered, the Company will evaluate whether a beneficial conversion feature exists, the Company will record the amount as a debt discount and will amortize it over the remaining term of the debt.

If the down round feature in the warrants that are classified as equity is triggered, the Company will recognize the effect of the down round as a deemed dividend, which will reduce the income available to common stockholders.

Warrant Liability

The Company accounts for certain common stock warrants outstanding as a liability at fair value and adjusts the instruments to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company's consolidated statements of operations. The fair value of the warrants issued by the Company has been estimated using a Black-Scholes option pricing model, at each measurement date.

Debt Discounts

The Company accounts for debt discounts originating in connection with conversion features that remain embedded in the related notes in accordance with ASC 470-20, Debt with Conversion and Other Options. These costs are classified on the consolidated balance sheet as a direct deduction from the debt liability. The Company amortizes these costs over the term of its debt agreements as interest expense-debt discount in the consolidated statement of operations.

Earnings Per Share

We use ASC 260, "Earnings Per Share" for calculating the basic and diluted earnings (loss) per share. We compute basic earnings (loss) per share by dividing net income (loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per share is computed based on the weighted average number of shares of common stock plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method. Dilutive potential common shares include outstanding stock options and warrants and stock awards. For periods with a net loss, basic and diluted loss per share are the same, in that any potential common stock equivalents would have the effect of being anti-dilutive in the computation of net loss per share.

There were 4,853,085 common share equivalents at December 31, 2018 and 5,246,692 at December 31, 2017. For the year ended December 31, 2018 these potential shares were excluded from the shares used to calculate diluted. These securities were not included in the computation of diluted net earnings per share as their effect would have been antidilutive.

Income Taxes

We utilize ASC 740 “Income Taxes” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at year-end based on enacted laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

The Company recognizes the impact of a tax position in the financial statements only if that position is more likely than not of being sustained upon examination by taxing authorities, based on the technical merits of the position. Our practice is to recognize interest and/or penalties related to income tax matters in income tax expense.

Stock-Based Compensation

We account for our stock-based compensation under ASC 718 "Compensation – Stock Compensation" using the fair value based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. This guidance establishes standards for the accounting for transactions in which an entity exchanges it equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments.

We use the fair value method for equity instruments granted to non-employees and use the Black-Scholes model for measuring the fair value of options. The stock based fair value compensation is determined as of the date of the grant or the date at which the performance of the services is completed (measurement date) and is recognized over the vesting periods.

Common stock awards

The Company grants common stock awards to non-employees in exchange for services provided. The Company measures the fair value of these awards using the fair value of the services provided or the fair value of the awards granted, whichever is more reliably measurable. The fair value measurement date of these awards is generally the date the performance of services is complete. The fair value of the awards is recognized on a straight-line basis as services are rendered. The share-based payments related to common stock awards for the settlement of services provided by non-employees is recorded in accordance with ASC 505-50 on the consolidated statement of comprehensive loss in the same manner and charged to the same account as if such settlements had been made in cash.

Warrants

In connection with certain financing, consulting and collaboration arrangements, the Company has issued warrants to purchase shares of its common stock. The outstanding warrants are standalone instruments that are not puttable or mandatorily redeemable by the holder and are classified as equity awards. The Company measures the fair value of the awards using the Black-Scholes option pricing model as of the measurement date. Warrants issued in conjunction with the issuance of common stock are initially recorded at fair value as a reduction in additional paid-in capital of the common stock issued. All other warrants are recorded at fair value as expense over the requisite service period or at the date of issuance, if there is not a service period. Warrants granted in connection with ongoing arrangements are more fully described in Note 4, Stockholders’ Equity.

Registration Rights

The Company accounts for registration rights agreements in accordance with the Accounting Standards Codification subtopic 825-20, Registration Payment Arraignments ("ASC 825-20"). Under ASC 825-20, the Company is required to disclose the nature and terms of the arraignment, the maximum potential amount and to assess each reporting period the probable liability under these arraignments and, if exists, to record or adjust the liability to current period operations.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

On November 29, 2018, the Company invoked the early redemption clause in certain of its convertible notes payable pursuant to which the Company redeemed early these convertible notes payable by cash and issuing warrant to purchase shares of common stock (the "Redemption Penalty Warrants"). In connection with the early retirement of these notes payable, the warrants issued to these investors included a registration rights agreement clauses, pursuant to which the Company agreed to provide certain registration rights with respect to the warrants issued. The registration rights agreements require the Company to file a registration statement within 90 calendar days from the final closing under the retirement transaction and to be effective 60 calendar days thereafter. The final closing under the retirement transaction of the debentures occurred on November 29, 2018. On February 11, 2019, the Company filed the required registration statement, as of this filing, it has yet to be declared effective. If the registration statement is not declared effective, the Company is subject to a 2% penalty of investors’ subscription amount. The Company has estimated the liability under the registration rights agreement at $0 as of December 31, 2018.

Business Segments

The Company uses the "management approach" to identify its reportable segments. The management approach designates the internal organization used by management for making operating decisions and assessing performance as the basis for identifying the Company's reportable segments. Using the management approach, the Company determined that it has one operating segment due to business similarities and similar economic characteristics.

Recently Issued Accounting Standards

Changes to accounting principles are established by the FASB in the form of ASUs to the FASB’s Codification. We consider the applicability and impact of all ASUs on our financial position, results of operations, cash flows, or presentation thereof. Described below are ASUs that are not yet effective, but may be applicable to our financial position, results of operations, cash flows, or presentation thereof. ASUs not listed below were assessed and determined to not be applicable to our financial position, results of operations, cash flows, or presentation thereof.

In March 2019, the FASB issued ASU 2019-01, Leases (Topic 842) Codification Improvements, which provides clarification on implementation issues associated with adopting ASU 2016-02. The implementation issues noted in ASU 2019-01 include determining the fair value of the underlying asset by lessors that are not manufacturers or dealers, presentation on the statement of cash flows for sales-type and direct financing leases, and transition disclosures related to Topic 250, Accounting Changes and Error Corrections. We will apply the guidance, if applicable, as of January 1, 2019, the date we adopted ASU 2016-02. Refer to the discussion of ASU 2016-02 below for the impact on our financial position, results of operations, cash flows, or presentation thereof.

In November 2018, the FASB issued ASU 2018-18, Collaborative Arrangements (Tope 818): Clarifying the Interaction Between Topic 808 and Topic 606, which clarifies when transactions between participants in a collaborative arrangement are within the scope of the FASB’s revenue standard, Topic 606. The standard is effective for fiscal years beginning after December 15, 2019 and interim periods within those fiscal years, with early adoption permitted. We will adopt this standard on its effective date of January 1, 2020. We do not expect the adoption of this ASU to have a material impact on our consolidated financial position, results of operations, cash flows, or presentation thereof.

In October 2018, the FASB issued ASU 2018-17, Targeted Improvements to Related Party Guidance for Variable Interest Entities, that changes the guidance for determining whether a decision-making fee paid to a decision makers and service providers are variable interests. The guidance is effective for fiscal years beginning after December 15, 2019 and interim periods within those fiscal years, with early adoption permitted. We will adopt this standard on its effective date of January 1, 2020. We do not expect the adoption of this ASU to have a material impact on our consolidated financial position, results of operations, cash flows, or presentation thereof.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

In August 2018, the FASB issued ASU 2018-15, Intangibles-Goodwill and Other-Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That is a Service Contract. ASU 2018-15 aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software. The standard is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years, with early adoption permitted. We will adopt this standard on its effective date of January 1, 2020. We are currently evaluating the impact of this ASU on our financial position, results of operations, cash flows, or presentation thereof.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement. ASU 2018-13 removes or modifies certain disclosures and in certain instances requires additional disclosures. The standard is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years, with early adoption permitted. We will adopt this standard on its effective date of January 1, 2020. We do not expect the adoption of this ASU to have a material impact on our financial position, results of operations, cash flows, or presentation thereof.

In July 2018, the FASB issued ASU No. 2018-11, Leases (Topic 842): Targeted Improvements which provides a new transition method and a practical expedient for separating components of a lease contract. ASU 2018-11 is intended to reduce the costs and ease the implementation of the new leasing standard for financial statement preparers. The effective date and transition requirements for the amendments related to separating components of a contract are the same as the effective date and transition requirements in ASU 2016-02. We adopted this ASU on its effective date of January 1, 2019. Refer to the discussion of ASU 2016-02 below for the impact on our financial position, results of operations, cash flows, or presentation thereof.

In July 2018, the FASB issued ASU 2018-10, Codification Improvements to Topic 842, Leases. ASU 2018-10 affects narrow aspects of the guidance issued in ASU 2016-02. ASU 2018-10 does not prescribe any new accounting guidance, but instead makes minor improvements and clarifications based on comments and suggestions made by various stakeholders. ASU 2018-10 makes improvements to the following aspects of the guidance in ASC 842: residual value guarantees, rate implicit in the lease, lessee’s reassessment of lease classification, lessor’s reassessment of lease term and purchase option, variable lease payments that depend on an index or a rate, investment tax credits, lease term and purchase option, transition guidance related to amounts previously recognized in business combinations, certain transition adjustments, transition guidance for leases previously classified as capital leases under ASC 840, transition guidance related to modifications to leases previously classified as direct financing or sale-type leases under ASC 840, transition guidance related to sale-and-leaseback transactions, impairment of net investment in the lease, unguaranteed residual assets, effect of initial direct costs on rate implicit in the lease and failed sale-and-leaseback transaction. Certain updates are applicable immediately while others provide for a transition period to adopt as part of the next fiscal year beginning after December 15, 2018. We adopted this ASU on its effective date of January 1, 2019. Refer to the discussion of ASU 2016-02 below for the impact on our financial position, results of operations, cash flows, or presentation thereof.

In July 2018, the FASB issued ASU 2018-09, Codification Improvements. ASU 2018-09 provides minor corrections and clarifications that affect a variety of topics in the Codification. Several updates are effective upon issuance of the update while others have transition guidance for effective dates in the future. We do not expect the adoption of this ASU to have a material impact on our financial position, results of operations, cash flows, or presentation thereof.

In June 2018, the FASB issued ASU 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment. ASU 2018-07 aligns the accounting for share based payments granted to non-employees with that of share based payments granted to employees. We adopted this ASU on its effective date of January 1, 2019. The adoption of this ASU did not have a material impact on our financial position, results of operations, cash flows, or presentation thereof.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

In February 2018, the FASB issued ASU 2018-02, Income Statement—Reporting Comprehensive Income (Topic 220)—Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. ASU 2018-02 allows a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Cuts and Jobs Act of 2017 (“The Act”). Consequently, the amendments eliminate the stranded tax effects resulting from the Act to improve the usefulness of information reported to financial statement users. However, because the amendments only relate to the reclassification of the income tax effects of the Act, the underlying guidance that requires that the effect of a change in tax laws or rates be included in income from continuing operations is not affected. We adopted this ASU on its effective date of January 1, 2019. The adoption of this ASU did not have a material impact on our financial position, results of operations, cash flows, or presentation thereof.

In January 2018, the FASB issued ASU 2018-01, Leases (Topic 842) Land Easement Practical Expedient for Transition to Topic 842. ASU 2018-01 provides an optional transition practical expedient to not evaluate under Topic 842 existing or expired land easements that were not previously accounted for as leases under the current leases guidance in Topic 840. We adopted this ASU on its effective date of January 1, 2019. Refer to the discussion of ASU 2016-02 below for the impact on our financial position, results of operations, cash flows, or presentation thereof.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), (“ASC 842”) which requires that lessees recognize a right-of-use asset and a lease liability for all leases with lease terms greater than twelve months in the balance sheet. ASC 842 distinguishes leases as either a finance lease or an operating lease that affects how the leases are measured and presented in the statement of operations and statement of cash flows. ASC 842 requires additional disclosures including the significant judgments made by management to provide insight into the revenue and expense to be recognized from existing contracts and the timing and uncertainty of cash flows arising from leases. We adopted the new guidance on January 1, 2019. We elected the practical expedients upon transition to retain the existing lease classification and retain the original accounting treatment for any initial direct costs for leases in existence prior to December 31, 2018. We adopted the optional transition method allowing entities to recognize a cumulative effect adjustment to the opening balance of stockholders’ equity in the period of adoption, with no restatement of comparative prior years. We have conducted a review of our existing lease contracts, conducted a review of other agreements that may contain embedded leases, established the necessary changes to our systems, and we are implementing a new procedures designed to account for leases under ASC 842. We will record right-of-use assets and related lease liabilities for operating leases that will have a material impact on our consolidated balance sheet, with no impact to our results of operations, cash flows or presentation thereof. As of December 31, 2018, we had one long term lease with for. We have no current capital leases portfolio, which will be titled “finance leases” under ASC 842.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 2 – ACQUISITIONS AND DIVESTITURES

Sale of SRAXmd:

On August 6, 2018, we completed the sale of substantially all of the assets related to our SRAXmd product line for aggregate consideration of up to $52,500,000. The purchase price consists of (i) $33,000,000 in cash, (ii) 30% interest in the purchaser of SRAXmd assets and (iii) an earn-out of up to $9,000,000 upon the SRAXmd product line achieving certain gross profit thresholds (the “Earn-Out”). A total of $762,500 of the purchase price was placed into escrow accounts subject to future release.

Given the Company will retain an ongoing equity interest in the purchaser of SRAXmd, the Company evaluated the potential existence of variable interest entity accounting treatment under ASC 810. Given the Company had no input into the design of the purchasing entity, is not a primary beneficiary of the purchaser entity and has no ongoing role in management or governance other than that of a passive, minority investor, the Company determined that the presence of a variable interest entity was not present.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Assets transferred to the purchaser in the transaction included $3,536,503 of accounts receivable and $216,479 of prepaid expense items. The purchaser also assumed $191,164 of accounts payable obligations and $333,014 of additional accrued expense items. The Company received a credit to the purchase price of $196,055 for over-delivery of working capital beyond a contractual $3 million working capital target. The Company has recorded a zero value for the interest retained in the purchaser of SRAXmd assets.

The Company paid $1,709,500 of advisory fees and $351,089 of legal fees at closing. An additional $164,028 was also paid by the Company at closing for insurance premiums and escrow related fees.

During the fourth quarter of 2018, the Company recognized an additional $1,870,361 in costs associated with the transaction.

The Company recorded a gain on sale of assets totaling $22,108,028. Less escrow holdbacks and other reimbursements, the Company received net proceeds from the transaction totaling $22,980,824.

Below are the major components of the gain we recorded on the sale of the SRAX md assets:

GAIN ON SALE OF SRAXmd:

Cash Proceeds	$32,966,303
Fair Value of Interest Retained	—
Carrying amount of Assets Sold
Fixed Assets	(117,000)
Working Capital	(3,228,803)
Transactions Fees & Sales Commissions	(7,512,472)
Gain on Sale	$22,108,028

Components of operating results for the SRAXmd product group have not been classified as discontinued operations. Pursuant to guidance in ASC 205-20, Discontinued Operations, we noted that the SRAXmd product line was not a reportable segment or a separate operating segment and nor was it deemed to be a strategic shift. Under this guidance, an entity presents a disposal as a discontinued operation if it “represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results.” ASC Topic 205-20-45 does not clearly define on a quantitative basis as to how an entity would establish whether a component, business activity is individually significant. Additionally, the sale of the SRAXmd product line did not qualify under ASC Topic 360-10-35 to 45 for determination of the gain or loss. The sale of the SRAXmd product group does not constitute a shift in our corporate strategy or purpose as we continue to operate a diversified product group of digital advertising tools, as we have done since inception in 2010. The core technology and other key elements of the SRAX advertising platform will remain owned by us, with certain license agreements for use of our software granted to the purchaser as part of the transaction. SRAXmd was a product developed from our core technology. In addition to the assets, 12 of our existing employees also transferred. The Company have not assigned any goodwill upon disposal of a SRAXmd.

SRAXmd, like each of the remaining SRAX product groups/offerings, has not historically operated as a discrete business entity or division within our company. As such, it along with the other product groups rely upon shared employees and a shared technology platform to operate. Furthermore, certain advertisers may also purchase advertising across multiple product lines, making individual product financial statements more difficult to segregate. Due to its in-house organic development, SRAXmd also has no separately capitalized assets that may be presented as held for sale on our balance sheet.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Based on management’s best estimates, for the three and twelve month periods ended December 31, 2018 and 2017, the unaudited results for revenue and cost of sales attributable to the SRAXmd product group are estimated below:

	Three Months ended		Full Year
	December 31,		December 31,
	2018	2017	2018	2017

Revenue	$—	$4,603,366	$6,306,613	$11,077,503
Cost of Sales	$—	$1,082,389	$1,101,080	$1,998,395
Gross Profit	$0	$3,520,977	$5,205,533	$9,079,108
Gross Margin	0.00%	76.49%	82.54%	81.96%
General, Sales & Administrative expense	$—	$1,438,957	$2,896,193	$2,028,407
Operating Income	$—	$2,082,020	$2,309,340	$7,050,702

There is no specific depreciation and amortization, or interest expense specifically attributable to the SRAXmd product line.

NOTE 3 – NOTES PAYABLE

Financing Agreement with Victory Park Management, LLC as agent for the lenders

On October 30, 2014, the Company entered a financing agreement with Victory Park Management, LLC, as administrative agent and collateral agent for the lenders and holders of notes and warrants issued thereunder. The initial and subsequent notes issued bore interest at a rate per annum equal to the sum of (1) cash interest at a rate of 10% per annum and (2) payment-in-kind (PIK) interest at a rate of 4% per annum for the period commencing on the closing date and extending through the last day of the calendar month during which the Company's financial statements for December 31, 2014 are delivered, and which PIK interest rate thereafter from time to time may be adjusted based on the ratio of the Company's consolidated indebtedness to its earnings before interest, taxes, depreciation and amortization. If the Company achieved a reduction in the leverage ratio as described in the transaction documents, the PIK interest rate declined on a sliding scale from 4% to 2%. The notes issued under the transaction documents were scheduled to mature on October 30, 2017.

During the twelve months ended December 31, 2017, we completely repaid the notes and made principal and PIK interest repayments in the amount of $3,996,928.

We incurred a total of $3,178,011 of costs related to the transaction. These costs were amortized to interest expense over the life of the debt. During the twelve months ended December 31, 2017 $2,101,377 of debt issuance costs were amortized as interest expense. As of December 31, 2017, all deferred debt issuance costs have been completely amortized.

During the twelve months ended December 31, 2017 $67,612 were recorded as PIK interest expense.

Pursuant to the transaction documents, the Company issued to the lender a five-year warrant to purchase 580,000 shares of its Class A common stock at an exercise price of $5.00 per share. Pursuant to the warrant, the warrant holder had the right, at any time after the earlier of April 30, 2016 and the maturity date, but prior to October 30, 2019, to exercise its put right under the terms of the warrant, pursuant to which the warrant holder may sell to the Company, and the Company will purchase from the warrant holder, all or any portion of the warrant that had not been previously exercised. In connection with any exercise of this put right, the purchase price was equal to an amount based upon the percentage of the warrant for which the put right is being exercised, multiplied by the lesser of (a) 50% of the total consolidated revenue for the Company for the trailing 12-month period ending with the Company's then-most recently completed fiscal quarter, and (b) $1,500,000. In May 2017, the Company was notified by the warrant holder that it was exercising its put right. On October 27, 2017, the Company paid the warrant holder $1,567,612, which was comprised of the $1,500,000 warrant value and an additional $67,612 of accrued interest.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Financing and Security Agreement with FastPay

In September 2016, we executed a Financing and Security Agreement, as amended (collectively, the "FastPay Agreement"). with FastPay Partners, LLC to create an accounts receivable-based credit facility. The FastPay Agreement was further amended in April 2018.

Under the April 2018 amended terms of the FastPay Agreement, FastPay may, at its sole discretion, purchase our eligible accounts receivable. Upon any acquisition of accounts receivable, FastPay will advance us up to 80% of the gross value of the purchased accounts, up to a maximum of $4,000,000 in advances. Each account receivable purchased by FastPay will be subject to a factoring fee rate specified in the FastPay Agreement calculated as a percentage of the gross value of the account outstanding and additional fees for accounts outstanding over 30 days. We are subject to a concentration limitation on the percentage of debt from any single customer of 25% to the total amount outstanding on its purchased accounts, subject to an increase to 30% for one specific large customer.

We are obligated to repurchase accounts remaining uncollected after a specified deadline, and FastPay will generally have full recourse against us in the event of nonpayment of any purchased accounts. Our obligations under the FastPay Agreement are secured by a first position security interest in its accounts receivable, deposit accounts and all proceeds therefrom.

The FastPay Agreement contains covenants that are customary for agreements of this type and are primarily related to accounts receivable and audit rights. We are also required to provide FastPay with 30-day notice of any transaction that result, or would result in, a “change of control” as defined in the FastPay Agreement. The failure to satisfy covenants under the FastPay Agreement or the occurrence of other specified events that constitute an event of default, as defined, could result in the termination of the FastPay Agreement and/or the acceleration of our obligations. The FastPay Agreement contains provisions relating to events of default that are customary for agreements of this type.

The current FastPay Agreement has a term of 18 months and automatically renews thereafter for successive one-year terms, subject to earlier termination by written notice by the Company, provided all obligations are paid, including the payment of an early termination fee.

At December 31, 2018 $106,920 of accounts receivable purchased by FastPay remain outstanding and are subject to repurchase under the terms of the FastPay Agreement.

NOTE 4 – SECURED CONVERTIBLE DEBENTURES, NET

In April 2017, the Company entered into definitive securities purchase agreements (the “Series A1 Securities Purchase Agreements”) with certain accredited investors (the “A1 Purchasers”) for the purchase and sale of an aggregate of : (i) $5,000,000 principal amount of 12.5% secured convertible debentures (the “Series A1 Debentures”); and (ii) five-year warrants (the “Series A1 Warrants”) representing the right to acquire up to 833,337 shares of our class A common stock in a transaction exempt from registration under the Securities Act, in reliance on an exemption provided by Rule 506(b) of Regulation D and Section 4(a)(2) of the Securities Act.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

The Series A1 Debentures, which mature three years from the date of issuance, pay interest in cash at the rate of 12.5% per annum, payable quarterly on January 1, April 1, July 1 and October 1, beginning on July 1, 2017. Our obligations under the Series A1 Debentures are secured by a second position security interest in our accounts receivable and a first position security interest in the balance of our assets, and we are subject to continued compliance with certain financial covenants. The A1 Debentures are convertible at the option of the holder into shares of our class A common stock at an initial conversion price of $3.00 per share, subject to adjustment as hereinafter set forth. Subject to our compliance with certain equity conditions set forth in the Series A1 Debentures, upon 20 trading days' notice to the holders we have the right to redeem the Debentures in cash at a 120% premium during the first year and a 110% premium during the remaining term of the Debentures. Upon any optional redemption, we are obligated to issue the holder five-year warrant series B warrants, the terms of which will be identical to the Series A1 Warrants, to purchase a number of shares of our class A common stock as shall equal 50% of conversion shares issuable on an as-converted basis as if the principal amount of the Series A1 Debenture had been converted immediately prior to the optional redemption. In the event of future financings by us, subject to certain exempt issuances, the holders have the right to cause us to allocate 20% of the proceeds we may receive as a mandatory redemption of a portion of the principal amount then outstanding. We are also required to redeem the Debentures upon our failure to maintain certain financial covenants which include a minimum monthly current ratio, a maximum quarterly corporate expense ratio, and maintain minimum quarterly revenue and EBITDA related to SRAXmd.

The Series A1 Debenture also contains certain customary events of default (including, but not limited to, default in payment of principal or interest thereunder, breaches of covenants, agreements, representations or warranties thereunder, the occurrence of an event of default under certain material contracts of the Company, changes in control of the Company and the entering or filing of certain monetary judgments against the Company). Upon the occurrence of any such event of default, the outstanding principal amount of the Series A1 Debenture, plus liquidated damages, interest and other amounts owing in respect thereof through the date of acceleration, shall become, at the holder’s election, immediately due and payable in cash. The Company is also subject to certain customary non-financial covenants under the Debenture. The Debenture holders were granted board observation rights so long as the lead investor continues to hold the Debentures.

The Series A1 Warrants are initially exercisable at $3.00 per share and, if at any time after the six-month anniversary of the issuance the underlying shares of our class A common stock are not covered by an effective resale registration statement, the Series A1 Warrants are exercisable on a cashless basis. The conversion price of the Debentures and the exercise price of the Series A1 Warrants are subject to adjustments upon certain events, including stock splits, stock dividends, subsequent equity transactions (other than specified exempt issuances), subsequent rights offerings, and fundamental transactions, subject to a floor of $1.40 per share. If we fail to timely deliver the shares of our class A common stock upon any conversion of the Series A1 Debentures or exercise of the Series A1 Warrants we will be subject to certain buy-in provisions. Pursuant to the terms of the Series A1 Debentures and Series A1 Warrants, a holder will not have the right to convert any portion of the Series A1 Debentures or exercise any portion of the Series A1 Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of class A common stock outstanding immediately after giving effect to such conversion or exercise, as such percentage ownership is determined in accordance with the terms of the Series A1 Debentures and the Series A1 Warrants; provided that after the Shareholder Approval Date, as defined below, at the election of a holder and notice to us such percentage ownership limitation may be increased or decreased to any other percentage, not to exceed 9.99%; provided that any increase will not be effective until the 61st day after such notice is delivered from the holder to us.

In accordance with the Nasdaq Marketplace Rules, until such time as our stockholders have approved the Securities Purchase Agreements and the transactions thereunder (the "Shareholder Approval Date"), we were not obligated to issue any shares of our class A common stock upon any conversion of the Series A1 Debentures and/or exercise of the Series A1 Warrants, and the holders had no right to receive upon conversion and/or exercise thereof any shares of our Class A common stock, to the extent the issuance of such shares of Class A common stock would exceed 20% of our outstanding Class A common stock prior to the transaction. We held a special meeting of the shareholders on June 23, 2017 whereby we obtained approval of the Securities Purchase Agreements and the transactions thereunder.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

We agreed to file a registration statement registering the resale of the shares of our Class A common stock underlying the Series A1 Debentures and the Series A1 Warrants. Under the terms of the Securities Purchaser Agreements, we also granted the Purchasers of the Series A1Debentures the right to purchase an additional $3,000,000 of Series A1 Debentures upon the same terms and conditions for a period beginning on the Shareholder Approval Date and expiring on earliest of the date that (a) the initial registration statement has been declared effective by the SEC, (b) all of the underlying shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for our company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, (c) following the one year anniversary of the closing date provided that a holder of the underlying shares is not an affiliate of the Company or (d) all of the underlying shares may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act. The shares underlying the Series A1 Debentures and Series Warrants were included in a resale registration statement on Form S-3 that was declared effective by the SEC in June 2017.

Chardan Capital Markets, LLC (“Chardan Capital”), Noble Capital Markets, Inc. ("Noble") and Aspenwood Capital (an independent branch of Colorado Financial Services Corporation) (“Aspenwood”), all broker-dealers and members of FINRA, acted as either our placement agent or a finder in connection with the sale of the securities pursuant to the Securities Purchase Agreements. In addition, an affiliate of Noble purchased Series A1 Debentures amounting to $720,000 and was issued Series A1 Warrants (“Placement Agent Warrants”) to purchase 120,000 shares of our Class A common stock in this offering. We paid aggregate cash commissions amounting to $276,700 to these broker-dealers in connection with the sale of the Series A1 Debentures. Additionally, we issued Chardan Capital Placement Agent Warrants to purchase 100,000 shares of our Class A common stock at an exercise price of $3.75 per share which are exercisable for 5.0 years commencing six months from the issuance date. We issued Noble Placement Agent Warrants to purchase up to 66,800 shares of our Class A common stock at an exercise price of $3.00 per share which will become exercisable six months from the date of issuance. We also issued Colorado Financial Service Corporation and its designees Placement Agent Warrants to purchase 7,700 shares of our Class A common stock at an exercise price of $3.75 per share which are exercisable for 5.0 years commencing six months from the issuance date. We included the shares underlying the Placement Agent Warrants in the aforedescribed resale registration statement that was declared effective by the SEC in June 2017.

The net proceeds to us from the offering, after deducting placement agent fees and estimated offering expenses, were approximately $4,636,629. We utilized $2,500,000 of the net proceeds to satisfy a put obligation under the Series B Warrants issued to investors in a registered direct offering that we conducted in January 2017 as described in Note 11. The balance of the net proceeds was used to pay down accounts payable and satisfy other working capital requirements.

The Series A1 Warrants have been accounted for utilizing ASC 815 “Derivatives and Hedging”. The Company has determined that the Series A1 Warrants have an embedded feature that cause the Series A1 Warrants to be treated as a derivative liability. The Company has estimated the fair value of the Series A1 Warrant instruments using the Black-Scholes Model with key input variables provided by management, as of the date of issuance, with the fair value treated as a discount to the Series A1 Debenture liability, and at each reporting date, with the changes in fair value of the Series A1 Warrants recorded as gains or losses on revaluation in other income (expense). See Note 5 for further information for the fair value of the Series A1 Warrants.

The Company accounted for the Series A1 Debentures in accordance with ASC 470-20 Debt with Conversion and other options. The net proceeds of $4,639,629 from the issuance of the Series A1 Debentures was allocated between the Series A1 Debentures and the fair value of the Series A1 Warrants. The values allocated to the Series A1 Debentures and Series A1Warrant was $3,408,629 and $1,288,000 respectively. After the allocation between the Series A1 Debentures and Series A1 Warrants, the effective conversion feature was greater than the fair market value of the Company’s common stock on the date of issuance, so the adjusted proceeds were not allocated to the conversion feature.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

In October 2017, we entered into securities purchase agreements to sell an aggregate of $5,180,157.78 of our 12.5% secured convertible debentures (“Series A2 Debentures”) and issued 863,365 Series A2 Warrants.  The Series A2 Debentures mature on 4/21/2020, bear interest at an annual rate of 12.5%, payable quarterly on January 1, April 1, July 1, and October 1, beginning on January 1, 2018.  Pursuant to the greenshoe provision contained in our Series A1 Debentures, $2,000,000 of Series A2 Debentures were purchased pursuant to the greenshoe provision and the remaining $3,180,157.78 were purchased separately. Of the 863,365 Series A2 Warrants issued, a total of 333,335 were purchased pursuant to the greenshoe provision and 630,030 were purchased separately. The Series A2 Debentures are convertible into shares of our Class A common stock at $3.00 per share, subject to adjustment, and contain anti-dilution protection for subsequent financings and have a conversion price floor of  $1.40 per share (pursuant to shareholder vote approving the offering that occurred on December 29, 2017). The Series A2 Warrants have an exercise price of $3.00 per share, subject to adjustment and contain anti-dilution protection for subsequent financings and have an exercise price floor of $1.40 per share.

In connection with the offering we issued Chardan Capital Markets 160,000 Placement Agent Warrants, of which: (i) 129,176 have an exercise price of $3.75 and (ii) 54,161 have an exercise price of $4.49.  We also issued Aspenwood Capital 23,337 Placement Agent Warrants with an exercise price of $3.75. All Placement Agent Warrants have a term of five and a half years (exercisable beginning 6 months after issuance).

The Company identified embedded derivatives related to the Series A2 Warrants issued. These embedded derivatives included the right for the holders to request for the Company to purchase the Series A2 Warrant from the Holder by paying to the Holder an amount of cash equal to the black scholes value of the remaining unexercised portion of the Series A2 Warrant on the date of the consummation of a fundamental transaction.

The Series A2 Warrants have been accounted for utilizing ASC 815 “Derivatives and Hedging”. The Company has determined that the Series A2 Warrants have an embedded feature that cause the Series A2 Warrants to be treated as a derivative liability. The Company has estimated the fair value of the Series A2 Warrant instruments using the Black-Scholes Model with key input variables provided by management, as of the date of issuance, with the fair value treated as a discount to the Series A2 Debenture liability, and at each reporting date, with the changes in fair value of the Series A2 Warrants recorded as gains or losses on revaluation in other income (expense). See Note 5 for further information for the fair value of the Series A2 Warrants.

The Company accounted for the Series A2 Debentures in accordance with ASC 470-20 Debt with Conversion and other options. The net proceeds of $4,261,684 from the issuance of the Series A2 Debentures was allocated between the Series A2 Debentures and the fair value of the Series A2 Warrants. The values allocated to the Series A2 Debentures and Series A2Warrant was $1,405,540 and $2,856,108 respectively. After the allocation between the Series A2 Debentures and the Series A2 Warrants, the adjusted value assigned to Series A2 Debenture created the effected conversion feature to be a rate lower than the current market price for the Company’s common stock on the date of the issuance. The value assigned to the conversion feature was $1,405,540.

On November 29, 2018, the Company redeemed the outstanding principal balance of the Series A1 and A2 Debentures (collectively the “Debentures”) with the repayment of the Debentures face value or $6,545,157, a 10% prepayment penalty of $654,517 and the issuance of Series B warrants for a total of 50% of the of the conversion shares issuable on an as-converted basis as if the principal amount of the Debenture had been converted immediately prior to the optional redemption.. Also, the Company issued warrants to purchase 1,090,862 shares of its Class A common stock (“Series B1 Warrants”). The Series B1 Warrants were issued pursuant to the redemption terms of the Company’s Debentures. The Company received no additional consideration for the issuance. The Series B Warrants were issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the Securities Act), in reliance on the exemption provided by Rule 506(b) of Regulation D and Section 4(a)(2) of the Securities Act.

The Series B1 warrants have a term of five (5) years from the date in which each of the redeemed Debenture were issued. Accordingly, of the Series B Warrants: (i) 277,500 have an expiration date of April 21, 2022, and (ii) 813,362 have an expiration date of October 27, 2022.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

The Series B1 Warrants are initially exercisable at $3.00 per share and, are subject to cashless exercise after six (6) months from the issuance date if the shares underlying the warrants are not subject to an effective registration statement. The Series B Warrants also contain anti- dilution protection for subsequent equity sales for a price lower than the then applicable exercise price, with a floor of $1.40.

The exercise price of the Series B1 Warrants is subject to adjustment upon certain events, including stock splits, stock dividends, subsequent equity transactions (other than specified exempt issuances), subsequent rights offerings, and fundamental transactions, subject to the $1.40 floor described above. If we fail to timely deliver the shares of our Class A common stock (“Common Stock”) upon any exercise of the Series B Warrants, we will be subject to certain buy-in provisions. Additionally, the Series B Warrants contained certain beneficial ownership limitations.

The Company identified embedded derivatives related to the Series B Warrants issued. These embedded derivatives included the right for the holders to request for the Company to purchase the Series B Warrant from the Holder by paying to the Holder an amount of cash equal to the black scholes value of the remaining unexercised portion of the Series A2 Warrant on the date of the consummation of a fundamental transaction.

The Series B1 Warrants have been accounted for utilizing ASC 815 “Derivatives and Hedging”. The Company has determined that the Series B1 Warrants have an embedded feature that cause the Series B1 Warrants to be treated as a derivative liability. The Company has estimated the fair value of the Series B1 Warrant instruments using the Black-Scholes Model with key input variables provided by management, as of the date of issuance, with the fair value treated as an additional expense related to the extinguishment of the Debentures, and at each reporting date, with the changes in fair value of the Series B Warrants recorded as gains or losses on revaluation in other income (expense). See Note 5 for further information for the fair value of the Series B1 Warrants.

The secured convertible debentures are comprised of the following at December 31:

	2018	2017
Principal Balance	$—	$6,845,157
Debt discount	—	(4,107,792)
Debt issuance costs	—	(1,026,219)
Convertible notes, net	$—	$1,711,146

NOTE 5 – WARRANT LIABILITIES

As more fully described in Notes 4 and 6, the Company issued Series A and B Warrants, Series A1 and A2 Debenture Warrants and Series B1 Warrants (collectively the “Derivative Warrant Instruments”). The Derivative Warrant Instruments have been accounted for utilizing ASC 815 “Derivatives and Hedging”. The Company has incurred a liability for the estimated fair value of Derivative Warrant Instruments. The estimated fair value of the Derivative Warrant Instruments has been calculated using the Black-Scholes fair value option-pricing model with key input variables provided by management, as of the date of issuance, with the valuation offset against additional paid in capital, and at each reporting date, with changes in fair value recorded as gains or losses on revaluation in other income (expense).

The Company identified embedded features in the warrants which caused the warrants to be classified as a liability. These embedded features included the right for the holders to request for the Company to cash settle the Warrant Instruments from the Holder by paying to the Holder an amount of cash equal to the black scholes value of the remaining unexercised portion of the Derivative Warrant Instruments on the date of the consummation of a fundamental transaction. The accounting treatment of derivative financial instruments requires that the Company  treat the whole instrument as liability and record the fair value of the instrument as a derivatives as of the inception date of the instrument and to adjust the fair value of the instrument as of each subsequent balance sheet dates.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

On the date of inception, the fair value of the Series A and B Warrants of $3,038,344 was determined using the Black-Scholes Model based on a risk-free interest rate of 2% for both the Series A Warrants and the Series B Warrants, an expected term of 5.5 years for the Series A Warrants and 5 years for the Series B Warrants, an expected volatility of 110% for the Series A Warrants and the Series B Warrants and a 0% dividend yield for the Series A Warrants and the Series B Warrants, respectively.

In April 2017, the Company repurchased the Series B Warrants for $2,500,000 and recognized a loss on the repurchase amounting to $2,053,975.

The Series A Warrants fair value as of December 31, 2018 and 2017 was estimated to be $496,000 and $2,026,000, respectively, based on a risk-free interest rates of 2.46 and 2.20, respectively, an expected term of 3 and 4 years, respectively, an expected volatility of 167%  and 164%, respectively and a 0% dividend yield.

On January 4, 2017, the date of inception, the fair value of the Series A and B Warrants of $3,038,344 was determined using the Black-Scholes Model based on a risk-free interest rate of 2% for both the Series A Warrants and the Series B Warrants, an expected term of 5.5 years for the Series A Warrants and 5 years for the Series B Warrants, an expected volatility of 110% for the Series A Warrants and the Series B Warrants and a 0% dividend yield for the Series A Warrants and the Series B Warrants, respectively.

At the inception of the Series A1 Warrants, the Company determined a fair value of $1,228,000 of the Series A1 Warrants. On April 21 and April 28, 2017, the dates of inception, the fair value of the Series A1 Warrants was determined using the Black-Scholes Model based on a risk-free interest rate of 1.875%, an expected term of 5.5 years, an expected volatility of 109% and a 0% dividend yield for each respective date.

Fair value at December 31, 2018 and 2017 of the Series A1 Warrants was estimated to be $868,000 and $2,641,000, respectively based on a risk-free interest rate ranging from 2.73 to 2.73, an expected term ranging from 3.375 to 4.375 years, an expected volatility ranging from 164% to 167% and a 0% dividend yield. During the years ended December 31, 2018 and 2017, we recorded a decrease and increase, respectively, in the fair value of the warrant derivative liability of $(1,774,000) and $1,419,000, respectively. This was recorded as a loss on change in fair value of derivative liability.

At the inception of the Series A2 Warrants, the Company determined a fair value of $2,856,000 of the Series A2 Warrants. On the date of inception, the fair value of the Series A2 Warrants was determined using the Black-Scholes Model based on a risk-free interest rate of 2.03%, an expected term of 5.5 years, an expected volatility of 122% and a 0% dividend yield.

Fair value at December 31, 2018 and 2017 of the Series A2 Warrants was estimated to be $1,446,000 and $4,615,000, respectively based on a risk-free interest rate ranging from 2.20 to 2.46, an expected term ranging from 3.875 to 4.875 years, an expected volatility ranging from 158% to 161% and a 0% dividend yield. During the years ended December 31, 2018 and 2017, we recorded the decrease and increase, respectively, in the fair value of the warrant derivative liability of $(3,170,000) and $1,759,000, respectively. This was recorded as a loss on change in fair value of derivative liability.

At the inception of the Series B1 Warrant, the Company determined a fair value of $3,240,000 of the Series B1 Warrants. On the date of inception, the fair value of the Series B1 was determined using the Black-Scholes Model based on a risk-free interest rate of 2.9%, an expected term of 5.0 years, an expected volatility of 162% and a 0% dividend yield.

Fair value at December 31, 2018 of the Series B Warrants was estimated to be $1,201,000 based on a risk-free interest rate of 2.5, an expected term of 3.92, an expected volatility of 155% and a 0% dividend yield. During the years ended December 31, 2018, we recorded a decrease, in the fair value of the warrant derivative liability of $1,529,771. This was recorded as a loss on change in fair value of derivative liability.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

The Warrant liabilities are comprised of the following at December 31:

	2018	2017
Outstanding, beginning of the period	$11,156,003	$—
Initial derivative liability on issuance of warrants	3,240,127	7,453,615
Change in fair value	(8,953,933)	4,134,166
Less accretion and conversion of debenture warrants	—	(431,780)
Warrant liabilities	$5,442,195	$11,156,001

NOTE 6 – STOCKHOLDERS' EQUITY

Preferred Stock

We are authorized to issue 50,000,000 of preferred stock, par value $0.001, of which 200,000 shares were designated as Series 1 Preferred Stock. Our board of directors, without further stockholder approval, may issue preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our board of directors may authorize the issuance of preferred stock, which ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation. In addition, our board of directors can fix limitations and restrictions, if any, upon the payment of dividends on both classes of our common stock to be effective while any shares of preferred stock are outstanding.

Common Stock

We are authorized to issue an aggregate of 259,000,000 shares of common stock. Our certificate of incorporation provides that we will have two classes of common stock: Class A common stock (authorized 250,000,000 shares, par value $0.001), which has one vote per share, and Class B common stock (authorized 9,000,000 shares, par value $0.001), which has ten votes per share. Any holder of Class B common stock may convert his or her shares at any time into shares of Class A common stock on a share-for-share basis. Otherwise the rights of the two classes of common stock are identical. There were no shares of Class B common stock outstanding at December 31, 2018 or 2017, respectively.

On January 4, 2017, we sold an aggregate of: (i) 761,905 shares of Class A common stock; and (ii) five-year Series B Warrants representing the right to acquire up an additional 380,953 shares of our Class A common stock at an exercise price of $7.00 per share. The shares of our Class A common stock and the Series B Warrants were sold in a registered direct offering and we received gross proceeds of $3,980,001. Simultaneously we conducted a private placement with the same investors for no additional consideration of Series A Warrants representing the right to acquire up to an additional 380,953 shares of our Class A common stock at an exercise price of $6.70 per share. The Series A Warrants are exercisable for five years commencing 6 months from the date of closing. The exercise price of the Series A Warrants is subject to full ratchet adjustment in certain circumstances, subject to a floor price of $1.20 per share. The adjustment provisions under the terms of the Series A Warrants will be extinguished at such time as our Class A common stock trades at or above $10.00 per share for 20 consecutive trading days, subject to the satisfaction of certain equity conditions. In addition, if there is no effective registration statement covering the shares issuable upon the exercise of the Series A Warrants, the warrants are exercisable on a cashless basis. If we fail to timely deliver the shares underlying the warrants, we will be subject to certain buy-in provisions. As a result of the sale of the debentures in April 2017, the exercise price of the Series A Warrants issued to investors in our January 2017 private offering were reset to $2.245 per share.

Beginning 100 days after the issuance date of the Series B Warrants, at any time the market price of our Class A common stock is less than $5.25 per share, the holders had the right to exercise the Series B Warrants on a cashless basis for shares of our Class A common stock calculated pursuant to a formula set forth in the Series B Warrants. We had the right, in lieu of delivery of such shares of our Class A common stock, to pay the holder of the Series B Warrants being exercised on a cashless basis, a specified amount in cash, with a maximum cash payment of $2,500,000. The holders of the Series B Warrants exercised their right in April 2017 and we repurchased the Series B Warrants for $2,500,000.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Pursuant to an engagement letter dated December 29, 2016 by and between the Company and Chardan Capital Markets, Chardan Capital agreed to act as the Company’s placement agent in connection with both the registered direct offering and a concurrent private placement. Pursuant to the agreement, the Company paid Chardan Capital a cash fee equal to $160,000 (4% of the gross proceeds), as well as reimbursement of its expenses related to the offering in the amount of $15,000. In addition, the Company granted Chardan Capital a warrant to purchase 76,190 shares of Class A common. The warrants have an exercise price of $6.50 per share and are exercisable for 5.5 years commencing nine months from the issuance date. The shares underlying the warrants were included in a resale registration statement that was declared effective by the SEC in September 2017.

The net proceeds to the Company from the offering, after deducting placement agent fees and estimated offering expenses, were $3,830,000. The proceeds of the offering were used to satisfy the outstanding notes issued under the terms of the financing agreement. In connection with the January 2017 capital raise, Victory Park Management, LLC agreed not to exercise the put right prior to May 20, 2017. Victory Park Management, LLC exercised the put right on May 22, 2017. On October 27, 2017, the Company satisfied this obligation in full utilizing a portion of net proceeds from a second debenture financing.

The Class A shares of common stock and Series B warrants were sold and issued pursuant to the Prospectus Supplement, dated January 4, 2017, to the Prospectus included in the Company’s Registration Statement on Form S-3 (Registration No. 333-214644) filed with the SEC on November 16, 2016 and declared effective on November 28, 2016.

In January 2017, in connection with an advisory agreement with kathy ireland Worldwide LLC ("kiWW"), the Company issued affiliates and designees of kiWW 100,000 shares of its Class A common stock valued at $678,000.

In January 2017, we issued 3,858 shares of our Class A common stock valued at $12,500 to Mr. Derek J. Ferguson upon his appointment to our board of directors and the audit committee of the board. He is an accredited investor and the issuance was exempt from registration under the Securities Act pursuant to an exemption provided by Section 4(a)(2) of that act.

In February 2017, the Company issued Mr. Steven Antebi 150,000 shares of our Class A common stock valued at $540,000 as compensation for services under the terms of a consulting agreement. He is a principal stockholder of the Company.

In March 2017, we issued 51,667 shares of Class A common stock for vested stock awards.

In March 2017, we issued 6,510 shares of our Class A common stock valued at $12,500 to Mr. Robert Jordan upon his appointment to our board of directors and the audit committee of the board. He is an accredited investor and the issuance was exempt from registration under the Securities Act pursuant to an exemption provided by Section 4(a)(2) of that act.

In August 2017, we issued 200,000 shares in conjunction with our acquisition of certain intellectual property assets from Leapfrog Media Trading, Inc.

On September 15, 2017, the Company entered an Investor Relations and Consulting Agreement. The Company engaged the consultant to provide certain consulting services on behalf of the Company. Under the terms of this agreement, which expired on December 15, 2017, the Company engaged consultant to provide a variety of advisory and consulting services to the Company, including introducing the Company to potential sources of media, marketing agreement(s) and/or other strategic alliances which may benefit the Company in the performance of implementing its business plan(s), including but not limited to radio and television media spots; various media publications; and internet podcasts. As compensation for such services, the Company issued consultant 75,000 shares of its Class A common stock, valued at $97,500, on September 15, 2017.

Between September 2017 and January 2018, we issued an aggregate of 225,000 shares of Class A common stock valued at $1,137,650 as consideration for media and marketing services.

In October 2017, we issued 70,409 shares of our Class A common stock to Joseph P. Hannan, our former chief financial officer, pursuant to his October 2017 employment agreement. The shares were issued pursuant to our 2016 equity compensation plan.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

In October 2017, we entered into securities purchase agreements to sell an aggregate of $5,180,158 of our 12.5% secured convertible debentures and issued 863,365 Series A common stock purchase warrants. The debentures are convertible into shares of our Class A common stock at $3.00 per share, subject to adjustment, and contain anti-dilution protection for subsequent financings and have a conversion price floor of $1.40 per share (pursuant to shareholder vote approving the offering that occurred on December 29, 2017). The warrants have an exercise price of $3.00 per share, subject to adjustment and contain anti-dilution protection for subsequent financings and have an exercise price floor of $1.40 per share. In connection with the offering we issued Chardan Capital Markets 160,000 placement agent warrants, of which: (i) 129,176 have an exercise price of $3.75 and (ii) 54,161 have an exercise price of $4.49 (. We also issued Aspenwood Capital 23,337 placement agent warrants with an exercise price of $3.75. All placement agent warrants have a term of five and a half years (exercisable beginning 6 months after issuance).

In October 2017, certain debenture holders converted an aggregate of $655,000 of debentures into 218,334 shares of Class A common stock.

In October 2017, 83,334 Series A common stock purchase warrants were exercised at a price of $3.00 per share, resulting in gross proceeds to the Company of $250,002.

In January 2018, we issued Colleen DiClaudio, a board member, 7,813 Class A common shares valued at $10,000 as payment for 2017 services on our board of directors. The shares were issued from our 2016 equity compensation plan.

In January 2018, we issued Hardy Thomas, a former board member, 7,195 Class A common shares valued at $10,000 as payment for 2017 services on our board of directors. The shares were issued from our 2016 equity compensation plan.

In January 2018, we issued Marc Savas and Malcolm CasSelle each 3,774 Class A common shares valued at $10,000 as payment for their respective 2017 service on our board of directors. The shares were issued from our 2016 equity compensation plan.

In January 2018, we issued a consultant an additional 150,000 shares for media consulting services. In August 2018, we issued the consultant an additional 150,000 shares pursuant to this same agreement.

In March 2018, we issued 6,667 shares of Class A common stock to one employee for vested stock awards.

In March 2018, 122,950 shares of Class A common stock were awarded to one employee for sales performance achievement pursuant to our 2016 equity compensation plan.

In July 2018, 16,667 Series A common stock purchase warrants were exercised at a price of $3.00 per share, resulting in gross proceeds to the Company of $50,000.

In August 2018, we issued William Packer 3,774 shares of Class A common shares valued at $10,000 as payment for 2017 services on our board of directors. The shares were issued from our 2016 equity compensation plan.

In June 2018, we issued 44,815 Series A common stock purchase warrants at an exercise price of $2.245 per share, on a cashless basis.

In September 2018, one investor in the Company’s October 2017 debenture financing exercised 16,667 Series A common stock purchase warrants were exercised at a price of $3.00 per share, resulting in gross proceeds to the Company of $50,000.

In September 2018, we issued 100,000 shares of our Class A common stock for legal services rendered.

In September 2018, we issued 50,000 shares of our Class A common stock to Joseph P. Hannan, our former chief financial officer, pursuant to his October 2017 employment agreement. The shares were issued pursuant to our 2016 equity compensation plan, and subject to vesting at issue.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

In September 2018, we issued 3,334 shares of Class A common stock to one employee for vested stock awards.

During September 30, 2018, certain debenture holders converted an aggregate of $300,000 in principal into 100,000 shares of the Company’s Class A common stock.

On August 6, 2018, we repurchased 514,000 shares of our Class A common stock from Erin DeRuggiero as contracted under the terms of her separation agreement with the Company.

In October 2018, 50,000 shares of our Class A common stock were retired in lieu of cash tax withholding from a vesting on shares previously issued to Joseph P. Hannan, our former chief financial officer.

In October 2018, 23,800 shares of our Class A common stock were retired in lieu of cash tax withholding from a vesting on shares previously issued to Joseph P. Hannan, our former chief financial officer.

Stock Awards

During the years ended December 31, 2018 and December 31, 2017, respectively, there were no new grants of restricted stock awards made nor were any previously issued grants forfeited.

Stock Options and Warrants

During the years ended December 31, 2018 and December 31, 2017, respectively, there were no new grants of restricted stock awards made nor were any previously issued grants forfeited.

Stock Options and Warrants

In October 2016, we granted an aggregate of 146,000 stock options to three employees. The options will vest over three years. The options have an exercise price of $7.50 per share and a term of five years. These options had a grant date fair value of $4.98 per option, determined using the Black-Scholes method based on the following assumptions: (1) risk free interest rate of 1.125%; (2) dividend yield of 0%; (3) volatility factor of the expected market price of our common stock of 112%; and (4) an expected life of the options of 5 years.

During the years ended December 31, 2018 and 2017, we recorded compensation expense of $667,749 and $992,732, respectively, related to stock based compensation. During the years ended December 31, 2018 and 2017, 72,498 and 161,500 options were forfeited, respectively.

On September 19, 2016, the Company extended the expiration date of common stock purchase warrants issued and sold in 2013 to purchase an aggregate of 642,000 shares of its Class A common stock at an exercise price of $5.00 per share from between October 8, 2016 and November 6, 2016 to March 31, 2017, for which, the Company applied ASC 718-20-35-3 modification of equity-classified contracts and therefore the incremental fair value from the modification (the change in the fair value of the instrument before and after the modification) of $274,634 is recognized as an expense in the consolidated statements of operations to the extent the modified instrument has a higher fair value.

On November 16, 2016, the Company entered an Investor Relations and Consulting Agreement (“Consulting Agreement”) with Market Street Investor Relations, LLC (“Consultant”). The Company engaged the Consultant to provide certain investor relations and public relations services on behalf of the Company as are more fully described in the Consulting Agreement. The term of the Consulting Agreement is for a period of six-months from the effective date and may be extended for an additional six-month term. In lieu of cash payments for the services rendered by the Consultant, the Company issued the Consultant a three year Class A common stock purchase warrant to purchase 400,000 shares of the Company’s Class A common stock at an exercise price of $7.50 per share. The warrants vest based on specific milestones described within the Consulting Agreement. The value of the warrants at the date of grant was $1,390,264. At the direction of the Consultant, a warrant to purchase 200,000 shares was issued to the Consultant and a warrant to purchase 200,000 shares was issued to Steve Antebi (a principal stockholder in the Company). The Company also advanced the Consultant $100,000 on the effective date to cover anticipated expenses regarding the services to be performed by the Consultant. The Company is recognizing the value of the services rendered over the term of the Consulting Agreement.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

During the years ended December 31, 2018 and December 31, 2017, respectively, an aggregate of  226,402 and 1,223,874 common stock purchase warrants, having exercise prices of between $5.00 and $10.00, per share, expired.

On January 24, 2018, 176,400 common stock purchase warrants, having exercise prices of $7.50, per share, expired.

On September 11, 2018, 250,000 common stock purchase warrants, having an exercise price of $4.20 per share with an option value as of the grant date of $488,106 calculated using the black-scholes option pricing model were granted to Joseph P. Hannan, our former chief financial officer. The options vested one third annually and expire three years after the vesting date. Upon Mr. Hannan’s termination in December of 2018, 229,166 option terminated.

On December 16, 2018, 100,000 common stock purchase warrants, having an exercise price of $2.56 per share with an option value as of the grant date of $220,832 calculated using the black-scholes option pricing model were granted to Michael Malone, our chief financial officer. This expense associated with this option award will be recognized in operating expenses ratably over the vesting period.

NOTE 7 – PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31:

	2018	2017
Office equipment	$332,932	251,415
Accumulated depreciation	(140,867)	(96,869)
Property and equipment, net	$192,065	154,546

Depreciation expense for the years ended December 31, 2018 and 2017 was $43,998 and $22,908, respectively.

NOTE 8 – INTANGIBLE ASSETS

Intangible assets consist of the following at December 31:

	2018	2017

Non-compete agreement	$1,250,000	$1,250,000
Intellectual property	756,000	756,000
Acquired Software	617,069	617,069
Internally developed software	1,563,401	754,140
Total cost	4,186,470	3,377,209
Accumulated amortization	(2,423,865)	(1,734,449)
Intangible assets, net	$1,762,605	$1,642,760

Amortization expense was $51,422 for intellectual property, $121,527 for the non-compete agreement and $365,266 for internally developed software and 151,200 acquired software for the year ended December 31, 2018. Amortization expense was $151,200 for intellectual property, $677,083 for the non-compete agreement, and $146,181 for internally developed software for the year ended December 31, 2017.

The estimated future amortization expense for the years ended December 31, are as follows:

2019	$858,041
2020	737,648
2021	166,916
$1,762,605

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

NOTE 9 – RELATED PARTY TRANSACTIONS

Malcolm CasSelle, a member of our board of directors, is the former Chief Technology Officer and President of New Ventures of Tronc, Inc., one of our major advertisers.

On March 20, 2018, we entered into certain retention and bonus agreements with SRAXMD employees, including Erin DeRuggiero, our chief innovations officer. Pursuant to the terms of the agreements with Ms. DeRuggiero, her employment agreement was terminated, and she became a consultant to the Company. The term of the consultancy expired upon the sale of the assets comprising SRAXmd. Pursuant to the terms of the agreement, we paid Ms. DeRuggiero a total of $5.2 million at closing which also included repurchase of 514,000 shares of our Class A common stock.

On April 2, 2018, we issued a common stock purchase warrant to Kristoffer Nelson, our Chief Operating Officer and a member of our board of directors. The option entitles Mr. Nelson to purchase 100,000 shares of Class A Common Stock at a price per share of $5.78, has a term of three years and vests quarterly over a three (3) year period.

On September 11, 2018, we issued a common stock purchase warrant to Joseph P. Hannan, our former Chief Financial Officer. The option entitled Mr. Hannan to purchase 250,000 shares of Class A Common Stock at a price per share of $4.20, had a term of three years and vested quarterly over a three (3) year period. Upon Mr. Hannan’s termination in December 2018, 234,375 of these options expired.

Our Chief Executive Officer joined the board of directors of one of our advertising customers which purchases advertising at market rates during the first quarter of 2018.

NOTE 10 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses at December 31, are comprised of the following:

	2018	2017

Accounts payable, trade	$2,517,749	$2,858,871
Accrued expenses	256,008	1,800,621
Accrued compensation	722,010	256,164
Accrued commissions	79,158	95,159
Accounts payable and accrued expenses	$3,574,926	$5,010,815

NOTE 11 – INCOME TAXES

Income tax (benefit) expense from continuing operations for the year ended December 31, 2018 consisted of the following:

	Current	Deferred	Total
Federal	$—	$(1,301,486)	$(1,301,486)
State	—	(700,900)	(700,900)
Subtotal	—	(2,002,386)	(2,002,386)
Valuation allowance	—	2,002,386	2,002,386
Total	$—	$—	$—

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Income tax (benefit) expense from continuing operations for the year ended December 31, 2017 consisted of the following:

	Current	Deferred	Total
Federal	$—	$543,682	543,682
State	—	(287,649)	(287,649)
Subtotal	—	256,033	256,033
Valuation allowance	—	(256,033)	(256,033)
Total	$—	$—	$—

A reconciliation of the federal statutory income tax rate to the Company’s effective income tax rate is as follows:

	2018	2017
Taxes calculated at federal rate	21.0%	34.0%
State income tax, net of federal benefit	(1.9)%	1.4%
Stock based compensation	1.4%	—%
Permanent Differences	1.0%	(5.0)%
Change in Valuation Allowance	13.9%	2.0%
Fair market adjustment derivatives	(21.5)%	(10.8)%
Prior year True-ups	(14.9)%	1.3%
True-up to deferred tax rate	—%	(17.9)%
Other adjustments	1.0%	(5.0)%
Provision for income taxes	—%	—%

The tax effects, rounded to thousands, of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 2018 and 2017 are presented below:

	2018	2017
Deferred Tax Assets
Net operating loss carryforwards	$2,914,731	$4,156,406
Fixed assets	(37,801)
Accrued interest	—	—
Intangibles	—	—
Stock based compensation	430,907	579,085
Other accruals	24,390	53,185
Total Deferred Tax Assets	3,332,227	4,788,677

Deferred Tax Liabilities
Stock based compensation		—
Intangibles	(249,530)	(482,121)
Prepaid expenses	(12,620)	(14,623)
Total Deferred Tax Liabilities	(262,150)	(496,744)

Net Deferred Tax Assets	3,070,707	4,291,933
Valuation Allowance	(3,070,707)	(4,291,933)

Net deferred tax / (liabilities)	$—	$—

Deferred tax assets and liabilities are computed by applying the federal and state income tax rates in effect to the gross amounts of temporary differences and other tax attributes, such as net operating loss carry-forwards. In assessing if the deferred tax assets will be realized, the Company considers whether it is more likely than not that some or all of these deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which these deductible temporary differences reverse.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

During the year ended December 31, 2018, the valuation allowance decreased by $1,221,226 to $3,070,707. All of this decrease attributable to the decrease in our net operating loss carryforwards. The total valuation allowance results from the Company’s estimate of its inability to recover its net deferred tax assets.

At December 31, 2018, the Company has federal and state net operating loss carry forwards, which are available to offset future taxable income, of approximately $12,806,705 and $15,752,351, respectively, both of which begin to expire in 2032 and 2032 respectively. These carry forwards may be subject to an annual limitation under Section 382 and 383 of the Internal Revenue Code of 1986, and similar state provisions if the Company experienced one or more ownership changes which would limit the amount of NOL and tax credit carryforwards that can be utilized to offset future taxable income and tax, respectively. In general, an ownership change, as defined by Section 382 and 383, results from transactions increasing ownership of certain stockholders or public groups in the stock of the corporation by more than 50 percentage points over a three-year period. The Company has not completed an IRC Section 382/383 analysis. If a change in ownership were to have occurred, NOL and tax credit carryforwards could be eliminated or restricted. If eliminated, the related asset would be removed from the deferred tax asset schedule with a corresponding reduction in the valuation allowance. Due to the existence of the valuation allowance, limitations created by future ownership changes, if any, will not impact the Company’s effective tax rate.

The Company files income tax returns in the United States and various state jurisdictions. Due to the Company’s net operating loss posture all tax years are open and subject to income tax examination by tax authorities. The Company’s policy is to recognize interest expense and penalties related to income tax matters as tax expense. At December 31, 2018, there are no unrecognized tax benefits, and there are no significant accruals for interest related to unrecognized tax benefits or tax penalties.

NOTE 12 – STOCK OPTIONS, AWARDS AND WARRANTS

2012, 2014 and 2016 Equity Compensation Plans

In January 2012, our board of directors and stockholders authorized the 2012 Equity Compensation Plan, which we refer to as the 2012 Plan, covering 600,000 shares of our Class A common stock. On November 5, 2014, our board of directors approved the adoption of our 2014 Equity Compensation Plan (the " 2014 Plan ") and reserved 600,000 shares of our Class A common stock for grants under this plan. On February 23, 2016, our board of directors approved the adoption of our 2016 Equity Compensation Plan (the “2016 Plan”) and reserved 600,000 shares of our Class A common stock for grants under this plan. The purpose of the 2012, 2014 and 2016 Plans is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our employees, directors and consultants and to promote the success of our company's business. The 2012, 2014 and 2016 Plans are administered by our board of directors. Plan options may either be:

•	incentive stock options (ISOs),
•	non-qualified options (NSOs),
•	awards of our common stock,
•	stock appreciation rights (SARs),
•	restricted stock units (RSUs),
•	performance units,
•	performance shares, and
•	other stock-based awards.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Any option granted under the 2012, 2014 and 2016 Plans must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any ISO granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. The plans further provide that with respect to ISOs the aggregate fair market value of the common stock underlying the options which are exercisable by any option holder during any calendar year cannot exceed $100,000. The exercise price of any NSO granted under the 2012, 2014 or 2016 Plans is determined by the Board at the time of grant, but must be at least equal to fair market value on the date of grant. The term of each plan option and the manner in which it may be exercised is determined by the board of directors or the compensation committee, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant. The terms of grants of any other type of award under the 2012, 2014 or 2016 Plans is determined by the Board at the time of grant. Subject to the limitation on the aggregate number of shares issuable under the plans, there is no maximum or minimum number of shares as to which a stock grant or plan option may be granted to any person.

Transactions involving our stock options for the years ended December 31, 2018 and 2017, respectively, are summarized as follows:

	2018		2017
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Number	Price	Number	Price
Outstanding, beginning of the period	414,300	$6.65	575,800	$6.97
Granted during the period	480,236	3.57	—	—
Exercised during the period	—	—	—	—
Forfeited during the period	(366,874)	4.84	(161,500)	7.26
Outstanding, end of the period	537,662	$5.94	414,300	$6.97

Exercisable at the end of the period	331,993	6.8	288,630	6.65

At December 31, 2018 options outstanding totaled 532,662 with a weighted average exercise price of $5.94. Of these options, 331,993 are exercisable at December 31, 2018, with an intrinsic value of $74,425 and a remaining weighted average contractual term of 2.9 years. Compensation cost related to the unvested options not yet recognized is approximately $583,412 at December 31, 2017. We have estimated that approximately $356,852 will be recognized during 2018.

The weighted average remaining life of the options is 2.8 years.

Transactions involving our common stock awards for the years ended December 31, 2018 and 2017, respectively, are summarized as follows:

	2018	2017
	Number	Number
Outstanding, beginning of the period	54,669	116,666
Granted during the period	—	—
Vested during the period	(53,334)	(55,998)
Forfeited during the period	(1,335)	(6,000)
Unvested at the end of the period	—	54,669

Unrecognized compensation cost related to our common stock awards is approximately $0 and $162,741 at December 31, 2018 and 2017, respectively. We have estimated that we will recognize future compensation expense approximating $0 during the year ended December 31, 2018.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Transactions involving our stock warrants for the years ended December 31, 2018 and 2017, respectively, are summarized as follows:

	2018		2017
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Number	Price	Number	Price
Outstanding, beginning of the period	2,485,005	$5.09	2,976,863	$6.45
Granted during the period	2,162,058	3.00	2,121,433	3.73
Exercised during the period	(95,238)	2.25	(428,469)	3
Forfeited during the period	(226,402)	6.95	(2,184,822)	6.04
Outstanding, end of the period	4,325,423	5.05	2,485,005	5.09

Exercisable at the end of the period	4,325,423	5.05	2,485,005	5.09

The weighted average remaining life of the warrants is 3.2 years.

NOTE 13 – COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases offices under operating leases that have now expired and now operate on a month-to-month basis, with certain notice of termination provisions. Future minimum lease payments required under the operating lease for the Mexico facility amounts to $786,168 as of December 31, 2018.

Future minimum lease payments under this rental agreement are approximately as follows:

For the year ended:

12/31/2019	$163,218
12/31/2020	$163,218
12/31/2021	$163,218
12/31/2022	$163,218
12/31/2023	$133,295
$786,167

Rent expense for office space amounted to $277,801 and $211,680 for the years ended December 31, 2018 and 2017, respectively.

Other Commitments

In the ordinary course of business, the Company may provide indemnifications of varying scope and terms to customers, vendors, lessors, business partners, and other parties with respect to certain matters, including, but not limited to, losses arising out of the Company's breach of such agreements, services to be provided by the Company, or from intellectual property infringement claims made by third parties. In addition, the Company has entered indemnification agreements with its directors and certain of its officers and employees that will require the Company to, among other things, indemnify them against certain liabilities that may arise due to their status or service as directors, officers or employees. The Company has also agreed to indemnify certain former officers, directors and employees of acquired companies in connection with the acquisition of such companies. The Company maintains director and officer insurance, which may cover certain liabilities arising from its obligation to indemnify its directors and certain of its officers and employees, and former officers, directors and employees of acquired companies, in certain circumstances.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

It is not possible to determine the maximum potential amount of exposure under these indemnification agreements due to the limited history of prior indemnification claims and the unique facts and circumstances involved in each agreement. Such indemnification agreements may not be subject to maximum loss clauses.

Employment agreements

We have entered employment agreements with key employees. These agreements may include provisions for base salary, guaranteed and discretionary bonuses and option grants. The agreements may contain severance provisions if the employees are terminated without cause, as defined in the agreements.

Litigation

From time to time, the Company may become subject to legal proceedings, claims and litigation arising in the ordinary course of business. In addition, the Company may receive letters alleging infringement of patent or other intellectual property rights. The Company is not currently a party to any material legal proceedings, nor is the Company aware of any pending or threatened litigation that would have a material adverse effect on the Company's business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.

NOTE 14. – FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of certain financial instruments, including cash and cash equivalents, restricted cash and accounts payable, approximate their respective fair values due to the short-term nature of such instruments.

The fair value of the 2017 Senior Secured Convertible Notes was $6,845,147 as of December 31, 2017. All Convertible Notes fall within Level 3 of the fair value hierarchy as their value is based on the credit worthiness of the Company, which is an unobservable input.

Assets and Liabilities Measured at Fair Value on a Recurring Basis

The Company evaluates its financial assets and liabilities subject to fair value measurements on a recurring basis to determine the appropriate level in which to classify them for each reporting period. This determination requires significant judgments to be made. The Company had no financial assets or liabilities as of December 31, 2018 and 2017:

		Quoted Prices in	Significant Other	Significant
	Balance as of	Active Markets for	Observable	Unobservable
	December 31,	Identical Assets	Inputs	Inputs
	2018	(Level 1)	(Level 2)	(Level 3)
Debenture warrant liability	$4,323,499	$—	—	4,323,499
Leapfrog warrant liability	622,436	—	—	622,436
Derivative liability	496,260	—	—	496,260
Put liability	—	—	—	—
Total liabilities	$5,442,195	$—	$—	$5,442,195
Securities:
Certificates of deposit	—	—	—	—
Money Market funds	—	—	—	—
U.S. government-sponsored agency securities	2,723,264	2,723,264	—	—
Total assets	$2,723,264	$2,723,264	$—	$—

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

The Company received an equity position representing approximately 30% in the LLC that purchased the assets in the SRAX Md transaction.  As there is no readily available fair market value for the LLC we carry the investment on our books at our basis for the assets sold, which was $0. Additionally, the Company has no significant influence over the entity even though the Company has an approximately 30% ownership interest.

		Quoted Prices in	Significant Other	Significant
	Balance as of	Active Markets for	Observable	Unobservable
	December 31,	Identical Assets	Inputs	Inputs
	2017	(Level 1)	(Level 2)	(Level 3)
Debenture warrant liability	$7,256,863	$—	—	7,256,863
Leapfrog warrant liability	1,873,107	—	—	1,873,107
Derivative liability	2,026,031	—	—	2,026,031
Put liability	—	—	—	—
Total liabilities	$11,156,001	$—	$—	$11,156,001
Securities:
Certificates of deposit	—	—	—	—
Money Market funds	—	—	—	—
U.S. government-sponsored agency securities	—	—	—	—
Total assets	$—	$—	$—	$—

A reconciliation of the beginning and ending balances for the derivative and warrant liability measured at fair value on a recurring basis using significant unobservable inputs (Level 3) is as follows):

Outstanding, beginning of the period	$11,156,003	$—
Initial derivative liability on issuance of warrants	3,240,127	7,453,615
Change in fair value	(8,953,933)	4,134,166
Less accretion and conversion of debenture warrants	—	(431,780)
Warrant liabilities	$5,442,195	$11,156,001

The Company accounts for its investments in equity securities in accordance with ASC 321-10 Investments - Equity Securities. The equity securities may be classified into two categories and accounted for as follows:

•

Equity securities with a readily determinable fair value are reported at fair value, with unrealized gains and losses included in earnings. Any dividends received are recorded in interest income, the fair value of equity investments with fair values is primarily obtained from third-party pricing services.

•

Equity securities without a readily determinable fair value are reported at their cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or similar investment of the same issuer and their impact on fair value. Any dividends received are recorded in interest income. For equity investments without readily determinable fair values, when an orderly transaction for the identical or similar investment of the same issuer is identified, we use the valuation techniques permitted under ASC 820 Fair Value Measurement to evaluate the observed transaction(s) and adjust the fair value of the equity investment.

Equity investments include the Company’s retention of an approximately 30% membership interest in the purchaser of SRAXmd group of assets (a limited liability company). The investment was valued initially at its cost basis which was nil. The Company has limited access to operating results and information and has no significant influence over the purchaser of SRAXmd. The operating agreement designates a different managing member for that entity. Accordingly, the value at December 31, 2018 is nil and is a level 3 asset.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

NOTE 15 – SUBSEQUENT EVENTS

On April 10, 2019 we completed a registered direct offering of 1,687,825 shares our Class A common stock. The offering resulted in gross proceeds to the company of approximately $6.75 million.

On April 8, 2019, we accepted proposals from certain holders of outstanding Class A common stock purchase warrants. Pursuant to the proposal, the holders agreed to exercise their outstanding warrants to purchase an aggregate of 310,487 shares of our common stock, for cash, by April 10, 2019, in exchange for the Company reducing the exercise price of the Warrants from $7.50 to $3.56. As a result of the transaction, we expect to receive gross proceeds in the amount of $1,105,333.

On April 1, 2019, we sold a non-performing receivable in the amount of $567,977, (such amount includes a mutually agreed upon gross-up with our customer of $150,000) for $417,977. In connection with the sale, we agreed to repurchase the receivable if the purchaser was not able to collect on the amounts owed by June 30, 2019.  As security for our repurchase obligation, we issued and pledged 220,000 shares of our Class A common stock.

NOTE 16 – Restatement

Financial Information (As Restated)

•

As further described in the Explanatory Note, in lieu of filing an amended Form 10-K the Company has presented restated 2017 financials attached here.

•

In addition to the restatement of the financial statements, certain information within the following notes to the financial statements and financial statement schedule has been restated to reflect the corrections of misstatements discussed previously.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Impact of the Restatement

Below we’ve presented the 2017 Financial Statements as previously reported with a reconciliation to the restated financials:

Summary of Restatement Consolidated Balance Sheet

	2017	Adjustments	2017
			As Restated
Assets
Current assets:
Cash and cash equivalents	$1,017,299	$—	$1,017,299
Accounts receivable, net	4,348,305	—	4,348,305
Prepaid expenses	468,336	—	468,336
Other current assets	300,898	—	300,898
Total current assets	6,134,838	—	6,134,838
Property and equipment, net	154,546	—	154,546
Goodwill	15,644,957	—	15,644,957
Intangible assets, net	1,642,760	—	1,642,760
Other assets	28,598	—	28,598
Total assets	$23,605,699	$—	$23,605,699

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued expenses	5,010,815	—	5,010,815
Debenture warrant liability	—	7,256,864	7,256,864
Leapfrog warrant liability	—	1,873,107	1,873,107
Derivative liability	—	2,026,031	2,026,031
Put liability	—	—	—
Total current liabilities	5,010,815	11,156,002	16,166,817
Secured convertible debentures, net	1,711,146	(186,554)	1,524,592
Total liabilities	6,721,961	10,969,448	17,691,409

Commitments and contingencies (Note 11)

Stockholders' equity:
Preferred stock, authorized 50,000,000 shares, $0.001 par value, no shares issued or outstanding at December 31, 2018 and 2017, respectively	—	—	—
Class A common stock, authorized 250,000,000 shares, $0.001 par value, 10,109,530 and 9,910,565 shares issued and outstanding at December 31, 2018 and 2017, respectively	9,911	—	9,911
Class B common stock, authorized 9,000,000 shares, $0.001 par value, no shares issued or outstanding at December 31, 2018 and 2017, respectively	—	—	—
Common stock to be issued	879,500	—	879,500
Additional paid in capital	37,143,033	(4,596,213)	32,546,820
Accumulated deficit	(21,148,706)	(6,373,235)	(27,521,941)
Total stockholders' equity	16,883,738	(10,969,448)	5,914,290
Total liabilities and stockholders' equity	$23,605,699	$—	$23,605,699

The adjustments to the consolidated balance sheet reflect the effect of adjusting certain warrants from equity reporting to liability reporting.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Summary of Restatement Consolidated Statement of Operations Adjustments

	2017	Adjustments	2017
			As Restated

Revenue	$23,348,714	$—	$23,348,714
Cost of revenue	9,328,893	—	9,328,893
Gross profit	14,019,821	—	14,019,821
Operating expense:
General, selling and administrative expense	17,016,789	—	17,016,789
Impairment of goodwill
Write off of non-compete agreement	468,750	—	468,750
Restructuring Costs	377,961	—	377,961
Operating expense	17,863,500	—	17,863,500
Loss from operations	(3,843,679)	—	(3,843,679)

Other income (expense):
Interest expense	(713,826)	(2,068,221)	(2,782,047)
Amortization of debt issuance costs	(2,101,377)	1,018,548	(1,082,829)
Total Interest Expense	(2,815,203)	(1,049,673)	(3,864,876)
Gain on sale of Assets
Accretion of beneficial conversion feature	—	(925,748)	(925,748)
Accretion of debenture discount and warrants	—	(263,648)	(263,648)
Change in Fair Value of Warrant Liability	—	(4,134,166)	(4,134,166)
Other non-operating income / (expense)	—	(5,323,562)	(5,323,562)
Total other income / (expense)	(2,815,203)	(6,373,235)	(9,188,438)
Income / (Loss) before provision for income taxes	(6,658,882)	(6,373,235)	(13,032,117)

Provision for income taxes	—	—	—
Net income / (loss)	$(6,658,882)	$(6,373,235)	$(13,032,117)

Net income / (loss) per share, basic and diluted	$(0.81)	(0.77)	$(1.58)

Weighted average shares outstanding
Basic	8,253,851	8,253,851	8,253,851
Diluted	8,253,851	8,253,851	8,253,851

The adjustments to the consolidated statement of operations reflect the changes in fair the value from the date of issuance or 1/1/17, whichever is later, through December 31, 2017 for certain warrants that had previously been reported as equity.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Summary of Restatement Consolidated Statement of Cash Flows

There was no net impact of the 2017 restatement adjustments on net cash provided by operating activities, net cash provided by investing activities or net cash used in financing activities in the Consolidated Statement of Cash Flows. The adjustments only had an impact on certain captions within cash from operating activities.

Subsequent to the filing of the Annual Report on Form 10-K for the year ended December 31, 2017 (the “Annual Report”), the Company reviewed its accounting methodology relating to its warrant reclassification as equity in December 2017. The description has been revised on the face of the consolidated balance sheets to indicate that the warrant related liabilities.

The foregoing restatement is being made in accordance with ASC 250, “Accounting Changes and Error Corrections.” The disclosure provision of ASC 250 requires a company that corrects an error to disclose that its previously issued financial statements have been restated, to provide a description of the nature of the error, the effect of the correction on each financial statement line item and any per share amount affected for each prior period presented, and the cumulative effect on retained earnings in the statement of financial position as of the beginning of each period presented.

The restatement pertains to all the quarters for the year ended December 31, 2017 and first three quarters of 2018, and accordingly will have effect on these previously filed quarterly reports.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2019	2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,465,639	$2,784,865
Accounts receivable, net	780,187	1,828,940
Prepaid expenses	550,003	466,823
Other current assets	300,898	387,085
Total current assets	4,096,727	5,467,713

Non-current Assets:
Property and equipment, net	211,240	192,065
Goodwill	15,644,957	15,644,957
Intangible assets, net	1,811,044	1,762,605
Right-of-Use Asset - Long Term Portion	466,253	—
Other assets	107,454	51,153
Total non-current assets	18,240,948	17,650,780
Total assets	$22,337,675	$23,118,493

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued expenses	1,456,965	3,574,926
Debenture warrant liability	8,215,035	4,323,499
Leapfrog warrant liability	1,161,350	622,436
Derivative liability	902,915	496,260
Other current liabilities	894,686	—
Total current liabilities	12,630,951	9,017,121
Non-current liabilities:
Lease Obligation - Long Term Portion	326,471	—
Total non-current liabilities	326,471	—
Total liabilities	12,957,422	9,017,121

Commitments and contingencies (Note 11)

Stockholders' equity:
Preferred stock, authorized 50,000,000 shares, $0.001 par value, no shares issued or outstanding at June 30, 2019 and December 31, 2018, respectively	—	—
Class A common stock, authorized 250,000,000 shares, $0.001 par value, 12,546,022 and 10,109,530 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	12,546	10,109
Class B common stock, authorized 9,000,000 shares, $0.001 par value, no shares issued or outstanding at June 30, 2019 and December 31, 2018, respectively	—	—
Common stock to be issued	—	—
Additional paid in capital	42,030,110	32,869,611
Accumulated deficit	(32,662,403)	(18,778,348)
Total stockholders' equity	9,380,253	14,101,372
Total liabilities and stockholders' equity	$22,337,675	$23,118,493

See accompanying footnotes to these unaudited condensed consolidated financial statements.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE AND SIX MONTHS ENDED JUNE 30, 2019 AND 2018

(Unaudited)

	Three Months ended		Six Months ended
	June 30,		June 30,
	2019	2018	2019	2018
		(restated)		(restated)
Revenue	$904,222	$4,697,351	$1,495,977	$6,808,201
Cost of revenue	410,892	1,320,464	753,239	2,138,569
Gross profit	493,330	3,376,887	742,738	4,669,632
Operating expense:
General, selling and administrative expense	5,114,115	5,392,625	9,605,377	9,522,883

Loss from operations	(4,620,785)	(2,015,738)	(8,862,639)	(4,853,251)

Other income (expense):
Interest expense	(183,257)	(486,758)	(250,944)	(921,543)
Amortization of debt issuance costs	—	(482,588)	—	(918,254)
Total Interest Expense	(183,257)	(969,346)	(250,944)	(1,839,797)
Gain or (loss) on sale of Assets	(77,373)	(22,165)	395,106	(22,165)
Exchange Gain or Loss	—	(596)	13,509	(5,260)
Loss on repricing of equity warrants	(341,682)	—	(341,682)	—
Change in Fair Value of Warrant Liability	(2,875,554)	(1,013,565)	(4,837,405)	2,710,129
Other non-operating income / (expense)	(3,294,609)	(1,036,326)	(4,770,472)	2,682,704
Total other income / (expense)	(3,477,866)	(2,005,672)	(5,021,416)	842,907
Loss before provision for income taxes	(8,098,651)	(4,021,410)	(13,884,055)	(4,010,344)

Provision for income taxes	—	—	—	—
Net loss	$(8,098,651)	$(4,021,410)	$(13,884,055)	$(4,010,344)

Net loss per share, basic and diluted	$(0.67)	$(0.39)	$(1.24)	$(0.40)

Weighted average shares outstanding
Basic	12,129,787	10,213,618	11,210,810	10,126,247
Diluted	12,129,787	10,213,618	11,210,810	10,126,247

See accompanying footnotes to these unaudited condensed consolidated financial statements.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHARHOLDERS’ EQUITY

FOR THE THREE AND SIX MONTH PERIOD ENDED JUNE 30, 2019 AND 2018

(Unaudited)

	Preferred Stock		Common Stock		Common stock to be issued		Additional	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Paid-in Capital	Deficit	Equity
Balance, December 31, 2018	—	$—	10,109,530	$10,109	—	$—	$32,869,611	$(18,778,348)	$14,101,372
Share based compensation, related to employees	—	—	—	—	—	—	120,885	—	120,885
Net loss	—	—	—	—	—	—	—	(5,785,404)	(5,785,404)
Balance, March 31, 2019	—	—	10,109,530	10,109	—	—	32,990,496	(24,563,752)	8,436,853
Share based compensation, related to employees	—	—	—	—	—	—	325,511	—	325,511
Sale of common stock and warrants for cash	—	—	1,687,825	1,688	—	—	6,227,021	—	6,228,709
Exercise of warrants	—	—	328,667	329	—	—	1,145,820	—	1,146,149
Shares issued as collateral	—	—	220,000	220	—	—	(220)	—	—
Loss on repricing of equity warrants	—	—	—	—	—	—	341,682	—	341,682
Share of common stock in private placement	—	—	200,000	200	—	—	999,800	—	1,000,000
Net loss	—	—	—	—	—	—	—	(8,098,651)	(8,098,651)
Balance, June 30, 2019	—	$—	12,546,022	$12,546	—	$—	$42,030,110	$(32,662,403)	$9,380,253

	Preferred Stock		Common Stock		Common stock to be issued		Additional	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Paid-in Capital	Deficit	Equity
Balance, December 31, 2017	—	$—	9,910,565	$9,911	150,000	$879,500	$32,546,820	$(27,521,941)	$5,914,290
Stock based compensation	—	—	6,667	129			286,001		286,130
Shares issued for services	—	—	150,000	150	(150,000)	(859,500)	859,350		—
Common stock issued to directors	—	—	22,556	23		(10,000)	39,977		30,000
Net income	—	—						11,068	11,068
Balance, March 31, 2018	—	—	10,089,788	10,213	—	10,000	33,732,148	(27,510,873)	6,241,488
Stock based compensation	—	—	—	—	—	—	136,130	—	136,130
Exercise of warrants	—	—	61,482	61			49,938	—	49,999
Share to be issued for services	—	—	—	—	150,000	859,500	—	—	859,500
Net loss	—	—	—	—	—	—		(4,021,410)	(4,021,410)
Balance, June 30, 2018	—	$—	10,151,270	$10,274	150,000	$869,500	$33,918,216	$(31,532,283)	$3,265,706

See accompanying footnotes to these unaudited condensed consolidated financial statements.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

SIX MONTH PERIOD ENDED JUNE 30, 2019 AND 2018

(Unaudited)

	Six Months Ended
	June 30,
	2019	2018
Cash flows from operating activities
Net Income (loss)	$(13,884,055)		$(4,010,344)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Stock based compensation	446,395		1,161,760
Amortization of debt issuance costs	—		300,185
Accretion of debenture discount and warrants	—		618,069
Gain/Loss on valuation of warrant derivatives	4,837,406		(2,710,129)
Loss on repricing of equity warrants	341,682
Gain on sale of SRAXmd	(395,106)		—
Provision for bad debts	241,753		(5,426)
Depreciation expense	33,749		20,036
Amortization of intangibles	495,178		350,165
Changes in operating assets and liabilities:
Accounts receivable	807,000		1,630,258
Prepaid expenses	(83,480)		(47,061)
Other assets	29,886		(2,672)
Accounts payable and accrued expenses	(1,363,056)		2,140,856
Net cash used in operating activities	$(8,492,648)		$(554,303)

Cash flows from investing activities
Proceeds from SRAXmd	395,106		—
Purchase of equipment	(52,924)		(20,793)
Development of software	(543,617)		(451,168)
Net cash (used in) provided by investing activities	$(201,435)		$(471,961)

Cash flows from financing activities
Proceeds from the issuance of common stock units	7,228,709		—
Proceeds from the issuance of common stock in conjunction with warrant exercised	1,146,148		50,001
Net cash provided by financing activities	$8,374,857		$50,001

Net increase / (decrease) in cash and cash equivalents	(319,226)		(976,263)
Cash and cash equivalents, beginning of period	2,784,865		1,017,299
Cash and cash equivalents, end of period	$2,465,639		$41,036

Supplemental schedule of cash flow information
Cash paid for interest	$100,278		$313,791
Cash paid for taxes	$—		$—
Supplemental schedule of noncash financing activities
Recorded right-of-use asset	$(466,253)		$—
Recorded lease obligation	$466,253	$
Vesting of common stock award	$—		$150,000
Issuance of treasury shares for purposes of loan collateralization	$220		$—
Issuance of common stock to be issued	$—		$869,500

See accompanying footnotes to these unaudited condensed consolidated financial statements.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND SIX MONTH PERIOD ENDED JUNE 30, 2019 AND 2018

(Unaudited)

NOTE 1 – BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNT POLICIES

The accompanying unaudited interim condensed consolidated financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures are adequate to prevent the information presented from being misleading. These financial statements should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and the financial statements and the notes thereto included in the Company’s Annual Report on Form 10-K, which contains audited financial information for the two years in the period ended December 31, 2018.

Description of Business

We are a digital marketing and data technology company with tools to reach and reveal valuable audiences with marketing and advertising communication. Our machine-learning technology analyzes marketing data to identify brands and content owners' core consumers and their characteristics across marketing channels. In addition to our business services and technologies, we also operate a direct to consumer platform, BIGToken, which enables consumers to own, manage and sell access to their digital identity and data. This provides us with a direct consumer relationship and gives us valuable proprietary data. We derive our revenues from:

•

sales of digital advertising campaigns to advertising agencies and brands;

•

sales of media inventory through real-time bidding, or “RTB”, exchanges;

•

sale and licensing of our SRAX Social platform and related media; and,

•

creation of custom platforms for buying media on SRAX for large brands;

•

sales of proprietary consumer data.

The core elements of our business are:

•

Social Reality Ad Exchange or "SRAX" – Real Time Bidding sell side and buy side representation is our technology which assists publishers in delivering their media inventory to the RTB exchanges. The SRAX platform integrates multiple market-leading demand sources, including OpenX, Pubmatic and AppNexus. We also build custom platforms that allow our agency partners to launch and manage their own RTB campaigns by enabling them to directly place advertising orders on the platform dashboard and view and analyze results as they occur;

•

SRAXauto tools enable targeting and engagement with potential auto buyers at dealerships, auto shows, and at home across desktop and mobile environments.

•

SRAXcore is our generalized services and technologies supporting brands and agencies in data management, audience optimization, and multi-channel and omnichannel media and marketing services;

•

SRAXshopper tools enable brands and agencies to connect with shoppers driving in store an online sales; and

•

SRAXir tools to assist public companies in analyzing and marketing to their shareholder population; and

•

BIGToken is a platform that allows consumers to manage the sales of their digital data.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND SIX MONTH PERIOD ENDED JUNE 30, 2019 AND 2018

(Unaudited)

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements and notes thereto are unaudited. The unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Certain information and note disclosures normally included in the Company’s annual financial statements have been condensed or omitted. The December 31, 2018 condensed balance sheet data was derived from financial statements, but does not include all disclosures required by GAAP. These interim financial statements, in the opinion of management, reflect all normal recurring adjustments necessary for a fair presentation of the financial position, results of operations and cash flows for the interim three and six month periods ended June 30, 2019 and 2018. The results for the three and six months ended June 30, 2019 are not necessarily indicative of the results to be expected for the full year ending December 31, 2019 or for any future period.

These unaudited condensed consolidated financial statements should be read in conjunction with our audited consolidated financial statements and the notes thereto for the year ended December 31, 2018, included in the Company's annual report on Form 10-K filed with the SEC on April 16, 2019.

Uses and Sources of Liquidity – Going Concern Our primary need for liquidity is to fund working capital requirements of our business, establish and develop new business units, development of internally used software and for general corporate purposes, including debt repayment. Our general, selling and administrative expenses decreased from $5,392,625 for the three months ended June 30, 2018 to $5,114,115 for the three months ended June 30, 2019. We had a net loss of $8,098,651 for the three months ended June 30, 2019 compared to a net loss of $4,021,410 for the three months ended June 30, 2018.  Net loss for the three months ended June 30, 2019 includes non-cash warrant liability valuation charges. At June 30, 2019, we had an accumulated deficit of $32,662,403. As of June 30, 2019, we had $2,465,639 in cash and cash equivalents and a working capital deficit of $8,534,224 as compared to $2,784,865 in cash and cash equivalents and a working capital deficit of $3,549,408 at December 31, 2018. We continue to face a challenging competitive environment and while we continue to focus on our overall profitability, including managing expenses, we reported losses and have historically funded our operations and investing activities with cash provided by financing activities. In late 2017, we announced several new initiatives intended to provide additional growth opportunities which launched in the third quarter of 2018.

Although we believe that the foregoing actions will assist with our liquidity needs during the 12 months following the issuance of the financial statements, there is no assurance that the outcome of our actions will result in liquidity. If we continue to experience operating losses, we may need to raise additional capital through the sale of our equity and/or debt securities. Although historically we have funded our operations through the sale of our debt and equity securities, there is no assurance that we will be able to raise additional capital or that if such capital is raised, it will be on favorable terms. A failure to generate additional liquidity could negatively impact our business, including our access to critical business services. Additionally, if we require additional capital and are not able to secure it, we may need to greatly curtail our current and planned business initiatives.

In connection with preparing consolidated financial statements for the year ended December 31, 2018, management evaluated whether there were conditions and events, considered in the aggregate, that raised substantial doubt about the Company’s ability to continue as a going concern within one year from the date that the financial statements are issued.

The Company considered the following:

•	Operating losses of $11,648,703 and $13,884,055 for the year ended December 31, 2018 and the year to date period ended June 30, 2019, respectively.
•	Negative cash flow from operating activities for 2019 and 2018.
•	At June 30, 2019 the Company had an accumulated deficit of $32,662,403.
•	Revenue decline in the six months period ended June 30, 2019 from the same period in the prior year of $5,312,224.

Ordinarily, conditions or events that raise substantial doubt about an entity’s ability to continue as a going concern relate to the entity’s ability to meet its obligations as they become due.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND SIX MONTH PERIOD ENDED JUNE 30, 2019 AND 2018

(Unaudited)

The Company evaluated its ability to meet its obligations as they become due within one year from the date that the financial statements are issued by considering the following:

•	The Company has no debt as of June 30, 2019
•	The Company has historically raised funds from debt and equity financings.
•	The Company’s sale of the SRAXmd vertical for $43.5 million in consideration.
•	In 2018, the Company is in compliance with NASDAQ Capital Markets listing requirements.
•	In 2018, the Company redeemed $6.5 million of convertible debentures.
•	Revenue declines were largely the result of a strategic shift away from lower margin sales the produced little to no positive cash flow benefit for the Company.

The Company will take the following actions if it starts to trend unfavorably to its internal profitability and cash flow projections, in order to mitigate conditions or events that would raise substantial doubt about its ability to continue as a going concern:

•	Raise additional capital through short-term loans.
•	Implement restructuring and cost reductions.
•	Raise additional capital through a private placement.
•	Secure a commercial bank line of credit.
•	Dispose of one or more product lines.
•	Sell or license intellectual property.

At June 30, 2019 the Company had $2,465,639 in cash and cash equivalents and negative working capital of $8,534,224.

Impact of Recently Issued Accounting Standards

Leases

In February 2016, the FASB issued ASU No. 2016-02 (“ASC 842”), Leases, to require lessees to recognize all leases, with certain exceptions, on the balance sheet, while recognition on the statement of operations will remain similar to current lease accounting. Subsequently, the FASB issued ASU No.2018-10, Codification Improvements to Topic 842, Leases, ASU No. 2018-11, Targeted Improvements, ASU No. 2018-20, Narrow-Scope Improvements for Lessors, and ASU 2019-01, Codification Improvements, to clarify and amend the guidance in ASU No. 2016-02. ASC 842 eliminates real estate-specific provisions and modifies certain aspects of lessor accounting. This standard is effective for interim and annual periods beginning after December 15, 2018, with early adoption permitted.

We are using a modified retrospective adoption approach, is required to recognize and measure leases existing at the beginning of the adoption period, with certain practical expedients available.

We adopted the standard effective January 1, 2019. The standard allows a number of optional practical expedients to use for transition. The Company choose the certain practical expedients allowed under the transition guidance which permitted us to not to reassess any existing or expired contracts to determine if they contain embedded leases, to not to reassess our lease classification on existing leases, to account for lease and non-lease components as a single lease component for equipment leases, and whether initial direct costs previously capitalized would qualify for capitalization under FASB ASC 842. The new standard also provides practical expedients and recognition exemptions for an entity's ongoing accounting policy elections. The Company has elected the short-term lease recognition for all leases that qualify, which means that we do not recognize a ROU asset and lease liability for any lease with a term of twelve months or less. The most significant impact of adopting the standard was the recognition of ROU assets and lease liabilities for operating leases on the Company's consolidated balance sheet but it did not have an impact on the Company's consolidated statements of operations or consolidated statements of cash flows. We recorded a ROU and the related operating lease liability for our long-term facilities lease.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND SIX MONTH PERIOD ENDED JUNE 30, 2019 AND 2018

(Unaudited)

The below table summarizes these lease asset and liability accounts presented on our accompanying Condensed Consolidated Balance Sheets:

Operating Leases*	Condensed Consolidated Balance Sheet Caption	Balance as of June 30, 2019
Operating lease right-of-use assets - non-current	Right of Use Asset	$466,253

Operating lease liabilities - current	Accrued liabilities	$139,782
Operating lease liabilities - non-current	Lease Obligation – Long-Term	$326,471
Total operating lease liabilities		$466,253

* As of June 30, 2019, we have no “finance leases” as defined in Topic 842.

Components of Lease Expense

We recognize lease expense on a straight-line basis over the term of our operating leases, as reported within “selling, general and administrative” expense on the accompanying Condensed Consolidated Statement of Operations.

The components of our aggregate lease expense is summarized below:

	Three Months Ended June 30, 2019	Six Months Ended June 30, 2019
Operating lease cost	76,277	152,842
Variable lease cost	—	—
Short-term lease cost	—	—
Total lease cost	76,277	152,842

Weighted Average Remaining Lease Term and Applied Discount Rate

	Weighted Average Remaining Lease Term	Weighted Average Discount Rate
Operating leases as of June 30, 2019	4.25 years	18%

Future Contractual Lease Payments as of June 30, 2019

The below table summarizes our (i) minimum lease payments over the next five years, (ii) lease arrangement implied interest, and (iii) present value of future lease payments:

Operating Leases - future payments
2019 (remaining)	$81,609
2020	163,218
2021	163,218
2022	163,218
2023	133,296
Total future lease payments, undiscounted	704,559
Less: Implied interest	(238,306)
Present value of operating lease payments	466,253

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND SIX MONTH PERIOD ENDED JUNE 30, 2019 AND 2018

(Unaudited)

Effective January 1, 2018, we adopted ASU No. 2016-15, Statement of Cash Flows (Topic 230), which addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice in how cash receipts and cash payments are presented in the statement of cash flows. The adoption of ASU No. 2016-15 did not have a significant impact on our consolidated financial statements.

In February 2018, the FASB issued ASU 2018-02: Income Statement – Reporting Comprehensive Income (Topic 220). Under current accounting guidance, the income tax effects for changes in income tax rates and certain other transactions are recognized in income from continuing operations resulting in income tax effects recognized in accumulated other comprehensive income that do not reflect the current tax rate of the entity (“stranded tax effects”). The new guidance allows us the option to reclassify these stranded tax effects to accumulated deficit that relate to the change in the federal tax rate resulting from the passage of the Tax Cuts and Jobs Act. This update is effective for fiscal years beginning after December 15, 2018, including interim periods therein, and early adoption is permitted. We do not expect the adoption of this standard will have a significant impact on our consolidated financial statements.

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Changes to the Disclosure Requirements for Fair Value Measurement, which amends the disclosure requirements in ASC 820 by adding, changing, or removing certain disclosures. The ASU applies to all entities that are required under this guidance to provide disclosures about recurring or nonrecurring fair value measurements. These amendments are effective for all entities for fiscal years beginning after December 15, 2019 including interim periods within those fiscal years. We do not expect ASU 2018-13 will have a material impact on our consolidated financial statements.

Accounting Guidance Issued but Not Adopted at June 30, 2019

In August 2018, the FASB issued ASU 2018-13, "Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement," which is part of the FASB disclosure framework project to improve the effectiveness of disclosures in the notes to the financial statements. The amendments in the new guidance remove, modify, and add certain disclosure requirements related to fair value measurements covered in Topic 820, "Fair Value Measurement." The new standard is effective for fiscal years beginning after December 15, 2019. Early adoption is permitted for either the entire standard or only the requirements that modify or eliminate the disclosure requirements, with certain requirements applied prospectively, and all other requirements applied retrospectively to all periods presented. We are currently evaluating the impact of adopting this guidance.

In June 2016, the FASB issued ASU 2016-13, "Measurement of Credit Losses on Financial Instruments." This ASU replaces the incurred loss impairment methodology in current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information for credit loss estimates. In addition, new disclosures are required. The ASU is effective for fiscal years beginning after December 15, 2019. We are currently evaluating the impact of adopting this guidance.

During the six months ended June 30, 2019, the Financial Accounting Standards Board (“FASB”) has not issued any Accounting Standard Updates which are expected to have a material retrospective or future effect on the consolidated financial statements.

NOTE 2 – WARRANT LIABILITIES

The discussion below relates to the following (collectively, the “Derivative Warrant Instruments”):

1.

In January 2017, the Company issued Series A and Series B Warrants in our registered direct and concurrent private placement.  In April 2017, the Company repurchased the Series B Warrants for $2,500,000 and recognized a loss on the repurchase amounting to $2,053,975. Accordingly, only the Series A Warrants are currently outstanding.

2.

In April and October 2017, the Company issued the Series A1 Warrants and Series A2 Warrants in connection with the private placement of secured convertible debentures; and

3.

In November 2018, the Company issued the Series B1 Warrants upon redemption of the outstanding convertible debentures issued in April and October 2017, pursuant to the terms of such debentures.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND SIX MONTH PERIOD ENDED JUNE 30, 2019 AND 2018

(Unaudited)

The Derivative Warrant Instruments have been accounted for utilizing ASC 815 “Derivatives and Hedging”. The Company has incurred a liability for the estimated fair value of Derivative Warrant Instruments. The estimated fair value of the Derivative Warrant Instruments has been calculated using the Black-Scholes fair value option-pricing model with key input variables provided by management, as of the date of issuance, with the valuation offset against additional paid in capital, and at each reporting date, with changes in fair value recorded as gains or losses on revaluation in other income (expense).

The Company identified embedded features in the Derivative Warrant Instruments which caused the warrants to be classified as a liability. These embedded features included the right for the holders to request for the Company to cash settle the Warrant Instruments from the Holder by paying to the Holder an amount of cash equal to the Black-Scholes value of the remaining unexercised portion of the Derivative Warrant Instruments on the date of the consummation of a fundamental transaction. The accounting treatment of derivative financial instruments requires that the Company treat the whole instrument as liability and record the fair value of the instrument as a derivative as of the inception date of the instrument and to adjust the fair value of the instrument as of each subsequent balance sheet dates.

The Warrant liabilities are comprised of the following at June 30:

	Debenture Warrant Liability	Leapfrog Warrant Liability	Derivative Liability
Balance as of beginning of period (December 31, 2018)	4,323,357	622,296	496,241
Adjustments to Warrants Outstanding	—	—	—
Adjustment to fair value	1,577,865	208,072	175,914
Balance as of end of period (March 31, 2019)	5,901,222	830,368	672,155

Adjustments to Warrants Outstanding	—	—
Adjustment to fair value	2,313,813	330,982	230,760
Balance as of end of period (June 30, 2019)	8,215,035	1,161,350	902,915

	Debenture Warrant Liability	Leapfrog Warrant Liability	Derivative Liability
Balance as of beginning of period (December 31, 2017)	7,256,864	1,873,107	2,026,031
Adjustments to Warrants Outstanding	—	—	—
Adjustment to fair value	(2,409,444)	(629,171)	(685,080)
Balance as of end of period (March 31, 2018)	4,847,420	1,243,936	1,340,951

Adjustments to Warrants Outstanding	—	—	(328,627)
Adjustment to fair value	862,115	269,127	210,950
Balance as of end of period (June 30, 2018)	5,709,535	1,513,063	1,223,274

NOTE 3 – STOCKHOLDERS' EQUITY

Stock Awards

During the year ended December 31, 2018 and as of June 30, 2019, respectively, we issued a 75,000 share stock grant to a contractor during the three months ended June 30, 2019.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND SIX MONTH PERIOD ENDED JUNE 30, 2019 AND 2018

(Unaudited)

Stock Options

During the three month period ended June 30, 2019 the Company issued 11,252 options to purchase the Company’s common stock at a price of $5.49 to our non-executive directors. Each of our four non-executive directors received 2,813 options that vest 1/4th quarterly over the next year with an expiration date of April 15, 2026. The options were valued using the Black Scholes option pricing model at a total of $60,000 based on the seven year term, implied volatility of 102% and a risk free equivalent yield of 2.46%, stock price of $5.49.

On March 27, 2019, 685,000 common stock options having an exercise price of $3.42 per share with an option value as of the grant date of $1,513,137 calculated using the Black-Scholes option pricing model were granted to several employees and members of our management team. This expense associated with this option award will be recognized in operating expenses ratably over the vesting period.

The expected option life assumption is estimated based on the simplified method. Accordingly, the Company has utilized the average of the contractual term of the options and the weighted average vesting period for all options to calculate the expected option term. The risk-free interest rate assumption is based upon observed interest rates appropriate for the expected term of our employee stock options. In April 2019, the Company amended its expected volatility assumption from using exclusively a historical volatility. The Company calculates its expected volatility assumption based on a its historical and implied volatilities over the expected life of the stock-based award. We do not anticipate paying dividends on the common stock in the foreseeable future.

We recognize stock-based compensation expense over the vesting period using the straight-line single option method. Stock-based compensation expense is recognized only for those awards that vest. We account for the forfeitures of unvested awards as they occur.

Total stock-based compensation expense for the three month period ended June 30, 2019 and 2018 was $326,000 and $996,000, respectively. Total stock-based compensation expense for the six month period ended June 30, 2019 and 2018 was $466,000 and $1,162,000, respectively. The expense is included in its entirety within General, selling and administrative expenses.

Transactions involving our stock options for the year to date period ending June 30, 2019 are summarized as follows:

	Number of Shares	Weighted Average Strike Price/Share	Weighted Average Remaining Contractual Term ( Years)	Aggregate Intrinsic Value
Outstanding — December 31, 2018	547,662	$5.27	2.7	$—
Granted (weighted-average fair value of $2.21 per share)	696,252	3.45	3.0	842,465
Exercised	—	—	—	—
Forfeited	(2,400)	13.50	—	—
Outstanding — June 30, 2019	1,241,514	4.24	2.3	521,436
Vested (exercisable) — June 30, 2019	348,933	6.15	2.3	—
Expected to vest after June 30, 2019 (unexercisable)	892,581	$3.49	2.3	$1,044,320

(1)	Aggregate intrinsic value represents the difference between the exercise price of the option and the closing market price of our common stock on June 28, 2019, which was $4.66 per share

Warrants

On May 13, 2019 the Company entered into a consulting agreement with a contractor for services related to BIGtoken. The agreement provides for 300,000 warrants with vesting conditions based on BIGtoken user growth in Asia.  The warrants were valued using the Black Scholes option pricing model at a total of $1,138,332 based on the five-year term, implied volatility of 101%, a risk free equivalent yield of 1.8% and stock price of $4.99.

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND SIX MONTH PERIOD ENDED JUNE 30, 2019 AND 2018

(Unaudited)

We typically issue warrants to purchase shares of our common stock to investors as part of a financing transaction or in connection with services rendered by placement agents and consultants. Our outstanding warrants expire on varying dates through November 2021. A summary of warrant activity is as follows:

Transactions involving our stock warrants for the year to date period ended June 30, 2019 include the following:

	Number of Shares	Weighted Average Strike Price/Share	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding — December 31, 2018	4,325,423	$3.77	2.9	$3,849,626
Granted	399,610	4.81	5.0	—
Exercised	(328,667)	3.49	0.3	384,540
Forfeited	—		—	—
Outstanding — June 30, 2019	4,396,366	3.90	2.7	3,341,238
Vested (exercisable) — June 30, 2019	4,096,366	3.83	2.6	3,399,984
Expected to vest after June 30, 2019 (unexercisable)	300,000	$5.00	4.8	$—

The fair value of each warrant grant was estimated on the date of grant using Black-Scholes with the following weighted average assumptions:

Expected life (years)	1 - 7
Risk-free interest rate	1.31% - 2.3%
Volatility	100% - 167%
Dividend yield	0%

(1)	Aggregate intrinsic value represents the difference between the exercise price of the warrant and the closing market price of our common stock on June 28, 2019, which was $4.66 per share.

Total intrinsic value of warrants exercised during the three and six months ended June 30, 2019 was $345,776.

Loss per share

As the Company incurred a net loss during the six months ended June 30, 2019, and during the three months ended June 30, 2019, the loss and diluted loss per common share are based on the weighted-average common shares outstanding during the period, accordingly the company had no dilutive securities during the three and six months ended June 30, 2019 and 2018. The following outstanding instruments could have a dilutive effect in the future:

	June 30, 2019	June 30 2018
	(unaudited)	(unaudited)
Warrants	4,396,366	2,196,700
Stock options	1,241,514	370,600
Total	5,637,880	2,567,300

The following transactions during the three and six months ended June 30, 2019 impacted the shares outstanding:

•

1,687,825 shares of common stock in a registered direct offering in April 2019.

•

328,667 shares from the exercise of warrants

•

200,000 shares in a private placement of shares

SRAX, INC.

(f/k/a SOCIAL REALITY, INC.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND SIX MONTH PERIOD ENDED JUNE 30, 2019 AND 2018

(Unaudited)

The following transactions during the three and six months ended June 30, 2018 impacted the shares outstanding:

•

61,482 share from the exercise of warrants

•

150,000 shares issued to a contractor for services

•

29,223 shares as compensation to employees and directors

NOTE 4 – COMMITMENTS AND CONTINGENCIES

BIGtoken Point liability

During the three and six months ended June 30, 2019 the Company instituted a policy that allows BIGtoken user to redeem outstanding BIGtoken points for cash if their account and point balances meet certain criteria. As of June 30, 2019, the Company has estimated the future liability for point redemptions to be $187,000. The Company considered the total number of points outstanding, the conversion rate in which points are redeemable for cash. Due to the recency of the BIGtoken platform and the ability for users to redeem points for cash, the Company does not have sufficient history to estimate account attrition and the associate breakage rates for outstanding points. Therefore, the Company utilized a breakage factor of zero percent as of June 30, 2019 in determining the estimated liability.

NOTE 5 – SUBSEQUENT EVENTS

On August 12, 2019, the Company entered into an agreement with existing investors to purchase 1,525,000 shares of class A common stock and Series A warrants to purchase an aggregate of 965,500 shares of common stock at $3.60 per share in registered direct offering. The Series A warrants are exercisable for 90 days at an exercise price of $3.60. SRAX has also agreed to issue to the investors in a concurrent private placement Series B warrants to purchase an aggregate of 1,525,000 shares of common stock and Series C warrants to purchase an aggregate of 965,500 shares of common stock that each are exercisable six months following issuance, are exercisable until October 1, 2022, and have an exercise price of $4.00. The Series C warrants vest ratably upon the exercise of the Series A warrants. The closing of the offering is expected to take place on or about August 14, 2019, subject to the satisfaction of customary closing conditions.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

SRAX, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying carve-out balance sheets of the Stand-alone Carve Out Financial Statements of BigToken, Inc., (a wholly-owned subsidiary and a Carve Out of SRAX, Inc. (“SRAX”) as of December 31, 2018 and 2017, and the related carve out statements of operations, changes in stockholder’s equity (deficit), and cash flows for the year ended December 31, 2018 and the period from December 14, 2017 (inception date) and ended December 31, 2017, and the related notes (collectively referred to as the financial statements). In our opinion, the stand-alone financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the stand-alone results of its operations and its cash flows for the year ended December 31, 2018 and the period from December 14, 2017 and ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Carve Out Financial Statements

As discussed in Note 1, BigToken, Inc., (“BigToken”) is an integrated business of SRAX and is not an independent stand-alone entity. The stand-alone financial statements of BigToken reflect the assets, liabilities, revenue and expenses directly attributable to BigToken, as well as allocations deemed reasonable by management, to present the financial position, results of operations, changes in invested equity and cash flows of BigToken on a stand-alone basis and do not necessarily reflect the stand-alone financial position, results of operations, changes in invested equity and cash flows of BigToken in the future or what they would have been had BigToken been a separate and independent, stand-alone entity during the periods presented.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audits of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provides a reasonable basis for our opinion.

Emphasis of Matter

We draw attention to note 1 of the carve-out financial statements, which describes the basis of presentation used in preparing these carve-out financial statements. Our opinion is not modified with respect to this matter.

/s/ RBSM LLP

We have served as the Company’s auditor since 2018

New York, New York

October 16, 2019

BIG TOKEN, INC.

(CARVE-OUT OF ONE OF OPERATIONS OF SRAX, INC.)

CARVE-OUT BALANCE SHEET

	December 31,	December 31,
	2018	2017

Assets
Current assets:
Prepaid expenses	$65,630	$—
Digital currency asset	34,900	1,877
Total current assets	100,530	1,877

Property and equipment – net	3,647	—
Intangibles – net	199,162	12,054

Total assets	$303,339	$13,931

Liabilities and stockholders' equity

Current liabilities:
Accounts payable and accrued expenses	$99,076	$—
Due to Parent Entity	2,456,940	222,554
Total current liabilities	2,556,016	222,554

Total liabilities	2,556,016	222,554

Commitments and contingencies (Note 7)

Stockholders' equity
Preferred stock, authorized 398,000,000 shares, $0.001 par value, 0 shares issued or outstanding	—	—
Class A common stock, authorized 1,000,000 shares, $0.001 par value, 0 and 0 shares issued and outstanding	—	—
Class B common stock, authorized 1,000,000 shares, $0.001 par value, 1,000,000 shares issued and outstanding	1,000	1,000
Accumulated deficit	(2,253,677)	(209,623)
Total stockholders' equity	(2,252,677)	(208,623)

Total liabilities and stockholders' equity	$303,339	$13,931

These accompanying footnotes are integral to these carve-out financial statements.

BIG TOKEN, INC.

(CARVE-OUT OF ONE OF OPERATIONS OF SRAX, INC.)

CARVE-OUT STATEMENTS OF OPERATIONS

	For the year ended December 31, 2018	For the Period From December 14, 2017 (date of inception) to December 31, 2017

Revenues	$—	$—
Cost of revenue	—	—
Gross profit	—	—

Operating expense
General, selling and administrative expense	1,970,677	209,181
Depreciation	37,903	442
Total operating expense, net	2,008,580	209,623

Loss from operations	(2,008,580)	(209,623)

Other income (expense)
Cryptocurrency impairment	(35,474)
Other non-operating income (expense)	—	—
Total other income (expense)	(35,474)	—

Income (loss) before provision for income taxes	(2,044,054)	(209,623)

Provision for income taxes	—	—

Net income (loss)	$(2,044,054)	$(209,623)

Net (loss) income per share, basic	$(2.04)	$(0.21)
Net (loss) income per share, diluted	$(2.04)	$(0.21)

Weighted average shares outstanding, basic	1,000,000	1,000,000
Weighted average shares outstanding, diluted	1,000,000	1,000,000

These accompanying footnotes are integral to these carve-out financial statements.

BIG TOKEN, INC.

(CARVE-OUT OF ONE OF OPERATIONS OF SRAX, INC.)

CARVE-OUT STATEMENT OF STOCKHOLDERS (DEFICIT) EQUITY

FOR THE PERIOD FROM DECEMBER 14, 2017 (INCEPTION DATE) THROUGH ENDED DECEMBER 31, 2018

	Preferred Stock		Class A Common Stock		Class B Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance at the date of inception, December 14, 2017	—	$—	—	$—	—	$—	$—	$—	$—

Shares issued to Parent Company	—	—	—	—	1,000,000	1,000	—	—	1,000

Net loss	—	—	—	—	—	—	—	(209,623)	(209,623)

Balance as of December 31, 2017	—	—	—	—	1,000,000	1,000	—	(209,623)	(208,623)

Net loss	—	—	—	—	—	—	—	(2,044,054)	(2,044,054)

Balance as of December 31, 2018	—	$—	—	$—	1,000,000	$1,000	$—	$(2,253,677)	$(2,252,677)

These accompanying footnotes are integral to these carve-out financial statements.

BIG TOKEN, INC.

(CARVE-OUT OF ONE OF OPERATIONS OF SRAX, INC.)

CARVE-OUT STATEMENTS OF CASH FLOWS

	For the year ended December 31, 2018	For the Period From December 14, 2017 (date of inception) to December 31, 2017
Cash flows from operating activities:
Net income (loss)	$(2,044,054)	$(209,623)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation expense	37,903	442
Currency gain or loss	35,474	—
Changes in operating assets and liabilities:
Prepaid expenses	(65,630)	—
Accounts payable and accrued expenses	99,076	—
Cash used in operating activities	(1,937,231)	(209,181)

Cash flows from investing activities:
Purchase of Digital Currency Assets	(68,497)	(1,877)
Purchase of equipment	(3,647)	—
Internally developed software	(225,011)	(12,496)
Cash provided by (used in) investing activities	(297,155)	(14,373)

Cash flows from financing activities:
Intercompany advances from parent entity	2,234,386	222,554
Sale of Shares	—	1,000
Net cash provided by financing activities	2,234,386	223,554

Net increase (decrease) in cash and cash equivalents	—	—
Cash and cash equivalents, beginning of period	—	—
Cash and cash equivalents, end of period	$—	$—

Supplemental Schedule of Cash Flow Information:
Cash paid for interest	$—	$—
Cash paid for taxes	$—	$—

These accompanying footnotes are integral to these carve-out financial statements.

BIG TOKEN, INC.

(CARVE-OUT OF ONE OF OPERATIONS OF SRAX, INC.)

NOTES TO CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

NOTE 1 – DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Description of Business

Big Token, Inc. (“we”, “us”, "BIG", “BigToken”, or “the Company”) is a Delaware corporation formed on December 14, 2017, and the fiscal year end is December 31. The Company is a wholly owned subsidiary of SRAX, Inc., and has no direct subsidiaries. We are headquartered in Los Angeles, California.

We are a pre-revenue stage business, currently in an open Beta stage of launch of the BigToken application. BIGToken is designed for consumers to own, manage, and earn from their digital identity and data. Consumers are rewarded for providing their data and completing other activities in the BIGToken platform The Company began generating revenue in the third quarter of 2019, once a significant user base is developed on the BigToken platform, through the sale of advertising to advertising agencies and brands. Currently the working capital needs of Big Token are funded by the parents.

The accompanying carve-out financial statements present the historical financial position, results of operations, changes in stockholder’s equity and cash flows of BigToken, Inc., which reflects an operating line of activities of SRAX, Inc. (“Parent” or “SRAX”).

Basis of Presentation

These Financial Statements have been prepared on a stand-alone basis and are derived from the consolidated financial statements and accounting records of SRAX, Inc. (“SRAX”) (NASDAQ: SRAX). The Stand-alone Financial Statements reflect the Company’s financial position, results of operations and cash flows as it was historically managed, in conformity with accounting principles generally accepted in the United States of America, or GAAP.

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC").

Our stand-alone Financial Statements does not fully include expense allocations for: (1) certain corporate functions historically provided by SRAX including, but not limited to, finance, legal, information technology, human resources, communications, ethics and compliance, and any shared services; (2) employee benefits and incentives; and (3) share-based compensation. These expenses have not been allocated to us.

Actual costs that may have been incurred if we had been a stand-alone company would depend on a number of factors, including the chosen organizational structure, what functions were outsourced or performed by employees and strategic decisions made in areas such as information technology and infrastructure.

SRAX uses a centralized approach to cash management and financing of its operations, excluding debt if we are the legal obligor. SRAX funds our operating and investing activities as needed. Cash transfers to and from SRAX’s cash management accounts are reflected in intercompany payable to SRAX.

The cash and cash equivalents held by SRAX at the corporate level are not specifically identifiable to us and therefore were not allocated to us for any of the periods presented. Any SRAX third-party debt, and the related interest expense has not been allocated to us for any of the periods presented as we were not the legal obligor of the debt and were not directly attributable to our business.

The financial information included herein may not necessarily reflect the financial position and results of operations of the BigToken in the future or what they would have been had BigToken been a separate, stand-alone entity during the periods presented.

BIG TOKEN, INC.

(CARVE-OUT OF ONE OF OPERATIONS OF SRAX, INC.)

NOTES TO CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Uses and Sources of Liquidity

Going Concern

These carve-out financial statements have been prepared on a going concern basis in accordance with US GAAP. The going concern basis of presentation assumes that Big Token will continue in operation for the foreseeable future and be able to realize its assets and discharge its liabilities, contingent or otherwise, and commitments in the normal course of business. Because of Big Token’s dependency on its parent, SRAX. for financing, and as Big Token has experienced losses and negative cash flows from its inception the parent company will support Big Token for its working capital needs over the next twelve months.

Big Token’s ability to generate revenue, profitable operations and positive operating cash flow in the future is dependent on its ability to execute its current business plan. In the event Big Token is unable to achieve its current business plan, it will require additional financing until it is able to sustain profitable operations and positive operating cash flows. Given Big Token’s reliance on its parent, it will require additional financing to meet its short-term obligations as well as ongoing operating costs.

In addition, Big Token continues to invest in the business through the development of sales channel for its products which management believes will result in growth in revenue, profitability and cash flows. However, there can be no assurance regarding the timing of or ultimate achievement of profitability or positive cash flows.

BIGToken’s primary need for liquidity is currently to fund working capital requirements of our business and the development of the BIGToken platform, user acquisition and sales and marketing efforts. We began to generate revenue in the third quarter of 2019. Our general, selling and administrative expenses for the periods ended December 31, 2018 and 2017 were $1,970,677 and $209,181, respectively. We generated a net losses of $2,044,054 and $209,623 for the periods ended December 31, 2018 and 2017, respectively.

At December 31, 2018 and 2017, we had an accumulated deficit of $2,253,677 and $209,623, respectively. We had a working capital deficit of $2,455,486 and $220,677 at December 31, 2018 and 2017, respectively.

We have completed our initial development states and the Company facing a challenging competitive environment. While we continue to build out our platform to begin targeting revenue generating opportunities, we reported losses and have historically funded all of our operations and investing activities with cash provided by our parent company, SRAX, Inc. We anticipate that our parent company will fund our operational requirements for the next 12 months. We expect our parent company will fund our operations for the next twelve months through cash on hand, cash generated from its core operations and potential sales of other non-core assets. SRAX had cash and equivalents of $2.8 million as of December 31, 2018.

Use of Estimates

The financial statements have been prepared in conformity with GAAP and requires management of the Company to make estimates and assumptions in the preparation of these financial statements that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting periods. Actual results could differ from these estimates and assumptions.

BIG TOKEN, INC.

(CARVE-OUT OF ONE OF OPERATIONS OF SRAX, INC.)

NOTES TO CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(i)

Assumption as a going concern and liquidity: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business;

(ii)

Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred a loss and is pre-revenue, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors. The Company has relied on support from its parent company to meet its operating and working capital needs.

(iii)	Estimates and assumptions used in valuation of intangible assets: Management estimates expected life of the intangible assets, which is internally developed software

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on their experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company held no financial instruments as of December 31, 2018 and 2017.

Cash and Cash Equivalents

As of December 31, 2018 and 2017, the Company had no cash accounts. In the future, the Company will consider all short-term highly liquid investments with a remaining maturity at the date of purchase of three months or less to be cash equivalents.

Concentration of Credit Risk, Significant Customers and Supplier Risk

The Company does not have any bank accounts as of December 31, 2018 and 2017.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

BIG TOKEN, INC.

(CARVE-OUT OF ONE OF OPERATIONS OF SRAX, INC.)

NOTES TO CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Pursuant to Section 850-10-20 the related parties include (a.) affiliates of the Company (“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act); (b.) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c.) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d.) principal owners of the Company; (e.) management of the Company; (f.) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g.) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a.) the nature of the relationship(s) involved; (b.) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c.) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d.) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

BIG TOKEN, INC.

(CARVE-OUT OF ONE OF OPERATIONS OF SRAX, INC.)

NOTES TO CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Internal use software

The Business capitalizes eligible costs of internally developed software as capital expenditures if the costs meet the criteria established under ASC 350: Intangibles - Goodwill and Other. Amounts capitalized are amortized on a straight line basis over the estimated useful life of the software, which is three years beginning in 2017. Generally, costs incurred during the application development stage (for example, costs incurred for designing the software configuration and interfaces, coding, installation, and testing) are capitalized. Costs incurred during the preliminary project stage (for example, costs incurred to develop, evaluate, and select alternatives) and costs incurred during the post implementation and operation stage (for example, costs incurred for training and application maintenance) are expensed as incurred.  Capitalized software development costs were $225,011 during the year ended December 31, 2018 The Company regularly evaluates capitalized software for potential impairment. Impairment is recognized when events or changes in circumstances occur related to computer software being developed or currently in use, which indicate that the carrying amount may not be recoverable. There were no impairment charges for the year ended December 31, 2018.

In accordance with the authoritative guidance, we capitalize application development stage costs associated with the development of new functionality for internal-use software and software developed related to our planned product offerings. The capitalized costs are then amortized over the estimated useful life of the software, which is generally three to five years, and are included in property and equipment in the accompanying balance sheet.

The Company's intangible assets subject to amortization are amortized using the straight-line method over their estimated useful lives of three years. The Company evaluates the recoverability of intangible assets periodically by taking into account events or circumstances that may warrant revised estimates of useful lives or that indicate the asset may be impaired. Amortization expense of intangible assets during the period ended December 31, 2018 was $37,000. For the period ended December 31, 2017 amortization was not material.

Digital Currency Assets

Digital Currency Assets are included in current assets in the balance sheet. Digital Currency Assets are recorded at cost less impairment.

An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value. In testing for impairment, the Company has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If the Company concludes otherwise, it is required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted.

Realized gain (loss) on sale of Digital Currency Assets are included in other income (expense) in the statements of operations. The Company had no realized gain or loss on sale of digital currency during the periods ending December 31, 2018 and 2017.

The Company assesses impairment of Digital Currency Assets quarterly if the fair value of Digital Currency Assets is less than its cost basis. The Company recognizes impairment losses on Digital Currency Assets caused by decreases in fair value using the average U.S. dollar spot price of the related Digital Asset as of each impairment date. Such impairment in the value of Digital Currency Assets are recorded as a component of costs and expenses in our statements of operations. The Company recorded impartment charges of $35,474 and $0 during the periods ended December 31, 2018 and 2017.

BIG TOKEN, INC.

(CARVE-OUT OF ONE OF OPERATIONS OF SRAX, INC.)

NOTES TO CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Long-lived Assets

Management evaluates the recoverability of the Company's identifiable intangible assets and other long-lived assets when events or circumstances indicate a potential impairment exists. Events and circumstances considered by the Company in determining whether the carrying value of identifiable intangible assets and other long-lived assets may not be recoverable include, but are not limited to: significant changes in performance relative to expected operating results; significant changes in the use of the assets; significant negative industry or economic trends; a significant decline in the Company's stock price for a sustained period of time; and changes in the Company's business strategy. In determining if impairment exists, the Company estimates the undiscounted cash flows to be generated from the use and ultimate disposition of these assets. If impairment is indicated based on a comparison of the assets' carrying values and the undiscounted cash flows, the impairment loss is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets.

No impairments have been recorded regarding its identifiable intangible assets or other long-lived assets during the periods ended December 31, 2018 and 2017.

Revenue Recognition

The Company has adopted the provisions of ASC Topic 606, Revenue from Contracts with Customers ("Topic 606") as of January 1, 2018.

For the periods ended December 31, 2018 and 2017, the Company had no revenue or cost of sales.

Advertising

Advertising costs are expensed as incurred. Advertising costs incurred amounted to $4,491 and $0 for the periods ended December 31, 2018 and 2017, respectively.

Earnings (Loss) Per Share

We use Accounting Standards Codification (“ASC”) 260, "Earnings Per Share" for calculating the basic and diluted earnings (loss) per share. We compute basic earnings (loss) per share by dividing net income (loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per share is computed based on the weighted average number of shares of common stock plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method. Dilutive potential common shares include outstanding stock options and warrants and stock awards. For periods with a net loss, basic and diluted loss per share are the same, in that any potential common stock equivalents would have the effect of being anti-dilutive in the computation of net loss per share.

There were no common share equivalents at December 31, 2018 and 2017.

Income taxes

Our income taxes as presented are calculated on a separate tax return basis and may not be reflective of the results that would have occurred on a standalone basis. Our operations have historically been included in SRAX’s U.S. federal and state tax returns.

We do not maintain taxes payable to/from our parent and we are deemed to settle the annual current tax balances immediately with the legal tax-paying entities in the respective jurisdictions, if applicable. These settlements are reflected as changes in parent company investment.

We determine the provision for income taxes using the asset and liability approach. Under this approach, deferred income taxes represent the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities.

BIG TOKEN, INC.

(CARVE-OUT OF ONE OF OPERATIONS OF SRAX, INC.)

NOTES TO CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. In assessing the need for a valuation allowance, we look to the future reversal of existing taxable temporary differences, taxable income in carryback years, the feasibility of tax planning strategies and estimated future taxable income. The valuation allowance can be affected by changes to tax laws, changes to statutory tax rates and changes to future taxable income estimates.

We recognize tax benefits from uncertain tax positions only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The Company did not recognize any tax benefits in the stand-alone Financial Statements because tax benefits are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.

Fair Value Measurements

Non-recurring fair value measurements. Certain assets are measured at fair value on a non-recurring basis such as property and equipment and intangible assets. These assets are not measured at fair value on an ongoing basis, but are subject to fair value adjustments when events or circumstances indicate a significant adverse effect on the fair value of the asset. Assets that are written down to fair value when impaired are not subsequently adjusted to fair value unless further impairment occurs. Financial instruments not carried at fair value. The carrying values of our short-term financial instruments, including a, accounts payable, and accrued liabilities, approximate fair value due to the relatively short maturity of such instruments. The Company does not hold any financial instruments that are measured at fair value on a recurring basis.

Tax years that remain subject to examination by major tax jurisdictions

The Company discloses tax years that remain subject to examination by major tax jurisdictions pursuant to the ASC Paragraph 740-10-50-15. Major tax jurisdictions generally have the right to examine and audit the previous three or four years of tax returns filed.

Income taxes are accounted for under the asset-and-liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits in selling, general and administrative expenses. A valuation allowance is established to offset any deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The determination of the amount of a valuation allowance to be provided on recorded deferred tax assets involves estimates regarding (1) the timing and amount of the reversal of taxable temporary differences, (2) expected future taxable income, and (3) the impact of tax planning strategies. In assessing the need for a valuation allowance, we consider all available positive and negative evidence, including past operating results, projections of future taxable income and the feasibility of ongoing tax planning strategies. The projections of future taxable income include a number of estimates and assumptions regarding the Business’s forecasts. Additionally, valuation allowances related to deferred tax assets can be impacted by changes to tax laws.

Taxable loss generated by BigToken has been included in the consolidated federal income tax returns of SRAX and its state income tax returns. SRAX has allocated income tax/loss to Big Token in the accompanying stand-alone financial statements as if Big Token were held in a separate corporation which filed separate income tax returns. SRAX believes the assumptions underlying its allocation of income taxes on a separate return basis are reasonable. However, the amounts allocated for income taxes in the accompanying stand-alone financial statements are not necessarily indicative of the actual amount of income taxes that would have been recorded had Big Token been a completely separate stand-alone entity.

BIG TOKEN, INC.

(CARVE-OUT OF ONE OF OPERATIONS OF SRAX, INC.)

NOTES TO CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, which classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (the “Indirect Method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

NOTE 3 – IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

Changes to accounting principles are established by the FASB in the form of ASUs to the FASB’s Codification. We consider the applicability and impact of all ASUs on our financial position, results of operations, cash flows, or presentation thereof. Described below are ASUs that are not yet effective, but may be applicable to our financial position, results of operations, cash flows, or presentation thereof. ASUs not listed below were assessed and determined to not be applicable to our financial position, results of operations, cash flows, or presentation thereof.

In November 2018, the FASB issued ASU 2018-18, Collaborative Arrangements (Tope 818): Clarifying the Interaction Between Topic 808 and Topic 606, which clarifies when transactions between participants in a collaborative arrangement are within the scope of the FASB’s revenue standard, Topic 606. The standard is effective for fiscal years beginning after December 15, 2019 and interim periods within those fiscal years, with early adoption permitted. We will adopt this standard on its effective date of January 1, 2020. We do not expect the adoption of this ASU to have a material impact on our consolidated financial position, results of operations, cash flows, or presentation thereof.

In August 2018, the FASB issued ASU 2018-15, Intangibles-Goodwill and Other-Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That is a Service Contract. ASU 2018-15 aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software. The standard is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years, with early adoption permitted. We will adopt this standard on its effective date of January 1, 2020. We are currently evaluating the impact of this ASU on our financial position, results of operations, cash flows, or presentation thereof.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement. ASU 2018-13 removes or modifies certain disclosures and in certain instances requires additional disclosures. The standard is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years, with early adoption permitted. We will adopt this standard on its effective date of January 1, 2020. We do not expect the adoption of this ASU to have a material impact on our financial position, results of operations, cash flows, or presentation thereof.

In July 2018, the FASB issued ASU 2018-09, Codification Improvements. ASU 2018-09 provides minor corrections and clarifications that affect a variety of topics in the Codification. Several updates are effective upon issuance of the update while others have transition guidance for effective dates in the future. We do not expect the adoption of this ASU to have a material impact on our financial position, results of operations, cash flows, or presentation thereof.

BIG TOKEN, INC.

(CARVE-OUT OF ONE OF OPERATIONS OF SRAX, INC.)

NOTES TO CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

In June 2018, the FASB issued ASU 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment. ASU 2018-07 aligns the accounting for share based payments granted to non-employees with that of share based payments granted to employees. We adopted this ASU on its effective date of January 1, 2019. The adoption of this ASU did not have a material impact on our financial position, results of operations, cash flows, or presentation thereof.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), (“ASC 842”) which requires that lessees recognize a right-of-use asset and a lease liability for all leases with lease terms greater than twelve months in the balance sheet. ASC 842 distinguishes leases as either a finance lease or an operating lease that affects how the leases are measured and presented in the statement of operations and statement of cash flows. ASC 842 requires additional disclosures including the significant judgments made by management to provide insight into the revenue and expense to be recognized from existing contracts and the timing and uncertainty of cash flows arising from leases. We adopted the new guidance on January 1, 2019. We elected the practical expedients upon transition to retain the existing lease classification and retain the original accounting treatment for any initial direct costs for leases in existence prior to December 31, 2018. We adopted the optional transition method allowing entities to recognize a cumulative effect adjustment to the opening balance of stockholders’ equity in the period of adoption, with no restatement of comparative prior years. We have conducted a review of our existing lease contracts, conducted a review of other agreements that may contain embedded leases, established the necessary changes to our systems, and we are implementing a new procedures designed to account for leases under ASC 842. We will record right-of-use assets and related lease liabilities for operating leases that will have a material impact on our consolidated balance sheet, with no impact to our results of operations, cash flows or presentation thereof. We have no current capital or operating leases portfolio, which will be titled “finance leases” under ASC 842.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 4 – INTANGIBLE ASSETS, NET

Intangible assets consist of the following:

	December 31, 2018	December 31, 2017
Internally developed software	$237,507	$12,496
Accumulated amortization	(38,345)	(442)
Carrying value	$199,162	$12,054

During the years ended December 31, 2018 and 2017, the Company capitalized $225,010 and $12,496 of costs associated with the development of BIGToken respectively, including directly related payroll costs.

Amortization expense for the periods ended December 31, 2018 and 2017 amounted to $37,093 and $442 respectively.

NOTE 5 – RELATED PARTY TRANSACTIONS

Overview

SRAX and its subsidiaries provide certain management and administrative services to BigToken. The costs of such services are reflected in appropriate categories in the accompanying stand-alone statements of operations for the period ended December 31, 2018 and 2017. Additionally, SRAX performs cash management functions on behalf of BigToken. BigToken does not have separate cash accounts as of December 31, 2018. As a result, all of our charges and cost allocations covered by these centralized cash management functions were deemed to have been paid by us to SRAX, in cash, during the period in which the cost was recorded in the stand-alone financial statements.

We consider all of our transactions with SRAX to be financing transactions, which are presented as net cash received from SRAX in the accompanying stand-alone statements of cash flows.

BIG TOKEN, INC.

(CARVE-OUT OF ONE OF OPERATIONS OF SRAX, INC.)

NOTES TO CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Net Contributions from SRAX

The significant components of the net cash contributions from SRAX for the period ending December 31, 2018 and 2017, were as follows:

	2018	2017
Category:
Expense allocations	$2,005,728	$209,623
Accounts payable and other payments	—	—
Intangible assets and digital currency transfers	228,658	12,931
Other	—	—

Total	$2,234,386	$222,554

Contributions from (distributions to) SRAX are generally recorded based on actual costs incurred, without a markup.

The basis of allocation to BigToken, for the items described above, is as follows:

Expense allocations — SRAX centrally administers and incurs the costs associated with certain functions on a centralized basis, including programming contract administration and programming payments, payroll and related tax and benefits processing, and management of any other administrative costs, and allocates the associated costs to BigToken. The costs incurred have been allocated to BigToken based on the actual amounts processed.

Accounts payable and other payments — All cash disbursements for trade and other accounts payable, and accrued expenses, are funded centrally by a subsidiary of SRAX. Transactions processed for trade and other accounts payable, and accrued expenses, associated with the operations of BigToken are reflected net in net cash contributions from (distributions to) SRAX in the accompanying stand-alone statements.

Intangible assets and digital currency transfers — Certain assets are internally developed centrally by SRAX, and are allocated or transferred to BigToken. BigToken is charged for these assets based on historical cost value paid by SRAX or the fair value of the digital currency on the date of transfer.

The balance due to SRAX (parent entity) as of December 31, 2018 and 2017 amounted to $2,456,940 and $222,554 respectively.

NOTE 6 – STOCKHOLDERS' EQUITY

The Company was formed as a wholly owned subsidiary of SRAX, Inc, on December 14, 2017.

The company is authorized to issue 398,000,000 shares of Preferred Stock, par value $0.001 per share, of which no shares were issued or outstanding at December 31, 2018 and 2017. The company is authorized to issue 1,000,000 shares of Class A Common Stock, par value $0.001 per share, of which no shares were issued or outstanding at December 31 2018 and 2017. The company is authorized to issue 1,000,000 shares of Class B Common Stock, par value $0.001 per share, of which 1,000,000 shares were issued and outstanding at December 31, 2018 and 2017.

At formation, the Company issued 1,000,000 Class B common shares to its parent.

BIGToken Preferred Tracking Stock

The Company has authorized the issuance of up to 20,000,000 shares of Non-Voting Preferred Tracking Stock. The Board of Directors shall have the power to increase such number of shares of Non-Voting Preferred Tracking Stock in its sole discretion. The Non-Voting Preferred Tracking Stock has a par value of $0.001 per share and a stated value equal to $0.20, subject to increase as more fully described in the Company’s Certificate of Designation of BIGToken Preferred Tracking Stock (“COD”).

BIG TOKEN, INC.

(CARVE-OUT OF ONE OF OPERATIONS OF SRAX, INC.)

NOTES TO CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

The Board of Directors may declare dividends exclusively to the Common Stock holders or Non-Voting Preferred Tracking Stock Holders, or any other class of capital stock or in such equal or unequal amounts as may be determined by the Board of Directors.

Redemption/Exchange of Preferred Tracking Stock by the Company

Redemption for Cash at the Election of SRAX -- At any time after the six (6) month anniversary of each Non-Voting Preferred Tracking Stock, but at least ten (10) trading days prior to the optional redemption date (the last business day of each calendar quarter), SRAX may provide a notice to each holder of its election to redeem some or all of the then outstanding shares of Non-Voting Preferred Tracking Stock at the next occurring last day of a calendar quarter for an amount equal to (i) the market value of BIGToken Group multiplied by the Allocation Percentage, divided by (ii) the total number of issued and outstanding shares of the Preferred Tracking Stock.

Redemption for Securities of BIGToken Subsidiary -- Provided that the BIGToken Group is held by a wholly owned subsidiary of SRAX, SRAX may redeem all of the outstanding shares of Non-Voting Preferred Tracking Stock for shares of common stock of such subsidiary, provided that such common stock has been registered. Upon such redemption, each share of Non-Voting Preferred Tracking Stock will receive such number of common shares of the subsidiary equal to the Allocation Percentage of the number of shares of such subsidiary’s common stock divided by one (1) minus the Allocation Percentage of the number of then issued and outstanding shares of Non-Voting Preferred Tracking Stock.

For a further description of the Non-Voting Preferred Tracking Stock, please see the COD.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company utilizes office space provided by its parent company, currently at no direct cost to us. There is no lease between us and our parent company. We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company. The office space leased by our parent company is on month-to-month basis.

Other Commitments

None

Employment agreements

None

Litigation

None

NOTE 8 - INCOME TAXES

The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on the differences between financial reporting basis and the tax basis of the assets and liabilities and are measured using enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

BIG TOKEN, INC.

(CARVE-OUT OF ONE OF OPERATIONS OF SRAX, INC.)

NOTES TO CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

The Company has not recognized an income tax benefit for its operating losses generated from operations, based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the periods presented is offset by a valuation allowance established against deferred tax assets arising from operating losses and other temporary differences, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not.

As of December 31, 2018 and 2017, the Company has a net operating loss (“NOL”)carry forward in the amount of $538,029. The NOLs will begin expiring in 2037.

The provision for Federal and State income tax consists of the following:

	2018	2017
Federal income tax benefit attributable to:
Current Operations	$421,540	$44,021
Less: valuation allowance	$(421,540)	$(44,021)
Net provision for Federal income taxes	$—	$—

The Tax Act enacted on December 22, 2017 introduced significant changes to U.S. income tax law. Effective 2018, the Tax Act reduced the U.S. statutory tax rate from 35% to 21%. The cumulative tax effect at the expected rate of 24.2% of significant items comprising our net deferred tax amount is as follows:

	2018	2017
Deferred tax asset attributable to:
Net operating loss carryover	$538,029	$50,785
Less: valuation allowance	$(538,029)	$(50,785)
Net deferred tax asset	$—	$—

Gross NOLs for federal and state income tax purposes for December 31, 2018 and 2017, are $2,035,171 and $209,623, respectively determined on a separate return basis, which would expire in periods through 2038. A valuation allowance has been recorded on the state carryforwards because the realizability of such tax benefits on a separate return basis is not more likely than not. The federal net operating loss carryforwards have not been utilized in the consolidated federal income tax returns of SRAX.

NOTE 9 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of certain financial instruments, including accounts payable, approximate their respective fair values due to the short-term nature of such instruments.

NOTE 10 – SUBSEQUENT EVENTS

On February 1, 2019 the BIGToken Platform became generally available to the public.

During the six months ended June 30, 2019, Company instituted a policy that allows BIGtoken users to redeem outstanding BIGtoken points for cash if their account and point balances meet certain criteria.

BIG TOKEN, INC.

(CARVE-OUT OF ONE OF OPERATIONS OF SRAX, INC.)

CARVE-OUT CONDENSED BALANCE SHEET

	June 30,	December 31,
	2019	2018
	(UNAUDITED)
Assets
Current assets:
Prepaid expenses	37,500	65,630
Digital currency asset	—	34,900
Paypal Exchange - BIGtoken	22,453	—
Total current assets	59,953	100,530

Property and equipment – net	2,876	3,647
Intangibles – net	296,556	199,162

Total assets	$359,385	$303,339

Liabilities and stockholders' equity

Current liabilities:
Accounts payable and accrued expenses	$48,178	$99,076
BIGtoken Point Liability	186,800	—
Due to Parent Entity	4,141,732	2,456,940
Total current liabilities	4,376,710	2,556,016

Total liabilities	4,376,710	2,556,016

Commitments and contingencies (Note 13)

Stockholders' equity
Preferred stock, authorized 398,000,000 shares, $0.001 par value, 0 shares issued or outstanding at June 30, 2019 and December 31, 2018	—	—
Class A common stock, authorized 1,000,000 shares, $0.001 par value, 0 and 0 shares issued and outstanding at June 30, 2019 and December 31, 2018	—	—
Class B common stock, authorized 1,000,000 shares, $0.001 par value, 1,000,000 shares issued and outstanding at June 30, 2019 and December 31, 2018	1,000	1,000
Common stock to be issued	—	—
Additional paid in capital	—	—
Accumulated deficit	(4,018,325)	(2,253,677)
Total stockholders' equity	(4,017,325)	(2,252,677)

Total liabilities and stockholders' equity	$359,385	$303,339

See accompanying footnotes to these unaudited carve-out condensed financial statements.

BIG TOKEN, INC.

(CARVE-OUT OF ONE OF OPERATIONS OF SRAX, INC.)

CARVE-OUT CONDENSED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDING JUNE 30, 2019 AND 2018

(UNAUDITED)

	Three months ended		Six months ended
	June, 30		June, 30
	2019	2018	2019	2018
Revenues	$—	$—	$—	$—
Cost of revenue	—	—	—	—
Gross profit	—	—	—	—

Operating expense
General, selling and administrative expense	1,012,528	614,760	1,707,211	913,229
Depreciation	30,654	6,465	55,665	9,727
Total operating expense, net	1,043,182	621,225	1,762,876	922,956

Loss from operations	(1,043,182)	(621,225)	(1,762,876)	(922,956)

Other income (expense)
Cryptocurrency impairment	—	(596)	(1,772)	(5,260)
Other non-operating income (expense)	—	—	—	—
Total other income (expense)	—	(596)	(1,772)	(5,260)

Income (loss) before provision for income taxes	(1,043,182)	(621,821)	(1,764,648)	(928,216)

Provision for income taxes	—	—	—	—

Net income (loss)	$(1,043,182)	$(621,821)	$(1,764,648)	$(928,216)

Net (loss) income per share, basic	$(1.04)	$(0.62)	$(1.76)	$(0.93)
Net (loss) income per share, diluted	$(1.04)	$(0.62)	$(1.76)	$(0.93)

Weighted average shares outstanding, basic	1,000,000	1,000,000	1,000,000	1,000,000
Weighted average shares outstanding, diluted	1,000,000	1,000,000	1,000,000	1,000,000

See accompanying footnotes to these unaudited carve-out condensed financial statements.

BIG TOKEN, INC.

(CARVE-OUT OF ONE OF OPERATIONS OF SRAX, INC.)

CARVE-OUT CONDENSED STATEMENT OF STOCKHOLDERS (DEFICIT) EQUITY

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2019 AND 2018

(UNAUDITED)

	Preferred Stock		Class A Common Stock		Class B Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2017	—	$—	—	$—	1,000,000	$1,000	$—	$(209,623)	$(208,623)

Net Loss	—	—	—	—	—	—	—	(306,395)	(306,395)

Balance, March 31, 2018	—	—	—	—	1,000,000	1,000	—	(516,018)	(515,018)

Net Loss	—	—	—	—	—	—	—	(621,821)	(621,821)

Balance, June 30, 2018	—	$—	—	$—	1,000,000	$1,000	$—	$(1,137,839)	$(1,136,839)

	Preferred Stock		Class A Common Stock		Class B Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2018	—	$—	—	$—	1,000,000	$1,000	$—	$(2,253,677)	$(2,252,677)

Net Loss	—	—	—	—	—	—	—	(721,466)	(721,466)

Balance, March 31, 2019	—	—	—	—	1,000,000	1,000	—	(2,975,143)	(2,974,143)

Net Loss	—	—	—	—	—	—	—	(1,043,182)	(1,043,182)

Balance, June 30, 2019	—	$—	—	$—	1,000,000	$1,000	$—	$(4,018,325)	$(4,017,325)

See accompanying footnotes to these unaudited carve-out condensed financial statements.

BIG TOKEN, INC.

(CARVE-OUT OF ONE OF OPERATIONS OF SRAX, INC.)

CARVE-OUT CONDENSED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018

(UNAUDITED)

	June, 30
	2019	2018
Cash flows from operating activities:
Net income (loss)	$(1,764,648)	$(928,216)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation expense	55,665	9,727
Currency gain or loss	1,772	5,260
Changes in operating assets and liabilities:
Other assets	(22,453)	—
Prepaid expenses	28,130	—
Accounts payable and accrued expenses	135,902	64,604
Cash used in operating activities	(1,565,632)	(848,625)

Cash flows from investing activities:
Cryptocurrency holdings	33,128	(5,000)
Internally developed software	(152,288)	(78,415)
Cash provided by (used in) investing activities	(119,160)	(83,415)

Cash flows from financing activities:
Intercompany loans from parent entity	1,684,792	932,040
Net cash provided by financing activities	1,684,792	932,040

Net increase (decrease) in cash and cash equivalents	—	—
Cash and cash equivalents, beginning of period	—	—
Cash and cash equivalents, end of period	$—	$—

Supplemental Schedule of Cash Flow Information:
Cash paid for interest	$—	$—
Cash paid for taxes	$—	$—

See accompanying footnotes to these unaudited carve-out condensed financial statements.

BIG TOKEN, INC.

(CARVE-OUT OF ONE OF OPERATIONS OF SRAX, INC.)

NOTES TO CARVE-OUT FINANCIAL STATEMENTS

JUNE 30, 2019 AND 2018

NOTE 1 – DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Description of Business

Big Token, Inc. (“we”, “us”, "BIG", “BigToken”, or “the Company”) is a Delaware corporation formed on December 14, 2017, and the fiscal year end is December 31. The Company is a wholly owned subsidiary of SRAX, Inc. (f/k/a Social Reality, Inc.,) and has no direct subsidiaries. We are headquartered in Los Angeles, California.

We are a pre-revenue stage business, currently in an open Beta stage of launch of the BigToken application. BIGToken is designed for consumers to own, manage, and earn from their digital identity and data. Consumers are rewarded for providing their data and completing other activities in the BIGToken platform The Company anticipates it will begin generating revenue in the third quarter of 2019, once a significant user base is developed on the BigToken platform, through the sale of advertising to advertising agencies and brands. Currently the working capital needs of Big Token are funded by the parents.

Basis of Presentation

These Financial Statements have been prepared on a stand-alone basis and are derived from the consolidated financial statements and accounting records of SRAX, Inc. (“SRAX”) (NASDAQ: SRAX). The Stand-alone Financial Statements reflect the Company’s financial position, results of operations and cash flows as it was historically managed, in conformity with accounting principles generally accepted in the United States of America, or GAAP.

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC").

Our stand-alone Financial Statements does not fully include expense allocations for: (1) certain corporate functions historically provided by SRAX including, but not limited to, finance, legal, information technology, human resources, communications, ethics and compliance, and any shared services; (2) employee benefits and incentives; and (3) share-based compensation. These expenses have not been allocated to us. Since our formation on December 14, 2017, the Company’s parent has allocated resources to BIGtoken in the areas of general administrative, sales, engineering and operations.

Actual costs that may have been incurred if we had been a stand-alone company would depend on a number of factors, including the chosen organizational structure, what functions were outsourced or performed by employees and strategic decisions made in areas such as information technology and infrastructure.

SRAX uses a centralized approach to cash management and financing of its operations, excluding debt if we are the legal obligor. SRAX funds our operating and investing activities as needed. Cash transfers to and from SRAX’s cash management accounts are reflected in intercompany payable to SRAX.

The cash and cash equivalents held by SRAX at the corporate level are not specifically identifiable to us and therefore were not allocated to us for any of the periods presented. Any SRAX third-party debt, and the related interest expense has not been allocated to us for any of the periods presented as we were not the legal obligor of the debt and were not directly attributable to our business.

The unaudited financial statement presented as of and for the three and six months ended June 30, 2019 reflect all normal recurring adjustments, which in the opinion of management, are necessary to fairly present the financial position, results of operations, and cash flows for the periods ended in accordance with GAAP. The results of operations for the three and six months ended June 30, 2019 are not necessarily indicative of results for the entire year ending December 31, 2019.

BIG TOKEN, INC.

(CARVE-OUT OF ONE OF OPERATIONS OF SRAX, INC.)

NOTES TO CARVE-OUT FINANCIAL STATEMENTS

JUNE 30, 2019 AND 2018

Uses and Sources of Liquidity

Going Concern

These carve-out financial statements have been prepared on a going concern basis in accordance with US GAAP. The going concern basis of presentation assumes that Big Token will continue in operation for the foreseeable future and be able to realize its assets and discharge its liabilities, contingent or otherwise, and commitments in the normal course of business. Because of Big Token’s dependency on its parent, SRAX. for financing, and as Big Token has experienced losses and negative cash flows from its inception the parent company will support Big Token for its working capital needs over the next twelve months.

Big Token’s ability to generate revenue, profitable operations and positive operating cash flow in the future is dependent on its ability to execute its current business plan. In the event Big Token is unable to achieve its current business plan, it will require additional financing until it is able to sustain profitable operations and positive operating cash flows. Given Big Token’s reliance on its parent, it will require additional financing to meet its short-term obligations as well as ongoing operating costs.

In addition, Big Token continues to invest in the business through the development of sales channel for its products which management believes will result in growth in revenue, profitability and cash flows. However, there can be no assurance regarding the timing of or ultimate achievement of profitability or positive cash flows.

BIGToken’s primary need for liquidity is currently to fund working capital requirements of our business and the development of the BIGToken platform. Once the BIGToken platform is complete, we anticipate generating revenue through the platform. Our general, selling and administrative expenses for the three and six months ended June 30, 2019 were $1,012,528 and $1,707,211 respectively. We generated a net losses for the three and six months ended June 30, 2019 of $1,043,182 and $1,764,648 respectively.

At June 30, 2019 we had an accumulated deficit of $4,018,325. We had a working capital deficit of $4,316,757 at June 30, 2019

NOTE 2 – BIGTOKEN POINT LIABILITY

During the three months ended March 31, 2019 the Company instituted a policy that allows BIGtoken user to redeem outstanding BIGtoken points for cash if their account and point balances meet certain criteria. As of June 30, 2019, the Company has estimated the future liability for point redemptions to be $186,800. The Company considered the total number of points outstanding, the conversion rate in which points are redeemable for cash. Due to the recency of the BIGtoken platform and the ability for users to redeem points for cash, the Company does not have sufficient history to estimate account attrition and the associate breakage rates for outstanding points. Therefore, the Company utilized a breakage factor of zero percent as of June 30, 2019 in determining the estimated liability.

NOTE 3 – RELATED PARTY TRANSACTIONS

Overview

SRAX and its subsidiaries provide certain management and administrative services to BigToken. The costs of such services are reflected in appropriate categories in the accompanying stand-alone statements of operations for the period ended June 30, 2019. Additionally, SRAX performs cash management functions on behalf of BigToken. BigToken does not have separate cash accounts as of June 30, 2019. As a result, all of our charges and cost allocations covered by these centralized cash management functions were deemed to have been paid by us to SRAX, in cash, during the period in which the cost was recorded in the stand-alone financial statements.

We consider all of our transactions with SRAX to be financing transactions, which are presented as net cash received from SRAX in the accompanying stand-alone statements of cash flows.

BIG TOKEN, INC.

(CARVE-OUT OF ONE OF OPERATIONS OF SRAX, INC.)

NOTES TO CARVE-OUT FINANCIAL STATEMENTS

JUNE 30, 2019 AND 2018

Net Contributions from SRAX

The significant components of the net cash contributions from SRAX for the period ending June 30, 2019, were as follows:

	Six months ended
	June 30,
	2019	2018
Category:
Expense allocations	1,534,637	853,625
Accounts payable and other payments	—	—
Intangible assets and digital currency transfers	150,155	78,415
Other	—	—

Total	1,684,792	932,040

Contributions from (distributions to) SRAX are generally recorded based on actual costs incurred, without a markup.

The basis of allocation to BigToken, for the items described above, is as follows:

Expense allocations — SRAX centrally administers and incurs the costs associated with certain functions on a centralized basis, including programming contract administration and programming payments, payroll and related tax and benefits processing, and management of any other administrative costs, and allocates the associated costs to BigToken. The costs incurred have been allocated to BigToken based on the actual amounts processed.

Accounts payable and other payments — All cash disbursements for trade and other accounts payable, and accrued expenses, are funded centrally by a subsidiary of SRAX. Transactions processed for trade and other accounts payable, and accrued expenses, associated with the operations of BigToken are reflected net in net cash contributions from (distributions to) SRAX in the accompanying stand-alone statements.

Intangible assets and digital currency transfers — Certain assets are internally developed centrally by SRAX, and are allocated or transferred to BigToken. BigToken is charged for these assets based on historical cost value paid by SRAX or the fair value of the digital currency on the date of transfer.

The balance due to SRAX (parent entity) as of June 30, 2019 and December 31, 2018 amounted to $4,141,732 and $2,456,940 respectively.

NOTE 4 – SUBSEQUENT EVENTS

In accordance with ASC 855, the Company has analyzed its operations subsequent to June 30, 2019 through the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated costs and expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All expenses incurred will be paid by the Company. All of the amounts shown are estimates except the Securities and Exchange Commission, or SEC, registration fees.

To be Paid by the Registrant
SEC registration fees	$484.80
Legal fees and expenses	50,000
Accounting fees and expenses	20,000
Printing and engraving expenses	2,000
Transfer agent’s fees	0
Miscellaneous fees and expenses	2,000
Total	$74,484.80

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102 of the Delaware General Corporation Law, as amended, or DGCL, allows a corporation to eliminate the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of a fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies if (i) such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (ii) such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

Our certificate of incorporation states that, to the fullest extent permitted by the DGCL, no director shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as director.

Our bylaws provide that we shall, to the fullest extent authorized by the DGCL, indemnify any person who was or is made a party or threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was our director or officer or is or was serving at our request as a director or officer of another corporation, or as a controlling person of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer, or in any other capacity while serving as a director or officer, against all expenses, liability or loss reasonably incurred or suffered by such person in connection with such action, suit or proceeding. Our bylaws also provide that we may enter into one or more agreements with any director, officer, employee or agent of ours, or any person serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, that provides for indemnification rights equivalent to or, if our board of directors so determines, greater than, those provided for in such bylaws.

We maintain a liability insurance policy for our directors and officers, subject to certain exclusions.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

The following information is given with regard to unregistered securities sold during the preceding three years including the dates and amounts of securities sold, the persons or class of persons to whom we sold the securities, the consideration received in connection with such sales and, if the securities were issued or sold other than for cash, the description of the transaction and the type and amount of consideration received.  The descriptions contained below are a summary and qualified by the agreements, if applicable, included as Exhibits to this Registration Statement. The following securities were issued in private offerings pursuant to the exemption from registration contained in Section 4(2) of the Securities Act and the rules promulgated thereunder:

•

In January 2015 we sold three-year warrants to purchase 882,001 shares of our common stock at an exercise price of $1.50 to 20 existing stockholders of our company in a private transaction.  We received gross proceeds of $8,820 and we did not pay any commissions or finder's fees.  The investors were accredited investors and the issuances were exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(a)(2) of that act.

•

On January 28, 2016 we sold 500,000 shares of our Class A common stock to six accredited investors in private transactions exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") in reliance on exemptions provided by Section 4(a)(2) of that act. We received proceeds of $500,000 and did not pay any commissions or finder's fees. We are using the proceeds for working capital.

•

On February 23, 2016 we issued an aggregate of 50,000 shares of our Class A common stock valued at $70,000 as partial compensation for services under the terms of a consulting agreement. The recipients were accredited or otherwise sophisticated investors with access to business and financial information on our company. The issuances was exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(a)(2) of that act.

•

In November 2016, we entered into an advisory agreement with kathy ireland® Worldwide LLC pursuant to which we engaged the company on a non-exclusive basis to provide strategic advisory services to us to be mutually agreed to from time to time which are anticipated to include: (i) if we form an Advisory Committee of independent, third party brand, marketing and/or consumer product C-level executives, to serve on such committee on terms no less favorable than the highest compensated person on such committee; (ii) as an advisor, Ms. Ireland holds the non-executive designation of Chief Branding Advisor; (iii) to provide reasonable input to us on various aspects of corporate branding; and (iv) to use good faith efforts to introduce us to potential business customers. As compensation for these services, in January 2017, we issued affiliates of kathy ireland ® Worldwide LLC 100,000 shares of our Class A common stock valued at $678,000. Under the terms of the agreement the shares were deemed earned upon execution of the advisory agreement. Although the shares to be issued are for future services over the term of the agreement, we have recognized the value of these services as an expense during the year ended December 31, 2016.  The term of the advisory agreement expires on December 31, 2018, but may be terminated by either party upon 30 days' notice to the other party. The recipients were accredited or sophisticated investors who had access to business and financial information on our company and the issuances were exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") pursuant to an exemption provided by Section 4(a)(2) of that act.

•

In January 2017, we issued 3,858 shares of our Class A common stock valued at $12,500 to Mr. Ferguson upon his appointment to our Board of Directors and the Audit Committee of the Board. The recipient is an accredited investor and the issuance was exempt from registration under the Securities Act pursuant to an exemption provided by Section 4(a)(2) of that act. As of the date hereof, Mr. Ferguson is no longer a member of our board of directors

•

In January 2017, contemporaneously with our registered offering, we issued, in a private placement, for no additional consideration, 380,953 Class A common stock purchase warrants with an exercise price of $6.70 per share.  The warrants have a term of five years commencing six months from the date of closing. The warrants are subject to adjustment in the event of stock splits, dividends, and fundamental transactions.  The warrants also contain anti-dilution price protection for subsequent equity issuances with an exercise price floor of $1.20 per share.

•

In February 2017, we issued an individual 150,000 shares of our Class A common stock valued at $420,000 as compensation for services under the terms of a consulting agreement. The recipient, Mr. Steven Antebi, at the time was a principal stockholder of our company. He is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

•

In April 2017, we entered into securities purchase agreements to sell $5,000,000 of our 12.5% secured convertible debentures and issued 833,337 Series A Common Stock Purchase Warrants.  The debentures mature on 4/21/2020, bear interest at an annual rate of 12.5%, payable quarterly on January 1, April 1, July 1, and October 1, beginning on July 1, 2017.  The debentures are convertible into shares of our Class A common stock at $3.00 per share, subject to adjustment, and contain anti-dilution protection for subsequent financings and have a conversion price floor of $1.40 per share. The Series A common stock purchase warrants have an exercise price of $3.00 per share, subject to adjustment and contain anti-dilution protection for subsequent financings and have an exercise price floor of $1.40 per share.  In connection with the sale of the debentures we issued Chardan Capital Markets 100,000 placement agent warrants with an exercise price of $3.75, term of five and a half years (exercisable beginning 6 months after issuance).

•

In August 2017, as consideration for our acquisition of Leapfrog Media Trading, we issued 200,000 shares of Class A common stock and warrants to purchase 350,000 shares of Class A common stock.  The warrants have a term of five years and an exercise price of $3.00 per share and are subject to adjustment in the vent of stock splits, dividends, subsequent rights offerings, and fundamental transactions.  Additionally, the warrants contain anti-dilution price protection for subsequent equity sales.

•

Between September 2017 and January 2018, we issued an aggregate of 225,000 shares of Class A common stock valued at $957,000 as consideration for media and marketing services.

•

In October 2017, we issued 70,409 shares of our Class A common stock to Joseph P. Hannan, our former chief financial officer, pursuant to his October 2017 employment agreement.  The shares were issued pursuant to our 2016 equity compensation plan.

•

In October 2017, we entered into securities purchase agreements to sell an aggregate of $5,180,157.78 of our 12.5% secured convertible debentures and issued 863,365 Series A Common Stock Purchase Warrants.  The debentures mature on 4/21/2020, bear interest at an annual rate of 12.5%, payable quarterly on January 1, April 1, July 1, and October 1, beginning on January 1, 2018.  Pursuant to the greenshoe provision contained in our April 2017 debenture offering, $2,000,000 of debentures were purchased pursuant to the greenshoe provision and the remaining $3,180,157.78 were purchased separately. Of the 863,365 warrants issued, a total of 333,335 were purchased pursuant to the greenshoe provision and 630,030 were purchased separately. The debentures are convertible into shares of our Class A common stock at $3.00 per share, subject to adjustment, and contain anti-dilution protection for subsequent financings and have a conversion price floor of  $1.40 per share (pursuant to shareholder vote approving the offering that occurred on December 29, 2017). The warrants have an exercise price of $3.00 per share, subject to adjustment and contain anti-dilution protection for subsequent financings and have an exercise price floor of $1.40 per share. In connection with the offering we issued Chardan Capital Markets 160,000 placement agent warrants, of which: (i) 129,176 have an exercise price of $3.75 and (ii) 54,161 have an exercise price of $4.49.  We also issued Aspenwood Capital 23,337 placement agent warrants with an exercise price of $3.75. All placement agent warrants have a term of five and a half years (exercisable beginning 6 months after issuance).

•

In January 2018, we issued 150,000 shares of our Class A common stock in exchange for media consulting services.

•

On January 18, 2018, we issued Colleen DiClaudio, a board member, 7,813 Class A common shares valued at $10,000 as payment for 2017 services on our board of directors.  The shares were issued from our 2016 equity compensation plan

•

In January 2018, we issued Hardy Thomas, a former board member, 7,195 Class A common shares valued at $10,000 as payment for 2017 services on our board of directors.  The shares were issued from our 2016 equity compensation plan.

•

In January 2018, we issued Marc Savas, Malcolm CasSelle, and William Packer each 3,774 Class A common shares valued at $10,000 as payment for their respect 2017 service on our board of directors.  The shares were issued from our 2016 equity compensation plan. Mr. Packer is no longer a member of the board of directors of the Company.

•

On April 14, 2018, we issued Marc Savas, Malcolm CasSelle, and Colleen DiClaudio each 5,059 Class A common stock purchase options as partial payment for 2018 services on our board of directors.  The options have an exercise price of $4.92 per share, a term of seven (7) years, and vest quarterly over the grant year. The options were issued as partial payment for their respective 2018 services on our board of directors.   Each option grant is valued at $15,000 and were issued from our 2016 equity compensation plan.

•

In April 2018, 122,950 shares of Class A common stock were awarded to one employee for sales performance achievement pursuant to our 2016 equity compensation plan.

•

In August 2018, we issued 150,000 shares of our Class A common stock in exchange for consulting services.

•

On November 29, 2018, pursuant to the redemption of outstanding 12.5% senior secured convertible debentures, we issued 1,090,862 Class A common stock purchase warrants.  We received no additional consideration for the issuance of the warrants.  The Warrants have a term of five (5) years from the date in which the underlying redeemed debenture was issued, and accordingly, (i) 277,500 warrants have an expiration date of April 21, 2022, and (ii) 813,362 warrants have an expiration date of October 27, 2022.  The Warrants are initially exercisable at $3.00 per share and contain anti-dilution protection for subsequent equity sales with a floor of $1.40.

•

O n March 27, 2019, we issued 685,000 Class A common stock purchase options valued at $1,513,137 to members of the Company’s management team and various employees. The options vest one-third annually over a three year period and expire in three years from the date of issuance.

•

On April 1, 2019, we sold a non-performing receivable in the amount of $567,977, (such amount includes a mutually agreed upon gross-up with our customer of $150,000) for $417,977. In connection with the sale, we agreed to repurchase the receivable if the purchaser was not able to collect on the amounts owed by June 30, 2019. As security for our repurchase obligation, we issued and pledged 220,000 shares of our Class A common stock.

•

On May 13, 2019, the Company entered into a securities purchase agreement with an accredited investor whereby the investor purchased 200,000 shares of the Company’s Class A common stock at a price per share of $5.00. The Company received aggregate gross proceeds of $1,000,000. Pursuant to the terms of the securities purchase agreement, the investor has piggyback registration rights with respect to the shares.

•

Concurrently with a registered offering of our securities, on August 14, 2019, we also issued in a private placement (i) Series B warrants to purchase an aggregate of 1,525,000 shares of Common Stock and (ii) Series C warrants to purchase an aggregate of 965,500 shares of Common Stock.  The Series B Warrants and Series C Warrants are not exercisable for six (6) months following the issuance date

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

See Exhibit Index beginning on page II-7 of this registration statement.

ITEM 17.  UNDERTAKINGS.

Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 15 of this registration statement or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on October 16, 2019.

SRAX, INC.

By:	/s/ CHRISTOPHER MIGLINO
Christopher Miglino,
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ CHRISTOPHER MIGLINO	Chief Executive Officer, President and Director	October 16, 2019
Christopher Miglino	(Principal Executive Officer)

/S/ MICHAEL MALONE	Chief Financial Officer	October 16, 2019
Michael Malone	(Principal Financial and Accounting Officer)

*	Chief Operating Officer, Director	October 16, 2019
Kristoffer Nelson

*	Director	October 16, 2019
Mark Savas

*	Director	October 16, 2019
Malcolm CasSelle

*	Director	October 16, 2019
Robert Jordan

*	Director	October 16, 2019
Colleen DiClaudio

* /s/ Christopher Miglino
Attorney – in – Fact

EXHIBIT INDEX

			Incorporated by Reference
		Filed/
Exhibit		Furnished		Exhibit		Filing
No.	Description	Herewith	Form	No.	File No.	Date

3.01(i)	Certificate of Incorporation, filed on 8/3/11		S-1	3.01(i)	333-179151	1/24/12
3.02(i)	Certificate of Correction to Certificate of Incorporation, filed on 8/31/11		S-1	3.01(ii)	333-179151	1/24/12
3.03(i)	Certificate of Amendment to Certificate of Incorporation authorizing 1:5 reverse stock split		8-K	3.5	000-54996	9/19/16
3.04(i)	Certificate of Designation of Series 1 Preferred Stock		8-K	3.4	000-54996	8/22/13
3.05(i)	Certificate of Designation of BIGToken Preferred Tracking Stock	*
3.05(ii)	Bylaws of SRAX, Inc. adopted in August 2011		S-1	3.03	333-179151	1/24/12
4.01	Specimen of Class A Common Stock Certificate		8-A12B	4.1	001-37916	10/12/16
4.02	Class A Common Stock Purchase Warrant Issued to Investors in October 2014		8-K	4.7	000-54996	11/4/14
4.03	Class A Common Stock Purchase Warrant issued in Steel Media Transaction dated October 30, 2014		8-K	4.8	000-54996	11/4/14
4.04	Class A Common Stock Warrant issued in September 2016 Offering		8-K	4.6	000-54996	10/6/16
4.05	Class A Common Stock Warrant issued to October 2013 Offering		8-K	4.7	000-54996	10/24/13
4.06	Class A Common Stock Warrant issued to T.R. Winston & Company issued 8/22/13		10-Q	4.5	000-54996	11/13/13
4.07	Class A Common Stock Warrant issued to Investors in January 2014 Offering		8-K	4.6	000-54966	1/27/14
4.08	Class A Common Stock Warrant issued to Investors in September 2016		8-K	4.6	000-54966	10/6/16
4.09	Class A Common Stock Warrant issued to Investors in January 2017 Offering		8-K	4.1	001-37916	1/4/17
4.10	Class A Common Stock Warrant issued to Investors in January 2017 Offering (2nd Warrant)		8-K	4.2	001-37916	1/4/17
4.11	Class A Common Stock Placement Agent Warrant issued in January 2017 Offering		8-K	4.3	001-37916	1/4/17
4.12	Class A Common Stock Placement Agent Warrant issued in October 2016 Offering		10-K	4.12	001-37916	3/31/17
4.13	Class A Common Stock Warrant issued in Leapfrog Media Trading Acquisition		10-K	4.13	001-37916	4/2/18
4.14	Form of 12.5% Secured Convertible Debenture issued in April 2017 Offering		8-K	4.2	001-33672	4/21/17

4.15	Class A Common Stock Warrant issued in April 2017 Offering		8-K	4.1	001-33672	4/21/17
4.16	Form of Class A Common Stock Placement Agent Warrant issued in April 2017 Offering		8-K	4.3	001-33672	4/21/17
4.17**	2016 Equity Compensation Plan		DEF 14A	A-1	001-37916	1/20/17
4.18**	2014 Equity Compensation Plan		8-K	10.33	000-54996	11/10/14
4.19	2012 Equity Compensation Plan		S-1	4.02	333-179151	1/24/12
4.20	Form of Stock Option Agreement for 2012, 2014 and 2016 Equity Compensation Plan		S-1	4.03	333-179151	1/24/12
4.21	Form of Restricted Stock Unit Agreement for 2012, 2014 and 2016 Equity Compensation Plan		8-K	4.04	333-179151	1/24/12
4.22	Form of Restricted Stock Award Agreement for 2012, 2014 and 2016 Equity Compensation Plan		8-K	4.05	333-179151	1/24/12
4.23	Form of 12.5% Secured Convertible Debenture issued in October 2017 Offering		8-K	4.01	001-37916	10/27/17
4.24	Class A Common Stock Warrant Issued to Investors and Placement Agents in October 2017 Offering		8-K	4.02	001-37916	10/27/17
4.25	Amended and Restated Schedule 2 to 12.5% Senior Secured Convertible Debentures		8-K	4.01	001-37916	7/30/18
4.26	Series B Warrant issued pursuant to redemption of 12.5% Senior Secured Convertible Debentures		8-K	4.01	001-37916	11/30/18
4.27	Form of Placement Agent Warrant from April 2019 Offering		8-K	4.01	001-37916	4/10/19
4.28	Form of Series A warrant issued in August 2019 Offering		8-K	4.01	001-37916	8/14/19
4.29	Form of Series B and C warrant issued in August 2019 Offering		8-K	4.02	001-37916	8/14/19
4.30	Form of Placement Agent Warrant issued in August 2019 Offering		8-K	4.03	001-37916	8/14/19
5.01	Opinion of Silvestre Law Group, P.C.	+
10.01	Purchase Agreement among Richard Steel, Steel Media, and SRAX, dated 10/30/14		8-K	2.1	000-54996	11/4/14
10.02	Asset Purchase Agreement with LeapFrog Media Trading dated 4/20/17		10-K	10.02	001-37916	4/2/18
10.03	Amendment to Asset Purchase Agreement with Leapfrog Media Trading dated 8/17/17		10-K	10.03	001-37916	4/2/18
10.04	Transition Services Agreement in Leapfrog Media Trading Transaction		10-K	10.04	001-37916	4/2/18
10.05	Sample Leakout Agreement in Leapfrog Media Trading Transaction		10-K	10.05	001-37916	4/2/18
10.06	Form of Securities Purchase Agreement for April 2017 Offering		8-K	10.1	001-37916	4/21/17
10.07	Form of Security Agreement for April 2017 Offering		8-K	10.2	001-37916	4/21/17
10.08	Form of Registration Rights Agreement for April 2017 Offering		8-K	10.3	001-37916	4/21/17
10.09	Form of Securities Purchase Agreement for October 2017 Offering		8-K	10.01	001-37916	10/27/17

10.10	Form of Registration Rights Agreement for October 2017 Offering	8-K	10.02	001-37916	10/27/17
10.11**	Employment Agreement with Christopher Miglino dated 1/1/12	S-1	10.01	333-179151	1/24/12
10.12**	Employment Agreement with Erin DeRuggiero dated 10/19/15	10-K	10.3	000-54996	2/26/16
10.13**	Employment Agreement with Joseph P. Hannan dated 10/17/16	10-Q	10.48	001-37916	11/14/16
10.14**	Employment Agreement with Richard Steel dated 10/30/14	8-K	10.27	000-54996	11/4/14
10.15**	Employment Agreement with Chad Holsinger dated 10/30/14	8-K	10.28	000-54996	11/4/14
10.16	Employment Agreement with Adam Bigelow dated 10/30/14	8-K	10.29	000-54996	11/4/14
10.17**	Separation Agreement and Release with Richard Steel dated 1/25/17	8-K	10.1	333-215791	1/27/17
10.18**	Employment Agreement with Dustin Suchter dated 12/19/14	8-K	10.36	000-54996	12/22/14
10.19**	Form of Proprietary Information, Inventions and Confidentiality Agreement	S-1	10.03	333-179151	1/25/12
10.20**	Form of Indemnification Agreement with Officers and Directors	S-1	10.04	333-179151	1/25/12
10.21	Indemnification Agreement with Richard Steel dated 10/30/14	8-K	10.30	333-215791	11/4/14
10.22	Sublease for principal executive offices dated 8/12/12 with TrueCar, Inc.	S-1	10.16	333-193611	1/28/14
10.23	Services Agreement with Servicios y Asesorias Planic, S.A. de cv dated 1/25/13	10-K	10.9	000-54996	3/31/15
10.24	Sublease Agreement with Amarcore, LLC dated 1/1/15	S-1	10.17	333-206791	9/4/15
10.25	Advisory Agreement with Kathy Ireland Worldwide, LLC dated 11/14/16	10-Q	10.49	001-37916	11/14/16
10.26	Financing and Security Agreement with FastPay Partners, LLC	8-K	10.41	000-54996	9/23/16
10.27	Share Acquisition and Exchange Agreement with Five Delta, Inc.	8-K	10.34	000-54996	12/22/14
10.28	Secured Subordinated Promissory Note to Richard Steel dated 10/30/14	8-K	10.18	000-54996	11/4/14
10.29	Subordination Agreement with Richard Steel and Victory Park Management, LLC dated 10/30/14	8-K	10.22	000-54996	11/4/14
10.30	Securities Purchase Agreement for January 2017 Offering	8-K	10.1	001-37916	1/4/17
10.31	Placement Agent Agreement for January 2017 Offering with Chardan Capital Markets	8-K	10.2	001-37916	1/4/17
10.32	Financing Agreement with certain Lenders and Victory Park Management, LLC	8-K	10.23	000-54996	11/4/14
10.33	First Amendment to Financing Agreement dated 5/14/15	10-Q	10.38	000-54996	5/15/15
10.34	Pledge and Security Agreement with Steel Media and Victory Park Management, LLC dated 10/30/14	8-K	10.25	000-54996	11/4/14

10.35	Registration Rights Agreement dated 10/30/14		8-K	10.26	000-54996	11/4/14
10.36	Forbearance Agreement with Steel Media, Five Delta, Inc, Lenders and Victory Park Management, LLC dated 8/22/16		8-K	10.46	000-54996	8/24/16
10.37	Letter Agreement dated 1/5/17		10-K	10.35	001-37916	3/31/17
10.38	Insider Trading Policy adopted as of 2/23/16		10-K	10.36	001-37916	3/31/17
10.39**	Agreements with Erin DeRuggiero dated March 20, 2018		10-Q	10.38	001-37916	5/15/18
10.40	Amendment to Registration Rights Agreement associated with October 2017 Debenture Financing		10-Q/A	10.39	001-37916	5/24/18
10.41	Form of Asset Purchase Agreement with Halyard MD Opco		8-K	10.01	001-37916	7/30/18
10.42**	Employment Agreement with Michael Malone dated 12/15/18		8-K	10.01	001-37916	12/20/18
10.43	Form of Securities Purchase Agreement for April 2019 Offering		8-K	10.01	001-37916	4/10/19
10.44	Form of Placement Agent Agreement from April 2019 Offering		8-K	10.02	001-37916	4/10/19
10.45	Form of Securities Purchase Agreement from August 2019 Offering		8-K	10.01	001-37916	8/14/19
10.46	Form of Placement Agent Agreement with Bradley Woods & Co. for August 2019 Offering		8-K	10.02	001-37916	8/14/19
10.47	Form of Placement Agent Agreement with WestPark Capital for August 2019 Offering		8-K	10.03	001-37916	8/14/19
18.01	Preference Letter regarding Change in Accounting Principle		10-Q	18.1	001-37916	11/14/16
23.01	Consent of RBSM, LLP	*
23.02	Consent of Silvestre Law Group, P.C. (included in Exhibit 5.01)	+
24.01	Power of Attorney		S-1	24.01	333-229606	2/11/19
99.01	Tracking Stock Policy	*
101.INS	XBRL Instance Document	*
101.SCH	XBRL Taxonomy Extension Schema	*
101.CAL	XBRL Taxonomy Extension Calculation Linkbase	*
101.DEF	XBRL Taxonomy Extension Definition Linkbase	*
101.LAB	XBRL Taxonomy Extension Label Linkbase	*
101.PRE	XBRL Taxonomy Extension Presentation Linkbase	*

———————

**	Management contracts or compensation plans or arrangements in which directors or executive officers are eligible to participate.
+	To be filed by Amendment